           As filed with the Securities and Exchange Commission on July 12, 2004
                                                     REGISTRATION NO. 333-115613

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _____________________

                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             _____________________

                              GENIUS PRODUCTS, INC.
                 (Name of small business issuer in its charter)

            NEVADA                                       33-0852923
   (State or Jurisdiction of                (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                      5099
                          (Primary Standard Industrial
                           Classification Code Number)

                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
                                 (858) 793-8840
        (Address and telephone number of principal executive offices and principal place of business)

                                  KLAUS MOELLER
                             CHIEF EXECUTIVE OFFICER
                              GENIUS PRODUCTS, INC.
                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
                                 (858) 793-8840
            (Name, address and telephone number of agent for service)
                             _____________________

                                   Copies to:
                             Allen Z. Sussman, Esq.
                             Morrison & Foerster LLP
                        555 West Fifth Street, Suite 3500
                       Los Angeles, California 90013-1024
                                 (213) 892-5200
                              (213) 892-5454 (fax)
                             _____________________

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, check the following box. [ ]

                                        CALCULATION OF REGISTRATION FEE
============================================= ================= ==================== ================== =============
                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE    OFFERING PRICE PER       AGGREGATE      REGISTRATION
              TO BE REGISTERED                 REGISTERED(1)          UNIT(2)         OFFERING PRICE        FEE
--------------------------------------------- ----------------- -------------------- ------------------ -------------
Shares of common stock, par value $0.001        9,438,105              $1.70          $16,044,778.50     $2,032.87
--------------------------------------------- ----------------- -------------------- ------------------ -------------
Shares of common stock, par value $0.001(3)    11,344,111              $1.70          $19,284,988.70     $2,443.41
--------------------------------------------- ----------------- -------------------- ------------------ -------------
Total                                          20,782,216              $1.70          $35,329,767.20     $4,476.28*
============================================= ================= ==================== ================== =============

(1) All 20,782,216 shares registered pursuant to this registration statement are to be offered by the selling shareholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced below.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the average of the high and low price as reported on the Over the Counter Bulletin Board on May 14, 2004.
(3) Represents a total of 11,344,111 shares of common stock issuable upon the exercise of warrants held by the selling shareholders.

* A filing fee in the amount of $4,476.28 was previously paid with our original filing on May 18, 2004.

                       __________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS                           Subject To Completion, dated July 12, 2004

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              GENIUS PRODUCTS, INC.

                              20,782,216 SHARES OF
                                  COMMON STOCK

         This prospectus relates to an aggregate of up to 20,782,216 shares of our common stock, which may be offered by the selling stockholders identified in this prospectus for their own account. Of such shares, 9,438,105 shares were outstanding as of May 18, 2004, and 11,344,111 shares are issuable upon exercise of warrants that we have issued to the selling shareholders. Our filing of the registration statement of which this prospectus is a part is intended to satisfy our obligations to certain of the selling shareholders to register for resale the shares issued to them and the shares issuable upon exercise of the warrants issued to them. The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

         We will not receive any proceeds from the sale of the shares by these selling shareholders. We may, however, receive proceeds in the event that some or all of the warrants held by the selling shareholders are exercised.

         Unless the context otherwise requires, the terms "Genius Products", "we", "us" or "our" refer to Genius Products, Inc.

         Our common stock is listed on the Over the Counter Bulletin Board under the symbol "GNPI.OB". The last reported sales price per share of our common stock, as reported by the Over the Counter Bulletin Board on May 14, 2004 was $1.68.

                       _________________________________

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                       _________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is ___________, 2004

                                TABLE OF CONTENTS


                                                                            Page

NOTICE ABOUT FORWARD-LOOKING STATEMENTS........................................5
PROSPECTUS SUMMARY.............................................................6
RISK FACTORS...................................................................7
USE OF PROCEEDS...............................................................12
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS......................12
DIVIDEND POLICY...............................................................13
BUSINESS......................................................................13
LEGAL PROCEEDINGS.............................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS....................................................20
MANAGEMENT....................................................................26
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS..........................30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................32
DESCRIPTION OF SECURITIES.....................................................34
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................................34
PLAN OF DISTRIBUTION..........................................................35
SELLING SHAREHOLDERS..........................................................36
LEGAL MATTERS.................................................................45
EXPERTS.......................................................................45
AVAILABLE INFORMATION.........................................................45

INDEX TO FINANCIAL STATEMENTS.................................................46

                                     PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.........................II-1
ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.......................II-1
ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES...........................II-1
ITEM 27.  EXHIBITS..........................................................II-4
ITEM 28.  UNDERTAKINGS......................................................II-7
SIGNATURES..................................................................II-8

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

                     NOTICE ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus, any supplement to this prospectus and the documents incorporated by reference include "forward-looking statements". To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of this prospectus.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

OUR COMPANY

         Genius Products, Inc. is a family-entertainment company that produces, publishes and distributes digital video discs ("DVDs"), videos ("VHS"), compact discs ("CDs") and cassettes. We license, and intend to license further, the audio and video rights of other well-known and best-selling children's and family brands. We have also developed a line of plush products that we plan to launch in the fourth quarter of this year.

         Over the coming years, we intend to expand our children's and family entertainment brands to be a leading provider of family entertainment products. We plan to publish cassettes, CDs, DVDs, videos and other interactive media for the entire family under our brand names. In addition to our own branded products aimed at babies, infants and children, we are producing other family entertainment music and video titles and gift sets that we intend to sell to our current retail accounts under licensed brand names such as AMC(TM), TV Guide(TM), Hollywood Classics(TM), Curious George(TM) and Guess How Much I Love You(TM). Risks associated with our expansion plans include possible changes in consumer tastes and preferences for our current and new products, which may reduce demand for our products, and the possible loss of our relationships with material current and future retail accounts, which may affect our distribution channels.

         For the fiscal year ended December 31, 2003, our net revenues were $3,068,506 and our net loss was $2,742,676. For the quarter ended March 31, 2004, our net revenues were $3,131,389 and net loss was $798,552.

         We were incorporated in January 1996 under the name Salutations, Inc. ("Salutations"). Salutations was a public company that merged with International Trade and Manufacturing Corporation in 1997. The merged company was involved in the design, development and distribution of semi-precious and precious gemstone and costume jewelry. In October 1999, we changed our name to Genius Products, Inc., to reflect our primary business of producing, publishing and distributing children's audio and video products. We have evolved the business since then, adding family entertainment product to the mix. Our corporate headquarters are in Solana Beach, California.


THE OFFERING

Common stock offered by selling shareholders          20,782,216 shares, assuming full exercise of the warrants.
(including shares underlying warrants)                This number represented approximately 85.04% of our current outstanding stock as of May 18, 2004.(1)

Common stock to be outstanding after the offering     35,782,274 shares (assuming full exercise of the
                                                      warrants)

Proceeds to Genius                                    We will not receive proceeds from the
                                                      resale of shares by the selling shareholders.
                                                      If all warrants are fully exercised without
                                                      using any applicable cashless exercise
                                                      provisions, we will receive approximately
                                                      $20,874,910 in cash from the warrant holders.

Use of proceeds                                       Working capital

Over the Counter Bulletin Board Symbol                GNPI.OB


(1) Based on 24,438,163 shares of common stock outstanding as of May 14, 2004, which excludes: (i) up to 6,570,988 shares of common stock issuable upon exercise of employee and consultant stock options, (ii) a warrant to purchase 12,500 shares of common stock at a price of $5.12 per share, (iii) a warrant to purchase 162,000 shares of common stock at a price of $0.63 per share, (iv) five warrants, each to purchase 28,572 shares of common stock at an exercise price of $1.40 per share, and (v) a warrant to purchase 100,000 shares of common stock at a price of $2.00 per share. The warrants described in this footnote are not being registered for resale.

                                  RISK FACTORS

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ARE REALIZED, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS:

WE HAVE A HISTORY OF SIGNIFICANT LOSSES, AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

         We have incurred operating losses in every quarter since we commenced operations. As of December 31, 2003, we had an accumulated deficit of approximately $15.5 million. Our net loss for the year ended December 31, 2003, was approximately $2.7 million; our net loss for the year ended December 31, 2002, was approximately $2.8 million; and our net loss for the year ended December 31, 2001, was approximately $2.4 million. We expect to continue to devote substantial resources to acquire additional licenses, to develop additional proprietary DVD and VHS products, and continue our sales and marketing activities, including our branding efforts. As a result, our operating losses may increase. Our continued operational loss may have a material adverse effect upon the value of our common stock and may jeopardize our ability to continue our operations.

WE MUST ESTABLISH AND MAINTAIN STRONG BRAND IDENTITY TO COMPETE EFFECTIVELY.

         We believe that continuing to strengthen our "Genius" brand names and other brand names we license will be critical to achieve widespread acceptance of our products. Favorable public perception of our branded products will depend largely on our ability to continue providing users with high-quality products and the success of our marketing efforts. We plan to increase our marketing expenditures to create and maintain brand recognition. However, brand promotion activities may not yield increased revenues and, even if they do, any increased revenues may not offset the expenses we incur in building our brands.

THE LOSS OF ANY OF OUR MAJOR CUSTOMERS COULD HARM US.

         In 2003, our two largest customers, Anderson Merchandising, Inc., and Target Corporation, accounted for 36% and 18% of our net revenues, respectively. In 2002, our three largest customers accounted for 37%, 20% and 12% of our net revenues, respectively. At December 31, 2003, three customers accounted for 72% of accounts receivable. The loss of any of these significant customers could have a material adverse effect upon the value of our common stock and our business, operations and financial condition.

WE ARE DEPENDENT UPON KEY PERSONNEL.

         We are dependent on our executive officers, the loss of any one of whom would have an adverse effect on us. While we have employment agreements with our executive officers, unforeseen circumstances could cause these persons to no longer be available to render their services to us. If we are unable to retain a skilled management team, it would have a material adverse effect upon the value of our common stock and our business, operations and financial condition.

PAYMENTS DUE UNDER EMPLOYMENT AGREEMENTS COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

         Under the terms of employment agreements with all of our executive officers, certain payments amounting to an aggregate maximum of approximately $1,117,750 could become due that might have a material adverse effect upon our liquidity and results of operations. Payments would be due if we have a change of control and our executives are terminated without cause. If an executive dies or is terminated without cause, severance pay averaging up to $206,250 per executive would be due.

WE MAY HAVE TO REPURCHASE SOME OF OUR OUTSTANDING COMMON STOCK AT PRICES HIGHER THAN CURRENT MARKET PRICES.

         During the period 1997 through 1999, we issued shares in Arizona, Pennsylvania and Washington, for which no share registration filings were made under the securities laws of those states and for which exemptions or preemptions from registration may be unavailable. In order to comply with the laws of those states, we have offered (in Arizona and Pennsylvania) and may offer (in Washington) to repurchase all such shares from investors who originally acquired them from us and who were residents in those states at the time of purchase. Each investor who accepts the offer received or will receive the price per share they originally paid, plus interest where applicable, accrued from the date of initial purchase to the date of repurchase.

         We previously estimated the potential cost to us of conducting this repurchase to be approximately $500,000 for the approximately 70,000 shares subject to repurchase (adjusted for the reverse stock split of April 10, 2001). Without an offer to repurchase the shares, there was a risk that the shareholders involved might seek to exercise certain rights as creditors or seek to enforce claims for breach of contract. Additionally, such investors, before the running of applicable statutes of limitations, might have filed complaints with the applicable securities regulatory body of these states and such governmental bodies could have taken various actions against us requiring us to conduct these repurchase offers. In addition, interest would continue to accrue on the outstanding amounts owed to shareholders in Arizona, Pennsylvania and Washington at annual rates of 10%, 6% and 8%, respectively.

         As described in more detail in "Legal Proceedings", on September 23, 1999, the Securities Administrator of the State of Washington filed a Summary Order to Cease and Desist against us with the State of Washington Department of Financial Institutions Securities Division. The relief sought is that we cease and desist from violations of certain sections of the Securities Act of Washington. We are currently in discussions with the Securities Administrator to resolve all claims based on the allegations set forth in the Summary Order to Cease and Desist. We anticipate that any resolution of this matter with the Securities Administrator would include our making an offer to repurchase these securities for the amount paid for them, plus interest thereon from the date of purchase. We believe that because the price of our common stock is significantly lower than the original purchase price paid by affected shareholders, they would be likely to accept repurchase offers. If the Securities Administrator requires us to enter into an administrative order to resolve this matter, it may affect our business or our ability to raise capital in the State of Washington and those states where having an outstanding administrative order may result in the loss of certain available exemptions from registration of securities.

         We made voluntary rescission offers in Arizona and Pennsylvania, including an interest payment from the date of purchase at an annual rate of 10% and 6%, respectively, on the stock purchase price. We have paid a total of $64,487 to date to investors accepting the rescission offer in those states. We have accrued a liability of $428,936 of June 30, 2004, representing the amount of stock purchased and accrued interest for Washington investors, including interest at an annual rate of 8%, and for one investor in Pennsylvania whose rescission offer is still pending.

WE ARE DEPENDENT UPON NEW PRODUCTS.

         Our future growth will be dependent on our ability to identify and develop products which can be sold at acceptable margins through wholesale and retail outlets, as well as on the Internet, and on our ability to acquire the necessary rights to market and distribute such products and to enter into arrangements with third-party manufacturers and distributors to produce and distribute such products. There can be no assurance that we will be successful in identifying and developing quality products that may be successfully marketed through these channels or in entering into relationships with third-party manufacturers and distributors. A failure to identify and develop new products would have a detrimental impact on our future performance.

WE ARE DEPENDENT ON OUR LICENSING AND DISTRIBUTION RELATIONSHIPS.

         Our future growth will be dependent on our ability to maintain our distribution and licensing relationships. There can be no assurance that we will be successful in maintaining and developing these relationships, or, that if we are successful in maintaining and developing these relationships, that our distribution and licensing relationships will result in a positive effect on our future performance.

OUR PRODUCTS ARE SUBJECT TO RETURNS.

         Major distributors to which we sell have in the past returned significant amounts of products to us if it has not sold in accordance with their expectations or if we have newer versions of the product available. We expect that they will continue to do so in the future and anticipate a certain level of returns, accounting for such when recognizing revenue based upon our historic return rates and estimates of returns based upon new product introduction. If product returns are significantly greater than we anticipate, it will negatively impact our net revenues.

OUR PRODUCTS ARE SUBJECT TO INDUSTRY AND CONSUMER TRENDS.

         Our growth in sales has been based in part on both the evolution of consumer tastes and preferences towards educational and entertaining products for babies and children, in part due to publicity on the effect of music on child development, and an increase in purchases of DVDs as a popular form of family entertainment. There are differences of opinion, however, in the scientific community regarding the positive impact of music and video products on child development, and a change in consumer tastes and preferences regarding products, as well as our products directed to other consumers, may have an adverse effect on our results of operations. There can be no assurance that consumer tastes and preferences will continue to favor our products and marketing segments.

OUR MARKETS ARE HIGHLY COMPETITIVE.

         Increased competition could result in reduced margins or loss of market share, any of which could harm both our retail and e-commerce businesses. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our present and potential competitors enjoy substantial competitive advantages, including larger numbers of users, more fully developed e-commerce opportunities, larger technical, production and editorial staffs, and substantially greater financial, marketing, technical and other resources. If we do not compete effectively or if we experience any pricing pressures, reduced margins or loss of market share resulting from increased competition, our business could be adversely affected.

RAPID TECHNOLOGICAL CHANGE COULD RENDER OUR CURRENT PRODUCTS OBSOLETE.

         The market for cassettes, CDs, VHS and DVD technology is subject to change. There can be no assurance that over time these technologies will not be affected by competition from another form of information storage and retrieval technology, such as on-line information services. A further strong advance in the technology surrounding cable and satellite that would give consumers access to information and entertainment may limit the expansion of the market for applications based on cassettes, CDs, VHS and DVDs. The replacement of our technology by another information storage and retrieval technology, or the replacement of existing technology by a new technology at a pace too rapid for production adjustments, may also have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO TRADEMARK INFRINGEMENT CLAIMS.

         We may be held liable for copyright or trademark infringement if the content or packaging of our cassettes, CDs, VHS, DVDs or other products infringes upon the copyrights or trademarks of others. Such claims of infringement, if brought, could have a material adverse affect on our business or financial condition. In addition, if it comes to our attention that third parties may be infringing upon our trademarks in certain product categories, we may prosecute as we deem necessary any such infringements. Defending our intellectual property rights may be costly in terms of legal fees and management time. Expenditure of significant legal fees could have a material adverse effect on our financial condition and no assurance can be made that we would prevail in any litigation defending our intellectual property rights. Failure to take necessary defensive legal action for lack of cash could result in compromising our rights to our intellectual property, which would have a material adverse effect on our business, our financial position and the value of our intellectual property.

WE ARE DEPENDENT UPON LONG-TERM FINANCING.

         Our ability to implement our business plan and grow is dependent on raising a significant amount of capital. We have sustained our operations in large part from sales of our equity. There can be no assurance that we will be able to successfully generate revenues or raise additional funds sufficient to finance our continued operations. In the long term, failure to generate sufficient revenues or obtain financing would have a material adverse effect on our business, operations and financial condition and would jeopardize our ability to continue our operations.

WE MAY NOT BE ABLE TO UTILIZE OUR NET OPERATING LOSS.

         In 1996, 1997, 1998, 1999, 2000, 2001, 2002 and 2003, we incurred losses resulting in a net operating loss carryforward as of December 31, 2003, of approximately $11,825,000 and $6,420,000 for federal and state income tax purposes, respectively. The federal and state net operating losses begin to expire in 2011 and 2004, respectively. Because we anticipate significant expenditures with respect to implementing our business plan, there is a risk that we will be unable to make enough profits, if any, during the net operating loss carryforward period to realize the deferred income tax asset.

RISKS RELATED TO OUR COMMON STOCK:

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND MAY EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

         Because of the limited trading market for our common stock, and because of the significant price volatility, stockholders may not be able to sell their shares of common stock when they desire to do so. In 2002, our stock price ranged from a high of $2.83 to a low of $0.62, and in 2003, our stock price ranged from a high of $2.45 to a low of $0.72. The inability to sell shares in a rapidly declining market may substantially increase the risk of loss as a result of such illiquidity and the price for our common stock may suffer greater declines due to its price volatility.

OUR COMMON STOCK IS TRADED ON THE OTCBB, WHICH MAY BE DETRIMENTAL TO INVESTORS.

         Our shares of common stock are currently traded on the Over the Counter Bulletin Board ("OTCBB"). Stocks traded on the OTCBB generally have limited trading volume and exhibit a wide spread between the bid/ask quotation.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES WHICH MAY BE DETRIMENTAL TO INVESTORS.

         Our common stock is subject to Rule 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock. Additionally, our common stock is subject to the SEC regulations for "penny stock". Penny stock includes any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

WE WILL INCUR CERTAIN EXPENSES IN CONNECTION WITH THIS REGISTRATION.

         We are required to pay the fees and expenses incurred by us incident to the registration of the shares under this registration statement, and to reimburse the fees and disbursements of counsel for certain of the selling shareholders up to $7,500. We have also agreed to indemnify certain of the selling shareholders against losses, claims, damages and liabilities arising out of relating to any misstatements or omissions in this registration statement or prospectus, including liabilities under the Securities Act.

                                 USE OF PROCEEDS

         This prospectus relates to 20,782,216 shares of our common stock, which may be sold from time to time by the selling shareholders. We will not receive any part of the proceeds from the sale of common stock by the selling shareholders. If all warrants are fully exercised without using any applicable cashless exercise provisions, we will receive approximately $20,874,910 in cash from the warrant holders. Any proceeds received by us from the exercise of the warrants will be used by us for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         On November 9, 1999, following our name change to Genius Products, Inc., our stock symbol changed from ITMH to GNUS. Following our reverse stock split on April 10, 2001, our stock symbol changed from GNUS to GNPI. The market represented by the OTCBB is extremely limited and the price for our common stock quoted on the OTCBB is not necessarily a reliable indication of the value of our common stock. The following table sets forth the high and low bid prices for shares of our common stock for the periods noted, as reported on the OTCBB. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The prices reflect the reverse stock split which occurred on April 10, 2001.

                  YEAR                 PERIOD             HIGH               LOW
                  ----                 ------             ----               ---
         Fiscal Year 2002         First Quarter           1.59              0.62
                                  Second Quarter          2.83              1.42
                                  Third Quarter           2.21              1.08
                                  Fourth Quarter          1.19              0.68
         Fiscal Year 2003         First Quarter           1.18               .76
                                  Second Quarter          1.26               .72
                                  Third Quarter           1.85              1.01
                                  Fourth Quarter          2.45              1.20
         Fiscal Year 2004         First Quarter           2.90              1.99

         Our common stock is subject to Rule 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.

SHAREHOLDERS

         As of May 14, 2004, we had approximately 24,438,163 shares of common stock issued and outstanding which were held by approximately 456 shareholders of record. The transfer agent for our common stock is Interwest Transfer Company, 1981 East 4800 South, Salt Lake City, Utah 84117.

                                 DIVIDEND POLICY

         Our board of directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We do not expect to authorize the payment of cash dividends on our shares of common stock in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements and other business and financial considerations.

                                    BUSINESS

OVERVIEW

         Genius Products, Inc. is a family-entertainment company that produces, publishes and distributes digital video discs ("DVDs"), videos ("VHS"), compact discs ("CDs") and cassettes. Our products are sold at retail outlets nationwide and, to a lesser extent, internationally, either through distributors we sell to or retailers we sell to directly. We also sell our products through various websites on the Internet, including our own, www.geniusproducts.com. We market both proprietary and licensed brand products.

         Our corporate mission is: "TO BECOME A LEADING PROVIDER OF FAMILY ENTERTAINMENT FOCUSED ON CREATING, DEVELOPING AND ACQUIRING HIGH-QUALITY PRODUCTS AND OFFERING THEM TO THE CONSUMER AT AFFORDABLE PRICES".

         We own or have the rights to publish DVDs, VHS and music cassettes and CDs under the following trademarked brands. We also offer other products as described below.


PROPRIETARY DVD/VHS             PROPRIETARY MUSIC      LICENSED MUSIC                  OTHER/GIFT
------------------------------- ---------------------- ------------------------------- ------------------------------
Baby Genius(TM)                 Baby Genius(TM)        Beatrix Potter(TM)              Zoo Babies(TM) Plush Collection
Kid Genius(TM)                  Kid Genius(TM)         Guess How Much I Love You(TM)   Gift Sets
Genius Entertainment(TM)        Wee Worship(TM)        Curious George(TM)              Jewelry
                                Tranquility            Spot the Dog(TM)
                                                       Raggedy Ann and Andy(TM)
LICENSED DVD/VHS                                       Paddington Bear(TM)
-------------------------------                        Rainbow Fish(TM)
TV Guide(TM)                                           The Snowman(TM)
AMC Movies(TM)                                         The Little Tikes(TM)
AMC TV for Movie People(TM)                            Tonka(TM)
AMC Monsterfest(TM)                                    My Little Pony(TM)
Hollywood Classics(TM)
BOZO the Clown(TM)


         We intend to continue to explore opportunities to develop additional licensed properties and products that build upon our family entertainment mission.

         REVENUE SOURCES

         Our current business model includes revenues from four major sources:

         1.       Sales of our branded proprietary and licensed DVDs and VHS;
         2. Sales of our branded proprietary and licensed music audio CDs and cassettes;
         3.       Sales of non-branded DVDs; and
         4.       Sales of Zoo Babies and gift sets.

         CORPORATE STRUCTURE

         We were incorporated in the State of Nevada on January 6, 1996 under the name Salutations, Inc. ("Salutations"). In September 1997, Salutations acquired all of the outstanding shares of a company called International Trade and Manufacturing Corporation ("ITM"), a Nevada corporation founded in 1992. At the time of the acquisition, Salutations was a public company with shares quoted on the Over the Counter Bulletin Board ("OTCBB"). Immediately after the acquisition, Salutations assumed all of the operations and businesses of ITM and changed its name to International Trading and Manufacturing Corporation ("ITMC"). The original business of ITM/ITMC involved the design, development and distribution of semi-precious and precious gemstone and costume jewelry. In October 1999, we changed our name again from International Trading and Manufacturing Corporation to Genius Products, Inc., to reflect our primary business of producing, publishing and distributing children's audio and video products. We have evolved the business since then, adding family audio and video entertainment products and a line of plush products to the mix.

         DVD AND VHS PRODUCTS

         We believe that the DVD market is a fast growing entertainment format. Genius Products has made the strategic decision to try to become a more significant participant in the DVD marketplace. We intend to continue to expend additional resources on product development. Through an agreement with Falcon Picture Group, LLC ("Falcon"), we have access to over 20,000 classic public domain movies and television shows, and we are digitally re-mastering selected shows and enhancing their sound. We also sublicense the TV Guide(TM) and AMC (American Movie Classics(TM)) brand names through our Falcon agreement. We plan to distribute these AMC and TV Guide branded digitally remastered classic movies and television programs on DVD and radio shows with other brand names on CD through our existing distribution network to major mass-market retailers.

         On September 8, 2003, we entered into a license agreement with Falcon for the exclusive rights to distribute a majority of its audio and video products, including AMC branded DVD movie and television collections, in the U.S. and Canada. This agreement expires on July 1, 2006, with an automatic renewal for an additional three years if both parties are fulfilling their obligations under the agreement, and calls for a royalty to be paid to Falcon on the sales of the video and audio products. We have committed to pay a minimum annual royalty of $240,000. Falcon assists us in compiling what we believe to be commercially appealing DVD sets and digitally remasters a minimum of 100 hours of classic movies and television programs per year at a one-time cost of $300,000 for the first 100 hours of programming provided. For the remainder of the agreement, the next 50 hours of remastered programming we receive will cost $500 per hour. Additional hours of remastered branded programming will cost $2,500 per hour. Additional remastered non-branded programming will cost $1,000 per hour or $1,000 per movie title.

         The agreement also provides us with a three-year option to acquire Falcon's assets for $3,600,000 (payable in cash or stock or a combination of cash and stock). As consideration for the issuance of the option, we issued to Falcon 70,922 shares of our common stock, with a market value of approximately $100,000 based on the average of the closing market price of the common stock as of September 8, 2003, the date of issuance of such shares, and July 1, 2003, the effective date of the agreement, as per the terms of the agreement relating to the valuation of these shares. The specific assets and liabilities of Falcon that we may decide to acquire under this option will be negotiated by the parties at the time the acquisition is considered. BOZO(TM) television shows are licensed to us by Falcon under a separate agreement.

         AMC is a 24-hour, movie-based network which reaches over 84 million homes. AMC is devoted to showcasing and preserving the world of classic TV programs and films. In October 2003, under the Falcon agreement, we started releasing classic movies and television shows under three AMC brands: AMC Movies, AMC Monsterfest and AMC TV for Movie People.

         TV Guide has an estimated audience of approximately 100 million (including all of its various media outlets) for its entertainment information and guidance. Working with TV Guide, we plan to release "TV Guide Selects" classic television programming on DVD in the fall of 2004. We also plan to test an infomercial selling TV Guide brand products later this year.

         Baby Genius videos were introduced in 1999. They feature real life and animated images and are accompanied by classical music. There are seven Baby Genius videos and DVDs in our current video library. All seven Baby Genius videos have won the Film Advisory Board's Award of Excellence and are endorsed by Kid's First! For the Coalition for Quality Children's Media. In addition, our video "The Four Seasons" won the Kid's First! Video of the Year for 2001, and our "A Trip to the San Diego Zoo" video won Parenting Magazine's Video of the Year Award for 2002. Baby Genius videos and DVDs were distributed by Warner Home Video from 2002 until the termination of our agreement with Warner Home Video in the first quarter of 2004. As we have increased our presence in the DVD marketplace, we developed the ability to self-distribute our DVD content. As a result, we will begin self-distributing our regained line of videos and DVDs in 2004. We intend to continue to develop and release new titles in the infant and children's DVD business under the names Baby Genius and Kid Genius. We plan to release a new Baby Genius video entitled "Favorite Children's Songs" in September of 2004.

         In November 2002, we entered into an agreement to distribute the original BOZO the Clown television shows on VHS and DVD. The first two BOZO videos and DVDs were introduced to the marketplace in 2003.

         PROPRIETARY MUSIC

         In September 1998, we developed a line of classical music CDs and cassettes for children under the Baby Genius brand name. Certain published reports at the time indicated that classical music could play an important positive role in a child's mental development. We publish, distribute and license a line of musical CDs under the Baby Genius brand name which come in three series: Classical, Instrumental and Vocal. As of May 18, 2004, we had 23 titles in our Baby Genius music catalog. The CDs are sold individually and in three packs. They are endorsed by Public Radio Music Source and Minnesota Public Radio ("MPR"), a subsidiary of Minnesota Communications Group ("MCG"). MCG funded a portion of the Baby Genius development costs and has been instrumental in assisting us to obtain classical music licenses. MPR and MCG are both current shareholders and continue to work with us on music licensing and production.

         In 2003, we introduced the first two Kid Genius titles. While Baby Genius products are developed for children up to the age of three, Kid Genius music is targeted for children ages three to seven. Future releases are currently under consideration.

         LICENSED MUSIC

         We have focused on acquiring the music rights to quality children's entertainment and toy brands. In addition to developing our own Genius brand name products, we are seeking licenses for the audio and/or video rights for established third-party properties. In this regard, we have identified high-quality brands that have not licensed their music rights. We have successfully introduced seven licensed music properties in 2003, which are Guess How Much I Love You, Rainbow Fish, Curious George, Paddington Bear, Raggedy Ann and Andy, The Snowman and Spot(TM), with more new titles slated for 2004. We intend to continue to seek to license additional properties in the future.

         OTHER PRODUCTS

         We are developing other music-based products and gift sets that we expect to market to our existing retail customers. These products utilize our ability to create and provide quality music-based products through our existing distribution channels.

         Zoo Babies are collectible plush animals on pillows. We have designed 24 styles of Zoo Babies and plan to launch six styles in the fourth quarter of this year through our existing distribution channels.

         We have created a line of gift sets that includes audio CDs and a value-added item such as a picture frame or gift cards, ornaments or plush toys.

         DISTRIBUTION

         We utilize a distribution facility located centrally in Atlantic, Iowa. We sell our products directly to retailers and through key select distribution companies. Genius Products has excellent relationships with retailers nationwide and is a direct supplier to many major retailer or major distributor that carries video and/or music products. We have distribution in approximately 10,000 retail locations. Our products can be found at retail outlets nationwide, including mass retail stores such as Target, Wal-Mart, Kmart, Meijers, ShopKo, Costco and Sam's Club; children's toy stores such as Toys R us and Babies R Us; music and video stores such as Best Buy and Sam Goody; bookstores such as Borders and other non-traditional outlets.

         We have entered into distribution agreements with companies located in the United States, Canada, the Philippines, Singapore, Hong Kong, Argentina and Chile, and with the Australian Broadcasting Corporation in Australia and New Zealand. In each of these instances, we receive licensing fees for the licensed products that are produced and sold by the licensees. These products include Baby Genius music products and videos in certain countries and products developed by the licensees for sale that utilize Genius Products brand names and trademarks. While we hope to enter into relationships with other international distributors, there can be no assurance that we will do so, or, if we do enter into any such relationships, that they will be profitable. To date, our international sales have not constituted a material portion of our business.

         MARKETING AND SALES

         Our marketing and sales strategies are designed to build up the Genius brand name for the retail, Internet and licensing components of our business. We use what we consider to be innovative and relatively low-cost marketing techniques, including public relations, promotional programs, in-store advertising programs and cross-marketing with customers of our strategic partners which are useful for marketing purposes but do not generate revenues directly. We continue to exhibit our products at select industry trade shows. Our new products are marketed to our existing mass-market retail customers through our existing distribution channels.

         We own the majority of our vocal and instrumental music content. Genius Products has built a considerable catalog of royalty-free children's music that allows us to use low-cost music for most of our audio products.

         Our two largest customers in 2003 which accounted for 36% and 18% of our net revenues were Anderson Merchanding, Inc., and Target Corporation, respectively. In the first quarter of 2004, our major customer accounting for 54% of our net revenues was Dollar Tree Stores, Inc.

         THIRD-PARTY LICENSES

         We license our classical music from Naxos of America, Inc. ("Naxos"). The various license agreements we have with Naxos terminate upon the expiration of the copyright of the music that is held by Naxos, or upon our discontinuation of the product line. We also pay royalties to other parties for selected songs that were chosen for inclusion in the Baby Genius product line.

         In September 2003, we entered into a license agreement for the exclusive right to distribute a majority of Falcon Picture Group's audio and video products, including AMC branded DVD movie and television collections, in the U.S. and Canada. This agreement was amended in December 2003 to permit our worldwide distribution of Falcon's audio and video products, subject to the parameters of licensing agreements between Falcon and its licensors, and to include the TV Guide brand. This license agreement calls for a royalty to be paid on the sales of the video and audio products. Through a separate agreement with Falcon, in 2002 we obtained the right to distribute the original BOZO the Clown television shows on video and DVD. This distribution agreement calls for a distribution fee and a royalty to be paid on the sales of the Bozo videos and DVDs.

         In March 2004, we entered into a license agreement for the exclusive worldwide right to use the Hollywood Sign(TM) in connection with VHS and DVD products featuring Hollywood's films and television shows. This license agreement calls for a royalty to be paid on the sales of the Hollywood branded videos and DVDs.

         Also as discussed above, we have entered into licensing agreements to develop, manufacture and distribute music CDs in association with the books Guess How Much I Love You, Rainbow Fish, Curious George, Paddington Bear, Raggedy Ann and Andy, The Snowman, Spot, Beatrix Potter, My Little Pony, The Little Tikes and Tonka. These agreements call for a royalty to be paid on all related music sales. Ownership of the music we create for these products becomes the property of the licensor.

         COPYRIGHTS, TRADEMARKS AND LICENSES

         We have applied for trademarks under the Baby Genius, Kid Genius and other Genius names across a range of product categories. As of May 14, 2004, the status of our United States Trademark Applications are as follows:


------------------------------ ---------------------------- --------------------------- ----------------------------
MARK                           REGISTERED                   ALLOWED                     PENDING
------------------------------ ---------------------------- --------------------------- ----------------------------
Wee Worship                                                                             Music; Printed Matter;
                                                                                        Books; Clothing; Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Wee Sing                                                                                Music
------------------------------ ---------------------------- --------------------------- ----------------------------
Hollywood Classics                                                                      DVDs and Video Tapes
------------------------------ ---------------------------- --------------------------- ----------------------------
Hollywood Kids Classics                                                                 DVDs and Video Tapes
------------------------------ ---------------------------- --------------------------- ----------------------------
Movie Classics                                                                          DVDs and Video Tapes
------------------------------ ---------------------------- --------------------------- ----------------------------
TV Classics                                                                             DVDs and Video Tapes
------------------------------ ---------------------------- --------------------------- ----------------------------
Genius Entertainment                                                                    DVDs and Video Tapes
Hollywood Classics
------------------------------ ---------------------------- --------------------------- ----------------------------
Baby Genius                    Music; Books; Clothing;       Cartoon characters          Television Shows; Motion
                               Toys; Baby bottles; Infant                                Pictures; and Live
                               Cradles; Bassinets;                                       Performances by Costumed
                               Bedroom Furniture;                                        Characters
                               Highchairs; Furniture; Toy
                               Boxes; Playpens; Infant
                               Walkers; Sleeping Bags;
                               Pillows
------------------------------ ---------------------------- --------------------------- ----------------------------
Kid Genius                     Music; Books; Clothing;                                  Television Shows; Motion
                               Toys                                                     Pictures; and Live
                                                                                        Performances by Costumed
                                                                                        Characters
------------------------------ ---------------------------- --------------------------- ----------------------------
Child Genius                   Music; Books; Clothing;
                               Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Little Genius                  Music; Books; Clothing;
                               Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Parent Genius                                                                           Music; Books; Clothing;
                                                                                        Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Got Baby                                                    Advertising
------------------------------ ---------------------------- --------------------------- ----------------------------
Genius Gear                                                 Clothing
------------------------------ ---------------------------- --------------------------- ----------------------------
Genius Products                Wholesale and retail
                               services for general
                               merchandise, and
                               advertising.
------------------------------ ---------------------------- --------------------------- ----------------------------
Genius Entertainment                                        Music; DVDs and Video
                                                            Tapes
------------------------------ ---------------------------- --------------------------- ----------------------------
DJ the Dinosaur                Music; Toys                  Books; Clothing
------------------------------ ---------------------------- --------------------------- ----------------------------
Harmony the Kitty                                                                       Music; Books; Clothing;
                                                                                        Toys
------------------------------ ---------------------------- --------------------------- ----------------------------

                                       17




------------------------------ ---------------------------- --------------------------- ----------------------------
MARK                           REGISTERED                   ALLOWED                     PENDING
------------------------------ ---------------------------- --------------------------- ----------------------------
Major the Dog with the                                                                  Music; Books; Clothing;
Golden Ears                                                                             Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Oboe the Monkey                                                                         Music; Books; Clothing;
                                                                                        Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Rhythm the Rabbit                                                                       Music; Books; Clothing;
                                                                                        Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Vinko the Dancing Bear                                                                  Music; Books; Clothing;
                                                                                        Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Tempo the Tiger                                                                         Music; Books; Clothing;
                                                                                        Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Carnegie Falls                                                                          Television Shows; Motion
                                                                                        Pictures; and Live
                                                                                        Performances by Costumed
                                                                                        Characters
------------------------------ ---------------------------- --------------------------- ----------------------------
Lifetones Music                                                                         Music
------------------------------ ---------------------------- --------------------------- ----------------------------
The Zoo Collection by Kid                                   Toys
Genius
------------------------------ ---------------------------- --------------------------- ----------------------------
Zoo Babies                                                                              Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Music For Life                                                                          Music
------------------------------ ---------------------------- --------------------------- ----------------------------
Celebrate the Season                                                                    Music
------------------------------ ---------------------------- --------------------------- ----------------------------
Celebrate the Seasons                                                                   Music
------------------------------ ---------------------------- --------------------------- ----------------------------
Noah's Ark Collection                                                                   Toys
------------------------------ ---------------------------- --------------------------- ----------------------------
Noah's Babies                                                                           Toys


         The mark Baby Genius is registered in Canada and registration of the Baby Genius name in Mexico, Japan, Korea, the Philippines and the countries of the European Union is in process for product categories covering music videos, music, books, clothing and toys.

         SUPPLIERS AND COMPLIANCE WITH ENVIRONMENTAL LAWS

         We are able to obtain our CDs, cassettes, videos and DVDs from a variety of suppliers. These items are readily available, and we would not expect our production to be seriously affected by the failure of any one supplier. We are not aware of any environmental laws that directly affect our business.

         INTERNET BUSINESS

         Consumers who visit our retail website at www.GeniusProducts.com can purchase our music and video products directly from us. We are also creating a business-to-business section that will allow smaller independent retailers to order our products for resale in their stores. We believe that a continued Internet presence is desirable in that it aids in consumer sales, business-to-business sales and name recognition and, in doing so, assists our retail business.

         COMPETITION

         The retail and Internet markets for infant and toddler developmental, educational and entertainment products and for family entertainment products, including cassettes, CDs, videos and DVDs, are highly competitive. We face significant competition with respect to the number of products currently available, as well as in securing distribution and retail outlets. The costs of entry into the retail and Internet markets for competitive products are low, and there are no significant barriers to entry. There are many companies who could introduce directly competitive products in the short term that have established brand names, are better funded, have established distribution channels, and have greater resources than us.

         Within the category of family video, these established companies include Disney, Fox, Paramount, Sony, Time-Warner, Lionsgate and more. Within the category of children's music, established competitors include Disney, Kid Rhino, Madacy, Music for Little People, St. Clair, Direct Source, Twin Sisters, Great American Audio, Razor & Tie and more. Within the category of videos for children, established competitors include the Baby Einstein and Winnie-the-Pooh series by Disney Home Video, Barney series by Lyrick Studios, Dr. Suess series by Fox Home Entertainment, Little Bear series by Paramount Home Video, Paddington Bear series by Time-Life, Sesame Street series by Sony Wonder, Teletubbies and Boohbah series by PBS Home Video/Warner, Madeleine, The Jungle Book, The Little Mermaid, Fisher Price, Leapfrog, Brainy Baby and So Smart.

EMPLOYEES

         As of May 18, 2004, we had nineteen full-time employees and five part-time employees. None of our employees are represented by an organized labor union. We believe our relationship with our employees is good, and we have never experienced an employee-related work stoppage. We will need to hire and retain additional highly-qualified management personnel in order to execute our business plan. No assurance can be given that we will be able to locate and hire such personnel, or that, if hired, we will continue to be able to pay the higher salaries necessary to retain such skilled employees. In 2002, we entered into employment agreements with our executive officers that were originally for a three-year term and provided for stock options, employee benefits and severance pay in case of termination without cause of between 12 and 24 months' salary. In 2003, these agreements were amended to increase the term until January 2, 2006, and for salary increases and additional stock options. In 2004, we entered into an employment agreement with a new executive officer that provides for stock options, employee benefits and severance pay in case of termination without cause of up to six months' salary.

FACILITIES

         In November 2003, we entered into a sublease agreement for a 5,603 square foot facility located in Solana Beach, California, which we use as our principal executive offices. This sublease is for a five-year term which commenced in January 2004. Our monthly rent for this space is as follows:

MONTH OF TERM                                                           AMOUNT
-------------                                                           ------
1-12...........................................................         $11,206
13-24..........................................................         $11,598
25-36..........................................................         $12,004
37-48..........................................................         $12,424
49-60..........................................................         $12,859

         In addition to the monthly rent, we will pay for increases in common area expenses over the base year of 2004. We also have the option to extend the lease for an additional five-year period.

         On December 31, 2003, we entered into a sublease arrangement with the Meader Family Limited Trust, a related party, under which we rent a portion of a warehouse facility (approximately 8,000 square feet) in Atlantic, Iowa, for a monthly rent of $2,900. This centrally located facility is used to distribute our products to certain customers. The lease expires in December 2007.

         Also on December 31, 2003, we entered into a sublease arrangement with Ekelund Properties, LLC, a related party, under which we rent sales offices (approximately 1,300 square feet) in Excelsior, Minnesota, for a monthly rent of $1,200. This is a one-year lease with the option to renew for additional one-year periods.

         We believe that these facilities are adequate for the immediate future. However, should we experience significant growth in our revenues, we would have to seek additional space.

                                LEGAL PROCEEDINGS

         During the period 1997 through 1999, we issued approximately 70,000 shares in Arizona, Pennsylvania and Washington, for which no share registration filings were made under the securities laws of those states and for which exemptions from registration appear to be unavailable. We made voluntary rescission offers in Arizona and Pennsylvania, including an interest payment from the date of purchase at an annual rate of 10% and 6%, respectively, on the stock purchase price. We have paid a total of $64,487 to date to investors accepting the rescission offer in those states.

         On September 23, 1999, the Securities Administrator of the State of Washington (the "Securities Administrator") filed a Summary Order to Cease and Desist with the State of Washington Department of Financial Institutions Securities Division against us, the Martin Consulting Group, Martin H. Engelman, and their employees and agents. The relief sought is that the respondents cease and desist from violations of RCW 21.20.140, 21.20.040, and 21.20.010 of the Securities Act of Washington. The Summary Order to Cease and Desist alleges, among other things, that Mr. Engelman and Genius Products offered to sell shares of our common stock that were not registered in the state or otherwise qualified for an exemption from registration. Mr. Engelman represented us at the Third Annual Seattle Money Show and provided information to interested parties about us and our products.

         We are currently in discussions with the Securities Administrator to resolve all claims based on the allegations set forth in the 1999 Summary Order to Cease and Desist. This administrative order may affect our business or our ability to raise capital in the State of Washington and those states where having an outstanding administrative order may result in the loss of certain available exemptions from registration of securities. If we are unable to resolve this matter without vacating the current administrative order, we would likely contest the Summary Order to Cease and Desist at a hearing. The potential costs of a hearing and the uncertainty of the outcome may lead us to conclude, however, that not contesting the 1999 Washington Summary Order to Cease and Desist will likely be in our best interests.

         Any resolution of this matter with the Washington Securities Administrator may include our making an offer to repurchase these securities for the amount paid for them, plus interest thereon from the date of purchase at an annual rate of 8%. A total of approximately $264,000 of our shares of common stock was sold in the State of Washington. We have accrued a liability of $428,936 as of June 30, 2004, representing the amount of stock purchased and accrued interest for Washington investors and for one investor in Pennsylvania whose rescission offer is still pending. We believe that because the price of our common stock is significantly lower than the original purchase price paid by affected shareholders, they are likely to accept repurchase offers.

         We are not a party to any other legal or administrative proceedings at this time.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risks Relating to Our Business", "Description of Business" and elsewhere in this document. See "Forward-Looking Statements".

GENERAL

         Prior to the third quarter of 2003, our revenues were comprised primarily of:

         o Baby Genius and Kid Genius music product sales directly to mass retailers, distributors and independent retailers (70% of revenues for first half of 2003);

         o sales of jewelry to retailers (12% of revenues for first half of 2003);

         o licensing revenue related to licensing the Baby Genius trademark for use on various products distributed by third parties (5% of revenues for first half of 2003); and

         o royalties related to the distribution of our line of VHS and DVDs through our agreement with Warner Home Video (13% of revenues for first half of 2003).

         In an effort to expand the sales of our product line through our distribution network, we entered into agreements in 2003 to manufacture and sell music products under license from various children's books ("licensed music") and classic radio programs, branded (AMC and TV Guide) and non-branded classic movies and television shows which have been remastered for sale on DVD, and classic radio programs. Our current business model includes revenues from four major sources:

         1.    Sales of our branded proprietary and licensed DVDs and VHS;
         2. Sales of our branded proprietary and licensed music audio CDs and cassettes;
         3.    Sales of non-branded DVDs; and
         4.    Sales of Zoo Babies and gift sets.

         We began shipping the first two releases of movies on DVD, titled AMC Monsterfest and AMC Movies, in the fourth quarter of 2003. These new DVD and some of our licensed music products, along with our existing Baby Genius and Kid Genius music products, provided most of our revenue in the fourth quarter of 2003 and in the first quarter of 2004, and we expect that they will do so in the remainder of 2004. Sales of non-branded DVDs of classic movies and television shows also began in the first quarter of 2004. We do not expect royalties, licensing and other revenue to be significant in 2004, primarily due to our agreement with Warner Home Video to terminate the distribution agreement, and due to only occasional orders for jewelry. We intend to self-distribute our Baby Genius line of VHS and DVD.

         We are continuing to seek agreements for licensed music, and in the first quarter of 2004, signed agreements to develop and market music for My Little Pony, The Little Tikes and Tonka. We are also developing additional music lines and gift sets (audio CDs with gifts) for our existing retail clients.
 We began selling religious music for children entitled Wee Worship in the first quarter of 2004 as well as our new Tranquility CDs (music marketed to adults), and we are continuing to develop additional proprietary musical products to enhance our existing offerings. We intend to commence sales of Zoo Babies pillows and the gift sets in the fall of 2004.

         Within three years of our September 2003 agreement with Falcon Picture Group, LLC, we have the option to acquire its assets for $3,600,000 (payable in cash or stock or a combination of cash and stock). The specific assets and liabilities of Falcon that we may decide to acquire under this option will be negotiated by the parties at the time the acquisition is considered. We have not made a decision regarding any asset purchase at this time.

         Jewelry revenues declined in 2003 as our main jewelry customer has only ordered infrequently, and although we may continue to sell jewelry in the future, we expect to focus our efforts on selling other products and anticipate that jewelry will not be a significant contributor to revenues in the future. Licensing revenues also declined in 2003, and are also not expected to be a significant contributor to our revenues in the future. Royalties related to the distribution of our videos by Warner Home Video declined in 2003, as the sales of Baby Genius VHS and DVDs by Warner Home Video failed to reach the levels we anticipated. In the first quarter of 2004, we reached an agreement to terminate the agreement with Warner Home Video that will allow us to self-distribute the Baby Genius VHS and DVDs directly to our customers. As a result of this agreement, there will be no further royalties received. As part of the agreement, we will pay a settlement amount of $300,000 by paying a royalty on the future sales of our Baby Genius videos and DVDs, and this amount will be our maximum obligation under the settlement agreement. We also purchased the remaining inventory of our VHS and DVDs from Warner Home Video for approximately $192,000.

         We experienced delays in the signing of agreements for our new products in 2003, and in getting timely design approvals in order to start manufacturing. We also experienced delays in our internal product development and some difficulties in manufacturing the products. As a result of these delays, we only began receiving orders and shipping the new products in September 2003. We have taken action to attempt to prevent future delays, including adding new personnel and streamlining the product development process. The licensed music that was shipped in the third and fourth quarters of 2003 was Guess How Much I Love You, Rainbow Fish, Curious George, Paddington Bear, Raggedy Ann and Andy and Spot.

         We do not report our different products as segments because we do not allocate our resources among products and measure performance by product, and we do not maintain discrete financial information concerning each of them. Our chief operating decision maker receives financial information taken as a whole. Due to our size and limited resources, our sales, marketing and product development efforts are performed by the same personnel working on all of the different products and our warehousing costs also are related to all products.

         Like many retail product distributors, we experience some seasonality during the summer months when the purchasing staff of our customers may be on vacation, thereby decreasing sales in such periods. In the fourth quarter, we typically have a general increase in sales as retail inventory levels are raised in anticipation of the Christmas season.

         On March 19, 2004, we completed a private placement offering of 100 units aggregating $7 million pursuant to the exemption from registration under Rule 506 of Regulation D of the Securities Act. Proceeds to us net of commissions totaled approximately $6.4 million. We intend to use the proceeds for working capital purposes. Sands Brothers International Limited served as the selected dealer for the transaction. The private placement was priced at $70,000 per unit. Each unit consists of 50,000 shares of common stock and warrants to purchase 10,000 shares of common stock. The warrants have an exercise price of $3.00 per share and a five-year term. Pursuant to the sales of the units we issued 5,000,000 new unregistered shares of common stock and warrants to purchase up to 1,650,000 shares of common stock (including those warrants issued as compensation to the selected dealer). In accordance with the terms of the Registration Rights Agreement we entered into with the investors and the selected dealer in connection with this financing, we have agreed to file a resale registration statement for the resale of the common stock and the common stock underlying the warrants by May 18, 2004.

CRITICAL ACCOUNTING POLICIES

         Accounts receivable
         -------------------

         The allowance for doubtful accounts and provision for sales returns includes management's estimate of the amount expected to be lost or returned on specific accounts and for losses or returns on other as yet unidentified accounts included in accounts receivable. In estimating the allowance component for unidentified losses and returns, management relies on historical experience. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts and provision for sales returns in the accompanying financial statements.

         Inventories
         -----------

         Inventories consist of finished goods and are valued at the lower of cost or market, on a first-in-first-out basis. The Company regularly monitors inventory for excess or obsolete items and makes any valuation corrections when such adjustments are needed.

         Long-lived assets
         -----------------

         Depreciation and amortization of property and equipment are provided over the estimated useful lives of the assets using the straight-line method. Production masters are stated at cost net of accumulated amortization. Costs incurred for production masters, including licenses to use certain classical compositions, royalties, recording and design costs, are capitalized and amortized over a three or seven year period from the time a title is initially released, consistent with the estimated timing of revenue for a title. Patents and trademarks covering a number of the Company's products are being amortized on a straight line basis over 5 to 17 years.

         Long-lived assets are reviewed annually for impairment whenever events or changes in circumstances indicate that carrying amount of an asset may not be recoverable. Impairment is necessary when the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount of the asset.

         Revenue recognition
         -------------------

         Revenues are recorded upon the shipment of goods. Cost of sales and an allowance for returns are also recorded at the time of shipment.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

         Audio revenues for the first quarter of 2004 are composed of Baby Genius, Kid Genius and licensed music CDs that are typically sold as three packs (packages of three CDs in vinyl or chipboard sleeve packaging), although single CDs and five packs are also sold. Audio revenues increased $279,491 or 56% in the first quarter of 2004 to $778,603, as compared to $499,112 in the first quarter of 2003. This increase was the result of the sales of the new licensed music products, which more than offset a decline in Baby Genius music CDs.

         DVD and VHS revenues for the first quarter of 2004 are composed of the sales of AMC branded classic movies and television shows on DVD, non-branded classic movies and television shows on DVD and BOZO the Clown DVD and VHS units. DVD and VHS revenues were $2,497,044 during the first three months of 2004. There were no comparable revenues in the first three months of 2003 as Baby Genius videos were sold under our agreement with Warner Home Video, and we did not begin selling the new products until the third quarter of 2003. One customer, Dollar Tree Stores, Inc., who ordered non-branded classic movie and television show DVDs, accounted for $1,447,999 of the total of DVD and VHS revenues. Additionally, $1,258,130 of this amount is included in accounts receivable at March 31, 2004.

         Royalties, licensing and other revenues are composed of royalties from our prior agreement with Warner Home Video, licensing fees from the license of our Baby Genius brand name and sales of jewelry. Royalties, licensing and other revenues declined to $49,050 in the first quarter of 2004 from $123,390 in the first quarter of 2003, a decrease of $74,340, or 60%, due to reductions in revenues from all three categories, as expected.

         Gross revenues increased $2,702,195, or 434% during the quarter ended March 31, 2004, to $3,324,697, as compared to $622,502 in the same prior year period, primarily as the result of sales of new DVD and VHS products, aided by the sales of licensed music products.

         Sales returns, discounts and allowances increased $121,353, or 6% of gross revenues, in the first quarter of 2004 to $193,308, as compared to $71,955, or 12% of gross revenues in the first quarter of 2003. This reduction as a percentage of gross revenues occurred as the result of the majority of DVD and VHS revenues in the first quarter being sold without any right of return, and therefore no provision for returns was required for those sales. A provision for returns was accrued on the balance of DVD and VHS revenues, as well as on the audio revenues, using historical reserve rates.

         Net revenues increased by $2,580,842 or 469% to $3,131,389 for the three months ended March 31, 2004, from $550,547 for the three months ended March 31, 2003, due to sales of our new DVD and licensed music products.

         Cost of sales consists primarily of the cost of products sold to customers, packaging and shipping costs, and royalties paid on sales of licensed products. Audio cost of sales in the first quarter of 2004 was 44% of audio revenues, as compared to 38% during the same period in 2003, primarily due to the royalties payable on licensed music products. DVD and VHS cost of sales in the first quarter of 2004 was 64% of DVD and VHS revenues. Sales of single DVDs with no right of return at lower margins, royalties payable on licensed DVD products, and distribution pricing in order to get our products placed with a major retailer all contributed to a lower margin on DVD and VHS revenues. Royalties, licensing and other cost of sales during 2003 was 92% of revenues in the first three months of 2004 as compared to 47% in the first three months of 2003. The 2004 margin is lower primarily due to no royalty income being recorded in the 2004 period. Warehouse expenses increased by $34,764, or 208% in the first quarter of 2004, mainly due to freight in costs on increased inventory levels of multiple new products.

         Sales and marketing expenses increased by $272,726, or 134% in the three months ended March 31, 2004 as compared to the same quarter in 2003. This increase is due to increased personnel costs due to an executive bonus and the hiring of additional sales personnel, commissions payable to an outside sales representative, and increased advertising expenses.

         Product development expenses increased by $164,253, or 147% in the first quarter of 2004, as compared to the quarter ended March 31, 2003. This increase is due to increased amortization of production master costs incurred on the new products, an executive bonus and increased consulting costs. We currently anticipate that product development expenses will continue to increase for the remainder of 2004 as we add new staff and make expenditures in the continuing development of new DVD, VHS and audio products.

         General and administrative expenses increased by $547,963, or 124% in the three months ended March 31, 2004, as compared to the year earlier quarter. This increase was primarily due to increased personnel costs due as a result of executive and staff bonuses in the quarter and higher salaries, and higher costs associated with the issuance of options and warrants to non-employees in the current year quarter.

         Interest expense increased to $147,002 for the three months ended March 31, 2004 compared to $8,047 for the same period of 2003, due to interest on notes payable issued in the fourth quarter of 2003, which included the amortization of the cost of warrants issued with the notes.

         The net loss for the quarter ended March 31, 2004 of $798,552 was greater than the net loss of $479,585 for the quarter ended March 31, 2003, as the result of the increased operating expenses incurred in the current year quarter.

LIQUIDITY AND CAPITAL RESOURCES FOR THE THREE MONTHS ENDED MARCH 31, 2004

         Net cash used in operations during the three months ended March 31, 2004 was $740,993, primarily due to the net loss and increases in accounts receivable and inventories. This was partially offset by an increase in accounts payable, and the reduction in prepaid expenses. In the three months ended March 31, 2003, net cash used in operations of $422,927 was primarily the result of the net loss and increases in prepaid expenses, offset by an increase in accounts payable, depreciation and amortization and stock options granted to non-employees for services.

         Net cash used in investing activities in the three months ended March 31, 2004 was $513,247, primarily as the result of the development of production masters. In the three months ended March 31, 2003, net cash used in investing activities was $93,074, also as the result of the development of production masters.

         Cash flows from financing activities of $6,343,309 in the three month period ending March 31, 2004 were primarily from the sale of our common stock in a private placement as noted above and the exercise of options. This was partially offset by the repayment of part of the notes payable which coincided with the private placement. In the first quarter of 2003, the exercise of an option accounted for the cash flows from financing activities.

         At March 31, 2004, we had cash balances of $6,030,401. We believe that this amount, when combined with our accounts receivable from shipments at March 31, 2004, will fund our operations through the remainder of 2004. We also have sufficient liquidity to repay a $50,750 debenture and for the redemption of redeemable common stock. We intend to continue working to develop our existing brands and new products, including new children's music lines, and to increase our sales and marketing efforts in the coming year. Although we believe that our expanded product line offers us an opportunity for significantly improved revenues in 2004, no assurance can be made that we will operate on a profitable basis in the future.

RESULTS OF OPERATIONS 2003 COMPARED TO 2002

         Audio revenues for 2003 are composed of Baby Genius, Kid Genius and licensed music CDs that are typically sold as three packs (packages of three CDs in vinyl or chipboard sleeve packaging), although single CDs and five packs are also sold. Audio revenues increased $444,183 or 26% during 2003 to $2,149,096, as compared to $1,704,913 in 2002. This increase was entirely the result of the sales of the new licensed music products in the period September to December 2003.

         DVD and VHS for 2003 revenues are composed of the sales of AMC branded classic movies on DVD and BOZO the Clown DVD and VHS units. DVD and VHS revenues were $876,285 during 2003 as compared to $39,609 during 2002 as we began selling these new products in 2003. Revenues in 2002 were from Baby Genius videos that were sold prior to our agreement with Warner Home Video.

         Royalties, licensing and other revenues are composed of royalties from our prior agreement with Warner Home Video, licensing fees from the license of our Baby Genius brand name and sales of jewelry. Royalties, licensing and other revenues declined to $456,110 in 2003 from $873,315 in 2002, a decrease of $417,205, due to reductions in revenues from all three categories as noted above.

         Gross revenues increased $863,654, or 33% during 2003 to $3,481,491, as compared to $2,617,837 in the prior year, as the sales of new licensed products, music, DVD and VHS, more than offset the decreased revenues from royalties, licensing and other.

         Sales returns, discounts and allowances decreased $61,152 during 2003 to $412,985, from $474,137 during 2002. In 2002, there was a large increase in sales returns as certain customers chose to discontinue carrying the Baby Genius product because we could no longer sell them the Baby Genius videos directly as a result of the new agreement with Warner Home Video. This amount decreased in 2003 as the effect of the Warner Home Video agreement no longer made an unusual impact on sales returns in the year.

         Net revenues increased by $924,806 or 43% to $3,068,506 for the twelve months ended December 31, 2003, from $2,143,700 for the twelve months ended December 31, 2002, primarily due to sales of our new licensed products.

         Cost of sales consists primarily of the cost of products sold to customers, packaging and shipping costs, and royalties paid on sales of licensed products. Audio cost of sales during 2003 was 50% of audio revenues, as compared to 47% during 2002, primarily due to the royalties payable on licensed music products. DVD and VHS cost of sales in 2003 was 53% of DVD and VHS revenues, as compared to 37% during 2002. This is partially due to the royalties payable on licensed products, and partially due to distribution pricing in order to get our products placed with a major retailer. Royalties, licensing and other cost of sales during 2003 was 57% of revenues in 2003 as compared to 64% in 2002. The current year margin is higher primarily due to the lower volume of jewelry sales in 2003. Jewelry sales have lower margins than our other products due to the competitive pressures in the jewelry sales market. Warehouse expenses increased by $74,677, or 118% in 2003 due to freight in on inventory, as we began stocking the new products for delivery.

         Sales and marketing expenses consist of costs for personnel, consultants and promotional activities. Sales and marketing expenses increased by $638,395 or 167% to $1,020,860 for the year ended December 31, 2003, from $382,466 for the prior year. This increase is primarily the result of the hiring of additional sales personnel and increases in advertising and consulting costs related to the marketing of our new products as we increased our sales effort compared to 2002 when sales were primarily handled by executive management whose costs were reflected in general and administrative expenses.

         Product development expenses consist of personnel, consultants, supplies and the amortization of product development costs. Product development expenses increased by 18% or $98,312, to $632,958 for the year ended December 31, 2003, as compared to $534,646 for the year ended December 31, 2002. The increase was primarily due to the increased payroll expenses related to new product development.

         General and administrative expenses consist of payroll and related costs for executive and administrative personnel, consulting services, professional fees and other general corporate expenses. General and administrative expenses decreased by 18% or $455,227, to $2,081,651 for the year ended December 31, 2003, from $2,536,878 for the year ended December 31, 2002. This decrease was primarily due to a reduction in our use of consultants and a reduction in the cost of issuing options or warrants to non-employees as fewer options and warrants were issued for these purposes in 2003. Significant portions of consulting expenses in 2002 were paid by the issuance of shares instead of cash payments.

         Interest expense in 2003 increased compared to 2002 primarily as the result of $86,634 of interest on the warrants issued with the notes payable in the fourth quarter of 2003. Both 2003 and 2002 include interest expense on stock subject to rescission and convertible debentures.

         During 2003, our net loss decreased $45,406 to $2,742,676 from $2,788,082 during 2002. The slight decrease in the loss for 2003 is primarily the result of an increase in revenues due to new product business that was offset by increased expenditures in sales and marketing.

         As a result of this loss and the losses incurred since 1997, we have a net operating loss carry-forward as of December 31, 2003, of $11,825,000 and $6,420,000 for federal and state income tax purposes, respectively. The federal and state net operating losses begin to expire in 2011 and 2004, respectively. Because we anticipate continued significant expenditures with respect to implementing our business plan, it is uncertain that we will be sufficiently profitable, if at all, during the net operating loss carry-forward period to realize the benefit of the deferred income tax asset, and accordingly, a valuation allowance for the entire amounts has been recorded.

LIQUIDITY AND CAPITAL RESOURCES

         Since 1997, we have incurred significant losses. Our primary source of cash is the sale of shares of our common stock in private placements to accredited investors. We have held no significant cash balances until 2002. We issue shares in private placements at a discount to the then-current market price (as resales of privately-placed shares are restricted under the Securities Act, which reduces their liquidity and, accordingly, their value as compared to freely-trading shares on the open market). We do not have any letter or lines of credit, or loans or advances from officers or shareholders available to us, or other liquidity resources that we can draw on. The number of shares and share prices set forth below reflect the reverse stock split which occurred on April 10, 2001.

         During 2003, we received net proceeds of $2,618,780 from accredited investors in two private placement offerings under Regulation D of the Securities Act and $121,378 from the exercise of stock options. In the private placements, 2,397,040 unregistered shares were issued at $0.70 per share and 1,350,000 unregistered shares were issued at $0.72 per share. The stock option exercises were for 159,330 shares at exercise prices of $0.63, $0.80 and $1.02 per share. These funds were used for accounts payable and other working capital requirements. In the fourth quarter of 2003, we received $1,150,000 from the issuance of notes payable. The notes bear interest at 10.5% and are due on December 31, 2004. Interest is payable quarterly, beginning March 31, 2004. Each lender was also granted one warrant to purchase common stock at $1.00 per share and one warrant at $3.00 per share, for each dollar loaned. The notes are secured by the production masters of twelve movies sold by us under the AMC logo. In March 2004, we received net proceeds of approximately $6,500,000 from a private placement as more fully described in Subsequent Events. The addition of these funds is expected to provide sufficient working capital for 2004.

          Net cash used in operating activities was $2,780,125 and $2,143,014 for the years ended December 31, 2003, and December 31, 2002, respectively. Net operating cash flows for the year ended December 31, 2003, were primarily attributable to operating losses of $2,742,676 and increases in accounts receivable, inventory and prepaid expenses, which were partially offset by an increase in accounts payable, non-cash charges for depreciation and amortization, stock and options issued for services and prepayment on production masters. Net operating cash flows for the year ended December 31, 2002, were primarily attributable to operating losses of $2,788,082 and reduction in accounts payable, partially offset by non-cash charges for depreciation and amortization, stock and options issued for services and compensation and an increase in unearned income - royalties on the Warner Home Video contract that resulted from advance payments against future royalties.

         Net cash used in investing activities was $1,001,328 and $645,175 for the years ended December 31, 2003, and December 31, 2002, respectively. Net cash used in investing activities for the year ended December 31, 2003, was primarily attributable to the development of production masters for the new licensed music, DVD and video products. Net cash used in investing activities for the year ended December 31, 2002, was mainly attributable to the development of production masters and the purchase of property and equipment.

         Net cash provided by financing activities was $3,976,792 for the year ended December 31, 2003, primarily as the result of the proceeds from the issuance of our common stock in private placements and the issuance of notes payable. The cash provided was used to fund operations and for increased product development. Financing activities provided $3,506,184 in the year ended December 31, 2002, as proceeds from the issuance of our common stock in private placements and the proceeds from loans were used to fund operations and the development of production masters.

                                   MANAGEMENT

         The following table sets forth certain information with respect to each of our directors and executive officers as of May 14, 2004.

NAME                           AGE     POSITION
----                           ---     --------

Klaus Moeller                  43      Chairman of the Board, Chief Executive
                                       Officer, Interim Chief Financial Officer
                                       and Director
Michael Meader                 38      President
Mark J. Miller                 52      Chief Operating Officer
Larry Balaban                  40      Executive Vice President of Marketing and
                                       Production
Howard Balaban                 43      Executive Vice President of New Business
                                       Development
Julie Ekelund                  42      Executive Vice President of Sales
Carl Amari                     40      Director*
Nancy Evensen                  48      Director*

* Member of Audit and Compensation Committees.

         KLAUS MOELLER has served as our Chief Executive Officer and as a Director since October 1997. Mr. Moeller has served as our Interim Chief Financial Officer since May 2001. Mr. Moeller had been the Chairman of the Board and Chief Executive Officer of ITM, which we acquired in October 1997. Mr. Moeller has a background in marketing, advertising, real estate and auditing.

         MICHAEL MEADER has served as our Executive Vice President since April of 1998, and our Executive Vice President - Distribution since January 2002. He was appointed our President in May of 2002. Mr. Meader worked as an outside consultant with us for a number of years prior to joining the Company. His expertise encompasses distribution, category management and service for programs designed for mass-market retailers. From 1994 to 1998, Mr. Meader served as Vice President of Specialty Products at ARAMARK Corporation. While at ARAMARK, he controlled all corporate operations related to ARAMARK's Music Division.

         MARK J. MILLER has served as our Chief Operating Officer since February 2004. Previously, Mr. Miller served as President of Esports Arena from 2002-2003. From 2000-2002, he was President of Boom Buy, an Internet Retailer. At Consolidated Stores, he acted as President from 1998-1999, overseeing buying, marketing and distributing. Mr. Miller previously spent six years at PicNSave as an Executive Vice President for buying. He also was Vice President of Merchandising for the Disney Stores.

         LARRY BALABAN has served as our Executive Vice President of Marketing and Production since January 1999, after having rendered consulting services to us for approximately six months. He was elected to our Board of Directors in July 2001 and resigned effective April 30, 2004, as he is not an independent director. Before joining Genius, Mr. Balaban was President of Mr. B Productions, a non-traditional marketing firm based in New York City, specializing in TV production, target marketing and membership programs. From 1994-1997, Mr. Balaban was President of Virtual Reality Productions, where he specialized in marketing, and coordinated specialized audio productions for licensed products including Star Trek(TM), The Simpsons and the X-Files. Larry and Howard Balaban are brothers.

         HOWARD BALABAN has served as our Executive Vice President of New Business Development since January 2002. He was previously appointed Senior Vice President of Sales in January 1999 after having rendered consulting services to us for just over six months. Prior to his appointment, Mr. Balaban was a sales and marketing consultant to various companies. From 1994-1997, Mr. Balaban was Senior Vice President of Business Development for Future Call, Inc., a prepaid telephone card company that he co-founded with William Shatner, and which held the rights to all Star Trek(TM) properties associated with prepaid phone cards. From 1991-1995, he was the Chief Executive Officer of 3B Telecommunications, a company he founded and which acted as a master agent for telecom networks reselling phone time and telecom services. Howard and Larry Balaban are brothers.

         JULIE EKELUND was appointed as our Executive Vice President of Sales in April 2002 after having rendered consulting services to us for a year. She has also worked in sales with Ekelund & Associates since 1994.

         CARL AMARI was appointed a Director in October 2003. Mr. Amari currently serves as CEO and President of Falcon Picture Group LLC, a company he founded that specializes in the distribution of classic film and television programming. In 1985, he founded Radio Spirits, Inc., a licensor and distributor of nostalgia radio content. He sold this company to the public company MediaBay in 1998, serving as President of the Radio Spirits subsidiary until he founded Falcon Picture Group in 2001.

         NANCY EVENSEN was appointed to our Board of Directors in May 2002. Ms. Evensen joined North American Membership Group, a club-based affinity marketing and publishing company in 1994 as Senior Vice President of Marketing to oversee all marketing functions. She has served as President and CEO at North American Membership Group since 1999. Ms. Evensen was previously a Senior Vice President of Marketing at Nordic Track, after starting her career at Fingerhut and later moving to CVN Companies, a home shopping and mail order business that was sold to QVC.

EXECUTIVE COMPENSATION

         Our compensation and benefits program is designed to attract, retain and motivate employees to operate and manage the Company for the best interests of its constituents. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance and a stock option program.

         The following table sets forth compensation information for services rendered to us by certain executive officers in all capacities, other than as directors, during each of the prior three fiscal years. Other than as set forth below, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. This table does not include stock and options granted to certain executives for service as directors, described below under "Director Compensation". Shares issued in lieu of compensation are listed in the year the salary was due.


                                              SUMMARY COMPENSATION TABLE*

                                                 Annual Compensation          Long-Term Compensation
                                                 -------------------    ----------------------------------
                                                                                 Awards            Payouts
                                                                        -----------------------    -------

                                                                                                              All Other
                                                                        Restricted   Securities              Compensation
                                                         Other Annual      Stock    Underlying     LTIP           $
                                     Salary     Bonus    Compensation     Awards    Option/SARs    Payouts      (Car
   Name and Position       Year         $         $           $             $       and Warrants      $      Allowance)
   -----------------       ----      ------     -----    ------------   ----------  ------------   --------  ----------
Klaus Moeller             2003      150,000 (1) 45,000        0           28,572 (1)   572,000 (1)    0         9,000
CEO and Interim CFO       2002      150,000 (1)   0           0           47,619 (1)   450,000        0         9,000
                          2001      150,000 (1)   0           0          117,560 (1)   200,000        0         5,000

Michael Meader            2003      150,000 (2) 15,000        0           28,572 (2)   468,000 (2)    0         9,000
President                 2002      150,000 (2)   0           0           47,619 (2)   450,000        0         9,000
                          2001      150,000 (2)   0           0           42,560 (2)   200,000        0         5,000

Larry Balaban             2003      150,000 (3) 15,000        0           28,572 (3)   427,500 (3)(4) 0         9,000
Executive VP of           2002      150,000 (3)   0           0           47,619 (3)(4)450,000        0         9,000
Marketing and             2001      150,000 (3)   0           0           42,560 (3)   200,000        0         5,000
Production

Howard Balaban            2003      150,000 (3) 15,000        0           28,572 (3)   427,500 (3)    0         9,000
Executive VP of New       2002      150,000 (3)   0           0           47,619 (3)   450,000        0         9,000
Business Development      2001      150,000 (3)   0           0           42,560 (3)   200,000        0         5,000

Julie Ekelund             2003      150,000 (5) 15,000        0           28,572 (5)   427,500 (5)    0         9,000
Executive VP of Sales     2002      150,000 (5)   0           0           20,000 (5)   450,000        0         9,000

                          Prior year not applicable as Ms. Ekelund's employment commenced on April 1, 2002.


* The number of shares and share prices disclosed reflect the reverse stock split which occurred on April 10, 2001.

(1) During 2001, in response to the Company's limited cash flow, Mr. Moeller accepted $75,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock on January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. Moeller was issued 93,750 shares of stock on June 10, 2001. Mr. Moeller received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share. During 2003, in response to the Company's limited cash flow, Mr. Moeller accepted $20,000 of his 2003 salary in exchange for 28,572 shares of common stock valued at $0.70 per share and a five-year warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. These issuances were made as of June 2, 2003, at the same price of a private placement that was ongoing at that time. For his service as a director, Mr. Moeller received (i) 12,000 shares of common stock on July 31, 2001, for service for the six quarters prior to the date of grant (2,000 shares per quarter); (ii) 8,000 shares of common stock on August 23, 2002, for service for the four quarters prior to the date of grant (2,000 shares per quarter); and (iii) on October 31, 2003, an option to purchase 25,685 shares of common stock at an exercise price of $1.50 per share, as further described under "Director Compensation", below.

(2) Mr. Meader previously served as our Executive Vice President since April of 1998, and our Executive Vice President - Distribution since January 2002. He was appointed our President in May of 2002. In 2001, in response to the Company's limited cash flow, Mr. Meader accepted $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. Meader was issued 18,750 shares of common stock on June 10, 2001. Mr. Meader received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share. During 2003, in response to the Company's limited cash flow, Mr. Meader accepted $20,000 of his 2003 salary in exchange for 28,572 shares of common stock valued at $0.70 per share and a five-year warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. These issuances were made as of June 2, 2003, at the same price of a private placement that was ongoing at that time.

(3) During 2001, in response to the Company's limited cash flow, Mr. Larry Balaban and Mr. Howard Balaban each accepted $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, each was issued 18,750 shares of common stock on June 10, 2001. Mr. Larry Balaban and Mr. Howard Balaban each received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share. During 2003, in response to the Company's limited cash flow, Mr. Larry Balaban and Mr. Howard Balaban each accepted $20,000 of his 2003 salary in exchange for 28,572 shares of common stock valued at $0.70 per share and a five-year warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. These issuances were made as of June 2, 2003, at the same price of a private placement that was ongoing at that time.

(4) For his service as a director, Mr. Larry Balaban received (i) 8,000 shares of common stock on August 23, 2002, for service for the four quarters prior to the date of grant (2,000 shares per quarter); and (ii) on October 31, 2003, an option to purchase 25,685 shares of common stock at an exercise price of $1.50 per share, as further described under "Director Compensation", below.

(5) Ms. Ekelund agreed to accept 20,000 shares of common stock as a signing bonus for entering into a three-year employment agreement as of April 1, 2002, with a $30,000 reduction of 2002 salary. This issuance was made as of April 1, 2002, at $1.50 per share. The table reflects Ms. Ekelund's annual salary of $150,000. She received compensation for nine months in 2002. During 2003, in response to the Company's limited cash flow, Ms. Ekelund accepted $20,000 of her 2003 salary in exchange for 28,572 shares of common stock valued at $0.70 per share and a five-year warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. These issuances were made as of June 2, 2003, at the same price of a private placement that was ongoing at that time.

         The following table sets forth the options granted, if any, to the persons named in the "Summary Compensation Table" during the Company's fiscal year ended December 31, 2003. This table does not include the warrant to purchase 28,572 shares of common stock granted to each executive in lieu of $20,000 of 2003 salary or options granted to certain executives also serving as directors as described above.


                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR*

                                            INDIVIDUAL GRANTS

                           Number of          Percent of Total
                           Securities           Options/SARs
                           Underlying            Granted to
                          Options/SARs       Employees in Fiscal     Exercise or Base
           Name           Granted (#)             Year (%)             Price ($/SH)          Expiration Date
           ----           -----------             --------             ------------          ---------------
Klaus Moeller               572,000                    23                 $1.50             October 31, 2013
Michael Meader              468,000                    19                  1.50             October 31, 2013
Larry Balaban               427,500                    17                  1.50             October 31, 2013
Howard Balaban              427,500                    17                  1.50             October 31, 2013
Julie Ekelund               355,500                    14                  1.50             October 31, 2013


* The number of shares and share prices disclosed reflect the reverse stock split which occurred on April 10, 2001.

         The following table sets forth information concerning the exercise of stock options by each person named in the "Summary Compensation Table" during our fiscal year ended December 31, 2003, and the value of all exercisable and unexercisable options at December 31, 2003. This table includes options granted on October 31, 2004, to Klaus Moeller and Larry Balaban for service as directors. This table does not include warrants.

                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL YEAR-END OPTION VALUES

                                Number of Securities Underlying       Value of Unexercised In-The-Money Options
                               Unexercised Options at FY-End (#)                  at FY-End ($) (1)
--------------------         -------------------------------------      --------------------------------------
           Name                Exercisable         Unexercisable          Exercisable          Unexercisable
--------------------         ---------------    ------------------      ---------------      -----------------
Klaus Moeller                     622,000            425,685               $883,000              $556,185
Michael Meader                    518,000            400,000               $779,000              $530,500
Larry Balaban                     477,500            425,685               $738,500              $556,185
Howard Balaban                    477,500            400,000               $738,500              $530,500
Julie Ekelund                     415,000            400,000               $666,000              $530,500


 (1) Based on the closing price for our common stock at the close of market on December 31, 2003. On December 31, 2003, the price of our common stock was $2.50. The lowest exercise price of any outstanding option at December 31, 2003, was $0.63.

EMPLOYMENT AGREEMENTS

         All of the above executives signed three-year employment agreements which commenced as of January 3, 2002, except for Julie Ekelund, whose agreement commenced as of April 1, 2002. These employment agreements were extended until January 2, 2006, pursuant to an amendment to each agreement as of October 31, 2003. See "Certain Relationships and Related Transactions" for a discussion of all of our executive employment agreements.

DIRECTOR COMPENSATION

         Directors do not receive cash compensation for their services as directors but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. For the last two quarters of fiscal year 2001 and the first two quarters of fiscal year 2002, each director received 2,000 restricted shares of our common stock for each quarter of service on the Board. A total of 24,000 shares was awarded at a value of $1.30 per share, 8,000 shares each to Klaus Moeller and Larry Balaban, who were members of the Board at that time.

         Each director appointed on or after April 2002 who is not also an officer received an option to purchase 10,000 shares of our common stock for joining the Board. David Anderson, Richard Bermingham and Nancy Evensen, each appointed to the Board on May 13, 2002, received options with an exercise price of $2.59 per share which was the closing price of our common stock on May 13, 2002, the date of the grant.

         At our 2002 Annual Meeting, each director who is not also an officer received an option to purchase 25,000 shares of our common stock for a year of service on the Board. These options vest following the year of service. The exercise price for options granted to David Anderson, Richard Bermingham, Deborah Law Cross, Nancy Evensen and Margaret Loesch was $1.53 per share, which was the closing price of our common stock on July 8, 2002, the date of the grant.

         At our 2003 Annual Meeting, each director who is not also an officer received an option to purchase 25,000 shares of our common stock for a year of service on the Board. These options vest following the year of service. The exercise price for options granted to David Anderson, Richard Bermingham, Nancy Evensen and Margaret Loesch was $1.13 per share, which was the closing price of our common stock on July 7, 2003, the date of the grant. David Anderson, Richard Bermingham and Margaret Loesch resigned from the Board in the last quarter of 2003 for personal reasons.

         On October 20, 2003, Carl Amari was granted a vested option to purchase 10,000 shares of our common stock his appointment to the Board and an option to purchase 17,877 shares of our common stock for service on the Board until the next annual meeting (the grant of an option to purchase 25,000 shares of common stock for a year's service on the Board granted to other directors was prorated for the remainder of the term of service). The option for board service vests at the anniversary date of the prior year's annual meeting. The exercise price for these options was $1.40 per share, which was the closing price of our common stock on October 20, 2003, the date of the grant.

         On October 31, 2003, the Compensation Committee authorized the grant of options for Board service to directors who are also officers (Klaus Moeller and Larry Balaban). The committee also authorized an increase in the annual option grant to directors, including directors who are also officers. This increase from an annual option grant to purchase 25,000 shares of our common stock to an option to purchase 37,500 shares of our common stock was prorated for the remainder of the directors' year of service and will vest on the anniversary date of the prior year's annual meeting. Carl Amari and Nancy Evensen each received an option to purchase 8,562 shares of common stock. Larry Balaban and Klaus Moeller each received an option to purchase 25,685 shares of our common stock. The exercise price for each option was $1.50 per share. The closing price of our common stock on October 31, 2003, the date of the grant, was $1.36.

         Carl Amari is the President and CEO of Falcon Picture Group, LLC. Falcon has received payments of approximately $663,650 in 2003 under two licensing agreements, the first for the distribution of BOZO videos and DVDs dated November 12, 2002, and the second for the licensing and distribution of various Falcon properties on video and DVD dated September 8, 2003. We also issued 70,922 restricted shares of our common stock to Falcon under the September 2003 license agreement for the option to purchase Falcon's assets before September 8, 2006. On December 22, 2003, we completed a transaction amending our September 8, 2003 licensing agreement with Falcon to address Falcon's acquisition of a license to use the TV GUIDE name and logo in connection with the development, marketing and sale, throughout the United States, of a full line of DVD products featuring classic television content from 1946 through 1989. The terms for this amendment were reached on October 2, 2003. For his part in the negotiations for this acquisition and the completion of the transaction, Carl Amari purchased 1,350,000 restricted shares of Genius common stock on December 22, 2003 at the price of $0.72 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The number of shares and share prices disclosed below reflect the four-for-one reverse stock split which occurred on April 10, 2001.

         Mark J. Miller entered into a one-year employment agreement with us to act as our Chief Operating Officer effective February 2, 2004. Under the employment agreement, Mr. Miller was awarded a signing bonus of $20,000 and is entitled to an annual salary of $173,000 and a grant of an option to purchase 150,000 shares of common stock which vest on February 1, 2005. The option is exercisable for a period of 10 years from the date of grant at an exercise price of $2.55 per share, the market price on the date of grant. Under the term of this employment agreement, after the first three months of the agreement, if Mr. Miller dies or is terminated without cause (as defined in the employment agreement), he will receive six months of salary as severance pay. Severance pay under this employment agreement is due and payable in full immediately upon Mr. Miller's termination or death.

         On January 22, 2004, the officers' notes receivable held by Genius Products as subscriptions receivable were paid off by tendering shares of Genius Products common stock pursuant to the terms of the notes. The balance of each note at the time of the payoff was approximately $471,219. Klaus Moeller and Michael Meader each tendered 168,052 shares to retire their loans. Larry Balaban and Howard Balaban tendered 170,405 shares and 174,883 shares, respectively, tendering additional shares to retire advances in the amount of approximately $6,600 and $19,153, respectively, previously made to them.

         On January 22, 2004, certain notes receivable held by Genius Products as subscriptions receivable were paid off by tendering shares of Genius Products common stock pursuant to the terms of the notes. 1,285,200 restricted shares were previously issued upon the conversion of certain warrants. The warrant exercise price was paid by secured promissory notes totaling $728,400 with two related parties. Of the total, 660,000 shares with an exercise price of $0.63 each ($415,800 total) were issued to S G Consulting Inc., an entity controlled by Sean Goodchild, who was the owner of more than 5% of our common stock when these shares were included in his ownership. The balance of 625,200 shares with an exercise price of $0.50 each ($312,600 total) were issued to Algarvida LDA, an entity that is controlled by Isabel Moeller, who is the sister of our Chief Executive Officer, Klaus Moeller. Mr. Goodchild and Ms. Moeller tendered 164,346 and 123,556 shares, respectively, in repayment of the balance of the loans in the amount of approximately $460,826 and $346,451, respectively.

         On December 31, 2003, we entered into a sublease arrangement with the Meader Family Limited Trust, a related party, under which we rent a portion of a warehouse facility (approximately 8,000 square feet) in Atlantic, Iowa, for a monthly rent of $2,900. This centrally located facility is used to distribute our products to certain customers. The lease expires in December 2007.

         Also on December 31, 2003, we entered into a sublease arrangement with Ekelund Properties, LLC, a related party, under which we rent sales offices (approximately 1,300 square feet) in Excelsior, Minnesota, for a monthly rent of $1,200. This is a one-year lease with the option to renew for additional one-year periods.

         Effective January 3, 2002, we entered into new three-year employment agreements with Klaus Moeller, our Chief Executive Officer, Chairman of the Board, Interim Chief Financial Officer and a Director and Director Nominee; Michael Meader, our President and former Executive Vice President - Distribution; Larry Balaban, our Executive Vice President of Marketing and Production and a Director; and Howard Balaban, our Executive Vice President of New Business Development. Effective April 1, 2002, we entered into a three-year employment agreement with Julie Ekelund, our Executive Vice President. Under each employment agreement, the senior executive is entitled to an annual salary of $150,000 and was granted an option to purchase 450,000 shares of common stock which vest one-third each year beginning on December 31, 2002. The options granted are exercisable for a period of 10 years from the date of grant at an exercise price of $0.63 per share, the market price on the date of grant. Under these employment agreements, if the senior executive died or was terminated without cause (as defined in the employment agreement) during the first year of the employment agreement, the senior executive would have received twenty-four months of salary as severance pay. If the senior executive died or was terminated without cause during the second year of the employment agreement, the senior executive would have received eighteen months of salary as severance pay. If the senior executive dies or is terminated without cause during the third year of the employment agreement, the senior executive will receive twelve months of salary as severance pay. Severance pay under these employment agreements is due and payable in full immediately upon death or termination of the senior executive. If we were required to make payments under the severance pay provisions contained in one or more of these employment agreements, this could have a material adverse effect upon our liquidity and results of operations.

         Effective October 31, 2003, the above employment agreements were amended to (i) extend the expiration date until January 2, 2006, (ii) to increase annual salaries according to the table below, and (iii) to grant to each senior executive a ten-year stock option to purchase 250,000 shares of the Company's common stock, par value $.001 per share (the "Shares") at an exercise price of $1.50 per share, of which 50,000 shares will vest on December 31, 2004, and 200,000 shares will vest on December 31, 2005.

                                           2004 SALARY       2005 SALARY
                                           -----------       -----------
                  Klaus Moeller             $222,500          $244,750
                  Mike Meader               $197,500          $217,250
                  Howard Balaban            $172,500          $189,750
                  Larry Balaban             $172,500          $189,750
                  Julie Ekelund             $172,500          $189,750

         Effective October 1, 2003, we entered into a sales representative agreement with Greg Meader, the brother of Michael Meader. The agreement is for an automatically renewable one-year term. Greg Meader will receive a 5% commission for sales of Genius' products to certain accounts in North America.

         On March 1, 2000, we entered into a Consulting Agreement with Gerald Edick which included a rescission of a severance letter of October 26, 1999. Pursuant to the Consulting Agreement, Mr. Edick has irrevocably revoked his rights to the cash bonus and other benefits under the severance letter. Under the Consulting Agreement, Mr. Edick received an option to purchase 187,500 shares of our common stock. Mr. Edick also was to be paid $14,500 per month from March 1 through September 30, 2000, in consideration for investor relations and fundraising services to be performed by him. All payments due to Mr. Edick have been settled for $67,000 and our agreement for his option to purchase 187,500 shares of our common stock to remain fully vested and exercisable until January 7, 2007, at an exercise price of $5.00 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of May 14, 2004, by (i) each person who is known by us to own beneficially more than 5% of common stock,
(ii) each of our directors and executive officers and (iii) all of our officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 740 Lomas Santa Fe, Suite 210, Solana Beach, California 92075.

                                                               Shares Beneficially Owned (1)
                                                               -----------------------------
               Name and Address of Owner                       Number            Percent (2)
               -------------------------                       ------            -----------
Klaus Moeller, Director, Chairman of the Board, Chief          1,350,918 (3)          5.38
  Executive Officer and Interim Chief Financial Officer
Carl Amari, Director                                           1,457,361 (4)          5.95
Nancy Evensen, Director                                           68,562 (5)     Less than 1
Michael Meader, President                                      1,123,733 (6)          4.50
Mark J. Miller, Chief Operating Officer                                0         Less than 1
Larry Balaban, Executive Vice President                          983,731 (7)          3.94
Howard Balaban, Executive Vice President                         971,190 (8)          3.89
Julie Ekelund, Executive Vice President                          812,875 (9)          3.25

David and Pamela Anderson (10)                                 1,722,081              6.80
Firefly Partners, LP (11)                                      1,285,800              5.22
Jon D. and Linda W. Gruber (11)                                1,285,800              5.22
Gruber & McBaine International (11)                            1,285,800              5.22
Lagunitas Partners LP (11)                                     1,285,800              5.22
Robert Kantor (12)                                             1,313,030              5.29
J. Patterson McBaine (11)                                      1,285,800              5.22
John Reynolds (13)                                             1,280,800              5.10


All officers and directors as a group (8 persons)              6,768,370             24.72


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 14, 2004, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentages are based on 24,438,163 shares of common stock outstanding which does not include 6,570,988 shares of common stock issuable upon the exercise of outstanding employee and consultant options (other than when included for the calculation of ownership percentage as described in footnote 1 above) and 11,761,471 shares of common stock issuable upon the exercise of outstanding warrants (this number included warrants being registered for resale).

(3) Includes 90,000 shares held by Shelly Moeller (as her sole property), who is the wife of Klaus Moeller and 75,000 shares held by Dorian Lowell as custodian for 37,500 shares each for Tia and Hayden Moeller. Tia Moeller is the daughter of Klaus Moeller. Hayden Moeller is the son of Klaus Moeller. Excludes 543,787 shares held by Algarvida LDA, an entity controlled by Isable Moeller, who is the sister of Klaus Moeller. Mr. Moeller disclaims all beneficial ownership of such shares. Also includes an option to purchase 300,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share; an option to purchase 322,000 shares expiring on October 31, 2013, with an exercise price of $1.50 per share and a warrant to purchase 28,572 shares expiring on June 2, 2008, with an exercise price of $1.40 per share; and an option to purchase 25,685 shares expiring on October 31, 2013, with an exercise price of $1.50 per share.

(4) Includes 70,922 shares held by Falcon Picture Group, LLC. Mr. Amari is the CEO and President of Falcon. Also includes an option to purchase 10,000 shares expiring on October 20, 2013, with an exercise price of $1.40 per share; an option to purchase 17,877 shares expiring on October 20, 2013, with an exercise price of $1.40 per share; and an option to purchase 8,562 shares expiring on October 31, 2013, with an exercise price of $1.50 per share.

(5) Includes an option to purchase 10,000 shares expiring on May 13, 2012, with an exercise price of $2.59 per share; an option to purchase 25,000 shares expiring on July 7, 2012, with an exercise price of $1.53 per share; an option to purchase 25,000 shares expiring on July 7, 2013, with an exercise price of $1.13 per share; and an option to purchase 8,562 shares expiring on October 31, 2013, with an exercise price of $1.50 per share.

(6) Includes 25,000 shares held by Suzanne Meader, who is the wife of Michael Meader. Also includes an option to purchase 300,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share; an option to purchase 218,000 shares expiring on October 31, 2013, with an exercise price of $1.50 per share and a warrant to purchase 28,572 shares expiring on June 2, 2008, with an exercise price of $1.40 per share.

(7) Includes an option to purchase 300,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share; an option to purchase 177,500 shares expiring on October 31, 2013, with an exercise price of $1.50 per share and a warrant to purchase 28,572 shares expiring on June 2, 2008, with an exercise price of $1.40 per share.

(8) Includes an option to purchase 300,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share and an option to purchase 177,500 shares expiring on October 31, 2013, with an exercise price of $1.50 per share.

(9) Includes an option to purchase 10,000 shares expiring on July 1, 2006, with an exercise price of $0.80 per share; an option to purchase 300,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share; a warrant to purchase 162,000 shares expiring on April 1, 2007, with an exercise price of $0.63 per share and a warrant to purchase 28,572 shares expiring on June 2, 2008, with an exercise price of $1.40 per share.

(10) Includes a warrant to purchase 35,715 shares expiring on May 22, 2008, with an exercise price of $1.40 per share; a warrant to purchase 820,000 shares expiring on January 3, 2007, with an exercise price of $0.63 per share; an option to purchase 10,000 shares expiring on May 13, 2012, with an exercise price of $2.59 per share and an option to purchase 25,000 shares expiring on July 7, 2012, with an exercise price of $1.53 per share. Mr. Anderson's address is 3231 Winderly Pine Cove, Memphis, TN 38125.

(11) Gruber & McBaine Capital Management is the investment advisor for Firefly Partners, LP, Gruber & McBaine International and Lagunitas Partners LP. Gruber & McBaine Capital Management is controlled by Jon D. Gruber and J. Patterson McBaine. Includes in Firefly Partner's name a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share; in the name of Jon D. and Linda W. Gruber a warrant to purchase 25,000 shares of common stock at an exercise price of $3.00 per share; in the name of Gruber & McBaine International a warrant to purchase 30,714 shares of common stock at an exercise price of $3.00 per share; in the name of Lagunitas Partners LP a warrant to purchase 131,443 shares of common stock at an exercise price of $3.00 per share and in the name of J. Patterson McBaine a warrant to purchase 7,143 shares of common stock at an exercise price of $3.00 per share. The mailing address for Gruber & McBaine Capital Investment is 50 Osgood Place, San Francisco, CA 94133.

(12) Includes in Robert Kantor's name: two warrants to purchase 25,000 shares and 22,000 shares, respectively, each at an exercise price of $3.00 per share; two warrants to purchase 145,000 shares and 71,500 shares, respectively, each at an exercise price of $1.40 per share and a warrant to purchase 25,000 shares at an exercise price of $1.00 per share. Mr. Kantor also has beneficial ownership for the equity of David Becker, the Trust of William Becker, Becker Kantor Partners of whom Mr. Kantor is a partner and Francis Greenburger. This beneficial ownership includes in David Becker's name two warrants to purchase 25,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share; in the name of the Trust of William Becker two warrants to purchase 25,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share; in the name of Becker Kantor Partners a warrant to purchase 35,715 shares at an exercise price of $1.40 per share and in the name of Francis Greenburger two warrants to purchase 100,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share. Mr. Kantor's address is c/o Time Equities, 55 Fifth Avenue, New York, NY 10003.

(13) Includes a warrant to purchase 32,000 shares expiring on September 24, 2006, with an exercise price of $1.20 per share; a warrant to purchase 71,429 shares expiring on May 15, 2008, with an exercise price of $1.40 per share; a warrant to purchase 396,571 shares expiring on June 2, 2008, with an exercise price of $1.40 per share; two warrants to purchase 75,000 shares each expiring on December 31, 2005, with an exercise price of $3.00 and $1.00 per share, respectively; and a warrant to purchase 10,000 shares expiring on March 18, 2009, with an exercise price of $3.00. Mr. Reynold's address is 39 St. Thomas Drive, Palm Beach Gardens, FL 33418.

                            DESCRIPTION OF SECURITIES

         The following description includes the material terms of our common stock. However, it is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

         Our authorized capital stock consists of 60,000,000 shares of stock. We are authorized to issue two classes of stock that consist of 10,000,000 shares of preferred stock with a par value of $.001 per share and 50,000,000 shares of common stock with a par value of $.001 per share.

         The preferred stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As long as they stay within the limits and restrictions of any prior resolution or resolutions originally fixing the number of shares constituting any series of preferred stock, the Board of Directors may increase or decrease (but not below the number of shares of such series outstanding at that time) the number of shares of any series subsequent to the issue of shares of that series. The Board has not made any designations regarding the preferred stock and no preferred stock has been issued to date.

         We have 24,438,163 shares of common stock issued and outstanding as of May 14, 2004. We have reserved 18,597,584 shares of common stock for issuance pursuant to 6,570,988 outstanding employee and consultant stock options, 11,761,471 warrants (including warrants registered for resale), 253,857 options that may be issued under our 2000 stock option plan and 11,268 shares that may be issued pursuant to an S-8 Registration Statement. We plan to create a 2004 stock option plan, reserve 5,000,000 shares for issuance under the terms of the plan and request approval of the plan by our shareholders at the upcoming 2004 annual meeting. Each issued and outstanding share is fully paid and non-assessable. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of our common stock have no cumulative voting rights. Holders of shares of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board of Directors in its discretion, from funds legally available for any such dividends. In the event of a liquidation, dissolution or winding up of Genius Products, Inc., the holders of shares of our common stock are entitled to their pro rata share of all assets remaining after payment in full of all liabilities.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Corporation Law of the State of Nevada and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our Articles of Incorporation.

         We maintain directors and officers liability insurance with an aggregate coverage limit of $3,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

         The selling shareholders of the common stock of Genius Products, Inc. and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o        privately negotiated transactions;
         o settlement of short sales entered into after the date of this prospectus;
         o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
         o        a combination of any such methods of sale; and
         o        any other method permitted pursuant to applicable law.

         The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay the fees and expenses incurred by us incident to the registration of the shares under this registration statement, and to reimburse the fees and disbursements of counsel for certain of the selling shareholders up to $7,500. We have also agreed to indemnify certain of the selling shareholders against losses, claims, damages and liabilities arising out of relating to any misstatements or omissions in this registration statement or prospectus, including liabilities under the Securities Act.

         We will not receive any part of the proceeds from the sale of these shares by any of the selling shareholders although we may receive proceeds in the event that some or all of the warrants held by the selling shareholders are exercised.

         The selling shareholders are not restricted as to the price or prices at which they may sell the shares of our common stock offered under this prospectus. Also, the selling shareholders are not restricted as to the number of shares which may be sold at any one time.

         There is no assurance that any of selling shareholder will sell any or all of the shares described in this prospectus and may transfer, devise or gift these securities by other means not described in this prospectus.

                              SELLING SHAREHOLDERS

         This prospectus covers the offer and sale by the selling shareholders of up to 9,438,105 shares of common stock and an additional 11,344,111 shares of common stock issuable upon exercise of outstanding warrants of which 5,000,000 shares of common stock and 1,650,000 shares of common stock issuable upon exercise of outstanding warrants were issued pursuant to a March 2004 private placement. Of these warrants, (i) 1,078,500 have an exercise price of $0.63 per share; (ii) 160,000 have an exercise price of $0.70 per share; (iii) 1,210,000 have an exercise price of $1.00 per share; (iv) 1,302,000 have an exercise price of $1.20 per share; (v) 2,793,611 have an exercise price of $1.40 per share;
(vi) 2,000,000 have an exercise price of $2.50 and (vii) 2,800,000 have an exercise price of $3.00.

         We are registering for resale shares issued by us in private placements and shares issuable on exercise of warrants issued by us in private placements. All such shares issued or to be issued are and will be restricted securities as that term is defined in Rule 144 under the Securities Act, and will remain restricted unless and until such shares are sold pursuant to this prospectus or otherwise are sold in compliance with Rule 144.

         Except as listed below, none of the selling shareholders had a material relationship with us within the past three years.

Carl Amari (a current director, a 5% shareholder and CEO of Falcon Picture
  Group, LLC, an entity with whom we have two licensing agreements)
David Anderson (a former director and consultant, a 5% shareholder and the uncle of Julie Ekelund)
Bendheim Enterprises Inc. (a consultant)
Richard Bermingham (a former director)
Alan Davidson (a former consultant)
Davidson Capital Group (a former consultant)
Sean Goodchild (a consultant)
Kristyn Janitor (a former consultant)
Firefly Partners, LP (a 5% shareholder)
Jon D. and Linda W. Gruber (5% shareholders)
Gruber & McBaine International (a 5% shareholder)
Lagunitas Partners LP (a 5% shareholder)
Robert Kantor (a 5% shareholder)
Dennis Levin (a former consultant)
Jeff Lotman (a control person of Global Icons, the company who licenses us the use of the Hollywood sign)
J. Patterson McBaine (a 5% shareholder)
Palomar Capital (a former consultant)
John Reynolds (a 5% shareholder and a former consultant)
Les Steinmetz (a consultant)
Francis Anderson, Harvey Kohn, Mary Ellen Spedale, Cary Sucoff and Scott Sucoff
  (affiliates of Sands Brothers International Limited, our selected broker-dealer for the 2004 private placement)

         Alan Davidson and Robert Kantor are broker-dealers. Bryan Becker, David Becker, Becker Kantor Partners, Paul Berkman, Francis Greenburger, Sean J. Greene and Jane Kantor are affiliates of a broker-dealer.

         In the purchase agreements, each of the selling shareholders represented that it had acquired the shares for investment purposes only and with no present intention of distributing those shares, except in compliance with all applicable securities law. In addition, each of the selling shareholders represented that each qualifies as an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

         The table below sets forth information concerning the resale of the shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of the common stock by the selling shareholders. We will receive proceeds from the warrants, if exercised. The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days. Percentages are based on a total of 24,438,163 shares of common stock outstanding on May 14, 2004. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 14, 2004, are deemed outstanding for computing the percentage of the selling shareholder holding such option or warrant but are not deemed outstanding for computing the percentage of any other selling shareholder.



                                                                           No. of Shares
                                                                              Offered           Shares                Shares
                                                                             (includes      Owned Prior to        Owned After the
                                                                              stock           the Offering           the Offering
                                                                            underlying    ------------------------------------------
NAME AND CONTROL PERSON(S)                                                   warrants)        Number Percentage    Number Percentage
------------------------------------------------------------------------------------------------------------------------------------
Abiouness                                  Alfred E.                  (1)       86,400        86,400     *              0     *
Acree                                      Marian L.                  (2)       21,600        21,600     *              0     *
Adams Resources Limited Partnership        Kent Lawson                (3)       60,000        85,000     *         25,000     *
Adwar                                      Jeff                       (4)       12,000        12,000     *              0     *
Alexion                                    Barbara                    (5)       57,144        57,144     *              0     *
Amari                                      Carl                       (6)    1,350,000     1,457,361   5.95%       36,439     *
Anderson                                   David and Pamela           (7)      891,430     1,722,081   6.80%      830,651   3.39%
Anderson                                   Francis                    (8)       14,300        14,300     *              0     *
Anguiano -- The Daniel B.                  Daniel B. Anguiano
  Anguiano Living Trust                                               (9)       57,144        62,144     *          5,000     *
Arceo                                      Constantino                (10)      71,500        71,500     *              0     *
Ardmore Blouses Inc. Retirement            Alan Wolff and Michael
  Plan U/A/D 6/1/88                          Wolff, Trustees          (11)      24,000        48,000     *              0     *
Assi Family Trust Dtd 6/25/99              Kaream Ali Assi
  Kaream Ali Assi TTEE                                                (12)      42,858        42,858     *              0     *
Bahl                                       Forrest John               (13)     390,000       440,500   1.79%       50,500     *
Becker                                     Bryan                      (14)      50,000       105,500     *         55,500     *
Becker                                     David   Robert Kantor      (15)      50,000     1,313,030   5.29%      376,600   1.54%
Becker -- Jane Kantor, Trustee of          Jane Kantor, Trustee, and
  Trust u/w/o William Becker               Robert Kantor              (16)      50,000     1,313,030   5.29%      376,600   1.54%
Becker Kantor Partners                     David Becker and
                                           Robert Kantor              (17)      71,430     1,313,030   5.29%      376,600   1.54%
Bendheim                                   Kim                        (18)     100,000       100,000     *              0     *
Bendheim Enterprises Inc.                  John Bendheim              (19)     309,716       309,716   1.26%            0     *
Berkman -- Fiserve Securities Inc.         Paul Berkman
  A/C/F Paul Berkman Std/IRA                                          (20)      21,600        21,600     *              0     *
Bermingham -- Richard P. Bermingham &      Richard P. and Martha K.
  Martha K. Bermingham TTEE of the         Bermingham, Trustees       (21)      85,716        85,716     *              0     *
Bernstein -- Fiserve Securities Inc.       Hartley Bernstein
  A/C/F Hartley Bernstein Con. IRA                                    (22)      43,200        43,200     *              0     *
Bisnoff                                    Alvan                      (23)      24,000        24,000     *              0     *
Borne                                      Timothy S.                 (24)      21,600        21,600     *              0     *
Brabham -- Edward L. and Janis M.          Edward L. and Janis M.
  Brabham Trustees for Brabham Family      Brabham, Trustees
  Trust UAD as Revised 3/31/98                                        (25)      57,144        67,144     *         10,000     *
BRU Holding Co., LLC                       Bruce Toll                 (26)     312,000       312,000   1.27%            0     *
Bulman                                     Warren E.                  (27)      18,000        18,000     *              0     *
Cappello Capital Corporation               Bruce L. Pompan,
                                           Managing Director          (28)   2,000,000       500,000   1.89%            0     *
Carabet                                    Armyn and Marci Breth      (29)      14,286        14,286     *              0     *
Carabet -- Norman Carabet MD trust,        Norman Carabet, Trustee
  Norman Carabet TTE U/A 03/30/84                                     (30)      14,286        14,286     *              0     *
Car cap Co., LLC                            Richard P. Carney,
                                           Managing Partner           (31)      84,000        84,000     *              0     *
Chessin -- The Millie Chessin              Zachary Prensky
  Memorial Foundation for Torah
  Education, Inc.                                                     (32)      66,000       167,000     *         35,000     *
Chicago Private Investments, Inc.          J. Kanter (President) and
                                           L. Gallagher (Secretary)   (33)      48,000        48,000     *              0     *
Ciner                                      Eugene                     (34)       6,000         6,000     *              0     *
Cohen                                      Marc A.                    (35)      21,600        21,600     *              0     *
Cohen                                      Robert                     (36)      48,000        48,000     *              0     *
Corman Foundation, Inc.                    James F. Korman (President),
                                           Charles Dettling (Executive
                                           Director) and Jane Corman
                                           (Director)                 (37)      84,000        84,000     *              0     *
Crowther                                   Scott                      (38)      18,000        18,000     *              0     *


                                                                37




                                                                           No. of Shares
                                                                              Offered           Shares                Shares
                                                                             (includes      Owned Prior to        Owned After the
                                                                              stock           the Offering           the Offering
                                                                            underlying    ------------------------------------------
NAME AND CONTROL PERSON(S)                                                   warrants)        Number Percentage    Number Percentage
------------------------------------------------------------------------------------------------------------------------------------
Davidson                                   Alan                                 30,000       482,150   1.97%      452,150   1.85%
Davidson Capital Group                     Thomas Davidson Sr.        (39)     217,500       376,230   1.53%      158,730     *
Dinsmore                                   M. St. John                (40)     120,000       162,500     *         42,500     *
Edmundson -- McDonald Investments          Daniel Edmundson
  Inc. C/FBO Daniel Edmundson                                         (41)      24,000        24,000     *              0     *
Evans Family Irrevocable Trust             Ronald Evans and
  dtd 2/1/82                               Patricia Taylor            (42)      30,000       100,000     *         40,000     *
Evans Family Revocable Trust dtd 2/1/82    Ronald Evans and
                                           Patricia Taylor            (43)      30,000       100,000     *         40,000     *
Falcon Picture Group, LLC                  Carl Amari, CEO            (44)      70,922     1,457,361   5.95%       36,439     *
Firefly Partners, LP                       **                         (45)     120,000     1,285,800   5.22%       30,534     *
Frederick                                  Liza                       (46)      71,500        74,456     *          2,956     *
Gantt Jr.                                  John M.                    (47)     143,000       155,000     *         12,000     *
Gardyn                                     Jorge and Catherine        (48)      18,000        18,000     *              0     *
Gauld                                      Douglas and Anita          (49)      15,000        17,000     *          2,000     *
Gauld                                      Stuart G.                  (50)      60,000        70,000     *         10,000     *
Gemelli                                    John                       (51)      12,000        12,000     *              0     *
Gila Products, LLC                         Jacob Dweck                (52)      18,000        18,000     *              0     *
Gilcy Partners Ltd. L.P.                   Aaron Cohen and Nancy
                                           Cohen                      (53)      21,600        21,600     *              0     *
Glassman                                   Jeffrey S.                 (54)      21,600        21,600     *              0     *
Goldberg -- Stanley Goldberg               Lynn Intrater
  TTEE, Lynn G. Intrater TTEE/
  Stanley Gold                                                        (55)      84,000        84,000     *              0     *
Goodchild                                  Sean                       (56)     247,142       667,796   2.71%      420,654   1.72%
Goodridge                                  Aaron                      (57)      21,600        21,600     *              0     *
Greenburger                                Francis   Robert Kantor    (58)     200,000     1,313,030   5.29%      376,600   1.54%
Greene                                     Sean J.                    (59)      48,000        48,000     *              0     *
Greenfield                                 Harvey                     (60)      21,600        21,600     *              0     *
Grossman -- IRO FBO Walter S.              Walter S. Grossman
  Grossman, Pershing LLC as Cust.                                     (61)      60,000        60,000     *              0     *
Gruber                                     Jon D. and Linda W.        (62)     150,000     1,285,800   5.22%       30,534     *
Gruber & McBaine International             **                         (63)     184,285     1,285,800   5.22%       30,534     *
Hargreave Hale Nominees                    Richard Polliker, Director (64)      43,200        43,200     *              0     *
Harte                                      Mary Lynn                  (65)      12,000        12,000     *              0     *
Harte -- John J. Harte TTEE                John J. Harte
  John Harte M.P.P.                                                   (66)      31,200        31,200     *              0     *
Hogue                                      Douglas and Alexis         (67)      36,000        36,000     *              0     *
Holtvluwer                                 Kenneth E.                 (68)      57,144        69,944     *         12,800     *
Hughes                                     Kurtis D.                  (69)      21,600        21,600     *              0     *
Iroquois Capital, LP                       Josh Silverman             (70)      86,400       300,000   1.23%            0     *
Janitor                                    Kristyn R.                 (71)     295,000       355,000   1.43%       60,000     *
JAOR Inc.                                  Jim Jacobs                 (72)      24,000        24,000     *              0     *
Johnson                                    James W.                   (73)      24,000        24,000     *              0     *
JR Squared, LLC                            Jeffrey Markowitz          (74)     300,000       300,000   1.21%            0     *
Kaltenthaler                               Klaus                      (75)      26,430        51,430     *         25,000     *
Kanter Family Foundation                   Joel Kanter                (76)      48,000        48,000     *              0     *
Kantor                                     Robert                     (77)     615,000     1,313,030   5.29%      376,600   1.54%
Kashi -- Fiserve Securities                Joseph S. Kashi
  Inc. A/C/F Joseph S. Kashi IRA                                      (78)      18,000        18,000     *              0     *
Kaufman                                    Laurie                     (79)     100,000       100,000     *              0     *
Kaufman                                    Thomas Z.                  (80)     142,858       142,858     *              0     *
Khalaf -- Elaine Khalaf TTEE,
  Elaine Khalaf Revocable Trust
  U/A/D 7-27                                                          (81)      21,600        21,600     *              0     *
Kim                                        James W.                   (82)      71,428        71,428     *              0     *
Kimmel                                     James B.                             10,000        11,000     *          1,000     *
Kohlhagen                                  Steven                     (83)     400,000       400,000   1.61%            0     *
Kohn                                       Harvey                     (84)      57,200        57,200     *              0     *
Kohn                                       Harvey                     (85)     125,125       125,125     *              0     *
Kohn                                       Helen                      (86)     120,000       120,000     *              0     *
Kohn                                       Jeffrey                    (87)      18,000        18,000     *              0     *
Konviser                                   Estelle                    (88)      12,000        12,000     *              0     *
Kraniak                                    Richard                    (89)      60,000       113,500     *         53,500     *

                                                                38



                                                                           No. of Shares
                                                                              Offered           Shares                Shares
                                                                             (includes      Owned Prior to        Owned After the
                                                                              stock           the Offering           the Offering
                                                                            underlying    ------------------------------------------
NAME AND CONTROL PERSON(S)                                                   warrants)        Number Percentage    Number Percentage
------------------------------------------------------------------------------------------------------------------------------------

Krathen                                    David and Francine         (90)      60,000        60,000     *              0     *
Krinick                                    Ronald                     (91)      48,000        48,000     *              0     *
Krueger                                    Kurt A. and  Dee A.        (92)      57,144        63,144     *          6,000     *
Kupchik -- Fiserve Securities              Allen Kupchick
  Inc. A/C/F Allen Kupchik Con IRA                                    (93)      12,000        12,000     *              0     *
KWG Trust Dated 1/1/04                     Jeff Zaluda                (94)     146,250       146,250     *              0     *
Lagunitas Partners LP                      **                         (95)     788,657     1,285,800   5.22%       30,534     *
Lawler -- Curtis W. Lawler                 Curties W. Lawler
  Trust Oct. 19, 1999                                                 (96)     636,432       636,432   2.54%            0     *
Levin                                      Dennis                     (97)      41,000       187,127     *         146,127    *
Lin                                        Jack                       (98)      21,600        21,600     *              0     *
Little Bear Investments, LLC               J. Mann, Esq. (EVP and
                                           General Counsel) and
                                           Zachary Prensky (Managing
                                           Director)                  (99)      24,000        77,000     *         35,000     *
Lotman                                     Jeff                       (100)     70,000       256,175   1.05%      186,175     *
Lowe -- Joseph and Beva Lowe JT            Joseph and Beva Lowe       (101)     21,600        21,600     *              0     *
LW Marjac, LLC                             Alan Zunamon               (102)     24,000        24,000     *              0     *
Mannion                                    William I.                 (103)     21,600        21,600     *              0     *
Marcucilli                                 Ted and Judy G.            (104)     21,600        21,600     *              0     *
Marohl                                     Don M. and Sandra L.       (105)     60,000        60,000     *              0     *
McBaine                                    J. Patterson               (106)     42,858     1,285,800  5.22%        30,534     *
McCarter -- Ann Lamar McCarter             Ann Lamar McCarter
  Rev Living Trust dtd 7/8/99                                         (107)     57,144        77,144     *         20,000     *
McNabney                                   John C. and Joyce L.       (108)     12,000        12,000     *              0     *
Molleur -- Robert J. Molleur               Robert J. Molleur
  Trustee, Robert J. Molleur Trust                                    (109)     36,000        36,000     *              0     *
Morris                                     S. Joan                    (110)     21,600        21,600     *              0     *
Mosenson                                   Gayle                      (111)     12,000        12,000     *              0     *
Muffet                                     David                      (112)     12,000        12,000     *              0     *
Nathanson                                  Barry                      (113)    600,000       600,000   2.40%            0     *
Nathanson                                  Richard                    (114)    100,000       100,000     *              0     *
Novak                                      Jerold                     (115)     21,600        21,600     *              0     *
O'Mahony                                   John                       (116)     48,000        48,000     *              0     *
Orion Operating Corporation                Carlyle MacHarg            (117)     78,000        78,000     *              0     *
Padgett                                    Kenneth E.                 (118)    120,000       120,000     *              0     *
Palomar Capital                            Myoung Ja                            31,572        31,572     *              0     *
Prensky                                    Wolf & Carolyn B.          (119)     42,000        42,000     *              0     *
Prensky                                    Zachary                    (120)     42,000       167,000     *         35,000     *
Professional Traders Management, LLC                                  (121)    120,000       120,000     *              0     *
Pudvah                                     Dennis L. & Emma           (122)     21,600        21,600     *              0     *
Rabanipour                                 Soleiman                   (123)     21,600        21,600     *              0     *
Raben                                      Norman and Lila Leigh      (124)     15,000        15,000     *              0     *
Rasmussen                                  Jorgen                     (125)     30,000        30,000     *              0     *
Reynolds                                   John D.                    (126)  1,210,000     1,280,800   5.10%       70,800     *
Rogers II                                  William J.                 (127)    243,000       347,500   1.40%      104,500     *
Roher -- Fiserve Securities Inc.           Howard Roher
  A/C/F Howard Roher SEP IRA                                          (128)     12,000        12,000     *              0     *
Rose, Inc.                                 Tom MacAdam & Delbert W.
                                           Coleman                    (129)     48,000        48,000     *              0     *
Roush                                      Dave                       (130)     42,000        42,000     *              0     *
Rowe                                       Michael                    (131)     21,600        21,600     *              0     *
Rubin                                      Alan J.                    (132)     86,400        86,400     *              0     *
Schoenfeld -- Fiserve Securities           Joel Schoenfeld
  Inc. A/C/F Joel Schoenfeld Con. IRA                                 (133)     24,000        24,000     *              0     *
Schoultz                                   Chet B.                    (134)     21,600        21,600     *              0     *
Shapiro                                    Howard                     (135)  1,006,400     1,152,200   4.59%        1,800     *
Shapiro                                    Ronald F. & Susan L.       (136)     12,000        12,000     *              0     *
Shapiro -- Fiserve Securities Inc.         Howard Shapiro
  A/C/F Howard Shapiro Con IRA                                        (137)     12,000        12,000     *              0     *
Shapiro -- Howard Shapiro as               Howard Shapiro
  custodian for Dina Shapiro                                          (138)     72,000     1,152,200   4.59%        1,800     *


                                                                39



                                                                           No. of Shares
                                                                              Offered           Shares                Shares
                                                                             (includes      Owned Prior to        Owned After the
                                                                              stock           the Offering           the Offering
                                                                            underlying    ------------------------------------------
NAME AND CONTROL PERSON(S)                                                   warrants)        Number Percentage    Number Percentage
------------------------------------------------------------------------------------------------------------------------------------

Shapiro -- Howard Shapiro as               Howard Shapiro
  custodian for Pam Shapiro                                           (139)     72,000     1,152,200     *          1,800     *
Shapiro -- Susan Shapiro as                Susan Shapiro
  custodian for David Shapiro                                         (140)     72,000        72,000     *              0     *
Siegel                                     James F.                   (141)     71,430        71,430     *              0     *
Silverstein                                Jerome                     (142)     36,000        36,000     *              0     *
Silverstein                                Michael                    (143)    100,000       386,500   1.58%      286,500   1.16%
Spedale                                    Mary Ellen                 (144)      7,000         7,700     *            700     *
Steinmetz                                  Les                        (145)  1,200,000             0     *              0     *
Stewart                                    Craig                                11,000        11,000     *              0     *
Sucoff                                     Cary                       (146)    125,275       202,275     *         35,000     *
Sucoff                                     Scott                      (147)     85,800        86,650     *            850     *
Sucoff -- Fiserve Securities Inc.          Cary Sucoff
  A/C/F Cary W. Sucoff Con IRA                                        (148)     42,000       202,275     *         35,000     *
Swingle                                    John R.                    (149)     30,000        30,000     *              0     *
Targhee Trust, Deirdre Henderson           Deirdre Henderson          (150)    146,250       146,250     *              0     *
Taylor                                     Trude C.                   (151)     86,400        86,400     *              0     *
Trout -- Equity Trust Co.                  Tommy Dean Trout
  Custodian FBO Tommy Dean Trout IRA                                  (152)     60,000        60,000     *              0     *
Veilleux                                   Suzanne                    (153)     15,000        35,000     *         20,000     *
Vertical Ventures, LLC                     Josh Silverman             (154)    213,600       300,000   1.23%            0     *
Vesley                                     Scott                      (155)     60,000        60,000     *              0     *
White                                      Joan L. and Donald W.      (156)     15,000        15,000     *              0     *
Wickman -- Fred Edward Wickman             Fred Edward Wickman
  Family Trust                                                        (157)     60,000       171,000     *        111,000     *
Williams                                   Edward L. and Elaine E.    (158)     28,572        28,572     *              0     *
Wolff                                      Alan                       (159)     18,000        42,000     *              0     *
Wolff                                      Michael                    (160)      6,000        30,000     *              0     *
Youngren                                   Harold                     (161)     15,000        15,000     *              0     *
Zaretsky                                   Alan                       (162)    286,000       286,000   1.16%            0     *
Zimmerman                                  Jeffrey                    (163)     57,144        97,144     *         40,000     *

                                                        TOTAL               20,782,216    34,807,254            4,822,791

*  Less than 1%
** Gruber & McBaine Capital Management (investment advisor), Jon D. Gruber and
   J. Patterson McBaine

(1) Includes stock underlying a warrant to purchase 14,400 shares of common stock at an exercise price of $3.00 per share.
(2) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(3) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40 per share.
(4) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(5) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
(6) Ownership includes stock beneficially owned by Falcon Picture Group, LLC. Mr. Amari is the CEO of Falcon Picture Group, LLC. Falcon Picture Group is listed individually in this table as a selling shareholder.
(7) Includes stock underlying a warrant to purchase 35,715 shares at an exercise price of $1.40 per share and a warrant to purchase 820,000 shares of common stock at an exercise price of $0.63 per share. Mr. Anderson is a former member of the Board of Directors and is the uncle of Julie Ekelund, an Executive Vice President.
(8) Includes stock underlying a warrant to purchase 14,300 shares of common stock at an exercise price of $3.00 per share.
(9) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
(10) Includes stock underlying a warrant to purchase 35,750 shares of common stock at an exercise price of $1.40 per share.
(11) Ownership includes stock beneficially owned in by Alan Wolff and Michael Wolff who are listed individually in this table as selling shareholders. Shares offered include stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
(12) Includes stock underlying a warrant to purchase 7,143 shares of common stock at an exercise price of $3.00 per share.
(13) Includes stock underlying three warrants to purchase 75,000 shares, 30,000 shares and 10,000 shares, each at an exercise price of $3.00 per share, and a warrant to purchase 75,000 shares at an exercise price of $1.00 per share.
(14) Includes stock underlying two warrants to purchase 25,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
(15) Ownership includes stock beneficially owned by Robert Kantor, who controls David Becker's shares, and stock beneficially owned by Becker Kantor Partners. David Becker is a partner of Becker Kantor Partners. Becker Kantor Partners and Robert Kantor are listed individually in this table as selling shareholders. Shares offered include stock underlying two warrants to purchase 25,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
(16) Ownership includes stock beneficially owned by Robert Kantor, who controls the William Becker Trust shares. Robert Kantor is listed individually in this table as a selling shareholder. Shares offered include stock underlying two warrants to purchase 25,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
(17) Ownership includes stock beneficially owned by David Becker and Robert Kantor. David Becker and Robert Kantor are partners of Becker Kantor Partners. David Becker and Robert Kantor are listed individually in this table as selling shareholders. Shares offered include stock underlying a warrant to purchase 35,715 shares at an exercise price of $1.40 per share.
(18) Includes stock underlying a warrant to purchase 50,000 shares of common stock at an exercise price of $1.40 per share.
(19) Includes stock underlying a warrant to purchase 142,858 shares of common stock at an exercise price of $1.40 per share.
(20) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(21) Includes stock underlying a warrant to purchase 42,858 shares of common stock at an exercise price of $1.40 per share. Mr. Bermingham is a former member of the Board of Directors.
                                       40

(22) Includes stock underlying a warrant to purchase 7,200 shares of common stock at an exercise price of $3.00 per share.
(23) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
(24) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(25) Ownership includes stock beneficially owned in the name of Edward L. and Janis M. Brabham Trustees for Brabham Family Trust UAD 3/31/98. Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
(26) Includes stock underlying a warrant to purchase 52,000 shares of common stock at an exercise price of $3.00 per share.
(27) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
(28) Includes stock underlying a warrant to purchase 2,000,000 shares of common stock at an exercise price of $2.50 per share. Shares offered include shares issuable upon the exercise of warrants. 1,500,000 of such shares are not considered to be beneficially owned under Rule 13d-3 and therefore do not yet appear as shares owned in the other columns.
(29) Includes stock underlying a warrant to purchase 7,143 shares of common stock at an exercise price of $1.40 per share.
(30) Includes stock underlying a warrant to purchase 7,143 shares of common stock at an exercise price of $1.40 per share.
(31) Includes stock underlying a warrant to purchase 14,000 shares of common stock at an exercise price of $3.00 per share.
(32) Ownership includes stock beneficially owned in the name of Zachary Prenksy. Mr. Prensky is the control person for The Millie Chessin Memorial Foundation for Torah Education, Inc., and Little Bear Investments, LLC, who are each listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 11,000 shares of common stock at an exercise price of $3.00 per share.
(33) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
(34) Includes stock underlying a warrant to purchase 1,000 shares of common stock at an exercise price of $3.00 per share.
(35) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(36) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
(37) Includes stock underlying a warrant to purchase 14,000 shares of common stock at an exercise price of $3.00 per share.
(38) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
(39) Includes stock underlying a warrant to purchase 217,500 shares of stock at an exercise price of $0.63 per share. 158,730 shares owned after the offering are held in the name of Thomas Davidson, Sr.
(40) Includes stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share.
(41) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
(42) Ownership includes stock beneficially owned in the name of the Evans Family Revocable Trust dtd 1/2/82. Ronald Evans and Patricia Taylor are the control persons for the Evans Family Irrevocable and Revocable Trusts. The Evans Family Revocable Trust dtd 1/2/82 is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 15,000 shares of common stock at an exercise price of $1.40 per share.
(43) Ownership includes stock beneficially owned in the name of the Evans Family Irrevocable Trust dtd 1/2/82. Ronald Evans and Patricia Taylor are the control persons for the Evans Family Irrevocable and Revocable Trusts. The Evans Family Irrevocable Trust dtd 1/2/82 is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 15,000 shares of common stock at an exercise price of $1.40 per share.
(44) Ownership includes stock beneficially owned by Carl Amari, CEO of Falcon Picture Group. Carl Amari is listed individually in this table as a selling shareholder.

(45) Ownership includes stock beneficially owned by Jon D. Gruber, Gruber & McBaine International and J. Patterson McBaine. Jon D. Gruber and J. Patterson McBaine control Gruber & McBaine Capital Management, the investment advisor for Firefly Partners, LP, Gruber & McBaine International and Lagunitas Partners LP, each also listed individually in this table as a selling shareholder. Jon D. Gruber and J. Patterson McBaine are also each listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share.
(46) Includes stock underlying a warrant to purchase 35,750 shares of common stock at an exercise price of $1.40 per share. 2,956 shares owned after the offering are held in the name of Charles Schwab Trust Co. TTEE/Liza Frederick General Anesthesia Services 401K.
(47) Includes stock underlying a warrant to purchase 71,500 shares of common stock at an exercise price of $1.40 per share.
(48) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
(49) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share. 2,000 shares owned after the offering are held in the name of Anita Gauld.
(50) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share. 10,000 shares owned after the offering are held in the name of DCG&T FBO Stuart Gordon Gauld IRA.
(51) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(52) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
(53) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(54) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(55) Includes stock underlying a warrant to purchase 14,000 shares of common stock at an exercise price of $3.00 per share.
(56) Includes stock underlying three warrants -- one to purchase 100,000 shares at an exercise price of $3.00 per share, one to purchase 7,857 shares at an exercise price of $3.00 per share and one to purchase 100,000 shares at an exercise price of $1.00 per share. 420,654 shares owned after the offering are held in the name of S G Consulting Inc., an entity controlled by Sean Goodchild.
(57) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(58) Ownership includes stock beneficially owned by Robert Kantor, who controls Francis Greenburger's shares. Robert Kantor is also listed individually in this table as a selling shareholder. Shares offered include stock underlying two warrants to purchase 100,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
                                       41

(59) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
(60) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(61) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share.
(62) Ownership includes stock beneficially owned by Jon D. Gruber, Gruber & McBaine International and J. Patterson McBaine. Jon D. Gruber and J. Patterson McBaine control Gruber & McBaine Capital Management, the investment advisor for Firefly Partners, LP, Gruber & McBaine International and Lagunitas Partners LP who are also each listed individually in this table as a selling shareholder. J. Patterson McBaine is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 25,000 shares of common stock at an exercise price of $3.00 per share.
(63) Ownership includes stock beneficially owned by Jon D. Gruber, Gruber & McBaine International and J. Patterson McBaine. Jon D. Gruber and J. Patterson McBaine control Gruber & McBaine Capital Management, the investment advisor for Firefly Partners, LP, Gruber & McBaine International and Lagunitas Partners LP who are each listed individually in this table as a selling shareholder. Jon D. Gruber and J. Patterson McBaine are also each listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 30,714 shares of common stock at an exercise price of $3.00 per share.
(64) Includes stock underlying a warrant to purchase 7,200 shares of common stock at an exercise price of $3.00 per share.
(65) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(66) Includes stock underlying a warrant to purchase 5,200 shares of common stock at an exercise price of $3.00 per share.
(67) Includes stock underlying a warrant to purchase 6,000 shares of common stock at an exercise price of $3.00 per share.
(68) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.
(69) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(70) Ownership includes stock beneficially owned through the control of shares held by Josh Silverman, the control person of Vertical Ventures, LLC. Vertical Ventures, LLC, is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 14,400 shares of common stock at an exercise price of $3.00 per share.

(71) Includes stock underlying two warrants to purchase a total of 80,000 shares at an exercise price of $1.20 per share; a warrant to purchase 60,000 shares at an exercise price of $1.00 per share and a warrant to purchase 160,000 shares at an exercise price of $0.70 per share.
(72) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
(73) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
(74) Includes stock underlying a warrant to purchase 50,000 shares of common stock at an exercise price of $3.00 per share.
(75) Includes stock underlying a warrant to purchase 5,715 shares of common stock at an exercise price of $1.40 per share.
(76) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
(77) Ownership includes stock beneficially owned through the control of the shares held by David Becker, the Trust of William Becker, Becker Kantor Partners and Francis Greenburger each of whom is also listed individually in this table as a selling shareholder. Beneficial ownership also includes shares Mr. Kantor holds as the trustee of the Philip Becker Family Trust; 4,700 shares as the custodian for Jacob Becker; 4,400 shares as the custodian for Perri R. Katz and 129,500 shares in the name of Becker & Becker. Mr. Kantor is a control person for Becker & Becker. Shares offered include stock underlying five warrants -- two to purchase 25,000 shares and 22,000 shares, respectively, each at an exercise price of $3.00 per share; two to purchase 145,000 shares and 71,500 shares, respectively, each at an exercise price of $1.40 per share and a warrant to purchase 25,000 shares at an exercise price of $1.00 per share.
(78) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
(79) Includes stock underlying two warrants to purchase 50,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
(80) Includes stock underlying a warrant to purchase 71,429 shares of common stock at an exercise price of $1.40 per share.
(81) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(82) Includes stock underlying a warrant to purchase 35,714 shares of common stock at an exercise price of $1.40 per share.
(83) Includes stock underlying two warrants to purchase 200,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
(84) Includes stock underlying a warrant to purchase 28,600 shares of common stock at an exercise price of $1.40 per share. Note: There are two different Harvey Kohns listed in this table.
(85) Includes stock underlying a warrant to purchase 125,125 shares of common stock at an exercise price of $3.00 per share. Does not include stock owned by his wife, Helen Kohn, who is also listed individually in this table as a selling shareholder. Note: There are two different Harvey Kohns listed in this table.
(86) Includes stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share. Does not include stock owned by her husband, Harvey Kohn, who is also listed individually in this table as a selling shareholder of 125,125 shares. Note: There are two different Harvey Kohns listed in this table.
(87) Includes stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
(88) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(89) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share. 53,500 shares owned after the offering are held in the name of Richard Kraniak IRA R/O Etrade Custodian.
(90) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share.
(91) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
(92) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share.

(93) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(94) Includes stock underlying a warrant to purchase 146,250 shares of common stock at an exercise price of $3.00 per share.
(95) Ownership includes stock beneficially owned by Jon D. Gruber, Gruber & McBaine International and J. Patterson McBaine. Jon D. Gruber and J. Patterson McBaine control Gruber & McBaine Capital Management, the investment advisor for Firefly Partners, LP, and Gruber & McBaine International who are each also listed individually in this table as a selling shareholder. Jon D. Gruber and J. Patterson McBaine are also each listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 131,443 shares of common stock at an exercise price of $3.00 per share.
(96) Includes stock underlying a warrant to purchase 285,716 shares of common stock at an exercise price of $1.40 per share.
(97) Includes stock underlying a warrant to purchase 41,000 shares of common stock at an exercise price of $0.63. 27,281 shares owned after the offering are held in the name of Dennis Levin & Adele Levin TTEES FBO The Levin Family Trust DTD 12/3/99.
(98) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(99) Ownership includes stock beneficially owned in the name of Zachary Prenksy. Mr. Prensky is the control person for The Millie Chessin Memorial Foundation for Torah Education, Inc., and Little Bear Investments, LLC, who are each also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
(100) Includes stock underlying a warrant to purchase 35,000 shares of common stock at an exercise price of $1.40 per share.
(101) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(102) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
(103) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(104) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(105) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40 per share.
(106) Ownership includes stock beneficially owned by Jon D. Gruber, Gruber & McBaine International and J. Patterson McBaine. Jon D. Gruber and J. Patterson McBaine control Gruber & McBaine Capital Management, the investment advisor for Firefly Partners, LP, Gruber & McBaine International and Lagunitas Partners LP who are each also listed individually in this table as a selling shareholder. Jon D. Gruber and J. Patterson McBaine are also each listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 7,143 shares of common stock at an exercise price of $3.00 per share.
(107) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share. 20,000 of the shares owned after the offering are held in the name of Ann McCarter.
(108) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(109) Includes stock underlying a warrant to purchase 6,000 shares of common stock at an exercise price of $3.00 per share.
(110) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(111) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(112) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(113) Includes stock underlying two warrants to purchase 300,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
(114) Includes stock underlying two warrants to purchase 50,000 shares each, one at an exercise price of $3.00 per share and one at an exercise price of $1.00 per share.
(115) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(116) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
(117) Includes stock underlying a warrant to purchase 13,000 shares of common stock at an exercise price of $3.00 per share.
(118) Includes stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share.
(119) Includes stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
(120) Ownership includes stock beneficially owned in the name of The Millie Chessin Memorial Foundation for Torah Education, Inc. and Little Bear Investments, Inc., each controlled by Mr. Prensky. The Millie Chessin Memorial Foundation for Torah Education, Inc., and Little Bear Investments, LLC, are each also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
(121) Includes stock underlying a warrant to purchase 20,000 shares of common stock at an exercise price of $3.00 per share.
(122) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(123) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(124) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
(125) Includes stock underlying a warrant to purchase 5,000 shares of common stock at an exercise price of $3.00 per share.
(126) Includes stock underlying six warrants -- two to purchase 75,000 shares and 10,000 shares, respectively, each at an exercise price of $3.00 per share; two to purchase 396,571 shares and 71,429 shares, respectively, each at an exercise price of $1.40 per share; a warrant to purchase 32,000 shares at an exercise price of $1.20 per share and a warrant to purchase 75,000 shares at an exercise price of $1.00 per share.
(127) Includes stock underlying a warrant to purchase 121,500 shares of common stock at an exercise price of $1.40 per share.
(128) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(129) Includes stock underlying a warrant to purchase 8,000 shares of common stock at an exercise price of $3.00 per share.
(130) Includes stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
(131) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.

(132) Includes stock underlying a warrant to purchase 14,400 shares of common stock at an exercise price of $3.00 per share.
(133) Includes stock underlying a warrant to purchase 4,000 shares of common stock at an exercise price of $3.00 per share.
(134) Includes stock underlying a warrant to purchase 3,600 shares of common stock at an exercise price of $3.00 per share.
(135) Ownership includes stock beneficially owned in the name of Howard Shapiro as custodian for Dina Shapiro and Pam Shapiro, also listed individually in this table as selling shareholders. Shares offered include stock underlying four warrants -- two to purchase 100,000 shares and 14,400 shares, respectively, each at an exercise price of $3.00 per share; a warrant to purchase 360,000 shares at an exercise price of $1.40 per share and a warrant to purchase 100,000 shares at an exercise price of $1.00 per share. 1,800 shares owned after the offering are held in the name of Howard Shapiro as custodian for Beatrice A. Shapiro. There is another unrelated Howard Shapiro listed under "Shapiro -- Fiserve Securities Inc. A/C/F Howard Shapiro Con IRA".
(136) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share.
(137) Includes stock underlying a warrant to purchase 2,000 shares of common stock at an exercise price of $3.00 per share. There is another unrelated Howard Shapiro listed in this table, also listed as "Custodian for Dina Shapiro" and as "Custodian for Pam Shapiro".
(138) Ownership includes stock beneficially owned in the name of Howard Shapiro and Howard Shapiro as Custodian for Pam Shapiro. Howard Shapiro and Howard Shapiro as Custodian for Pam Shapiro are also listed individually in this table as selling shareholders. Shares offered include stock underlying a warrant to purchase 36,000 shares of common stock at an exercise price of $1.40 per share. There is another unrelated Howard Shapiro listed under "Shapiro -- Fiserve Securities Inc. A/C/F Howard Shapiro Con IRA". (139) Ownership includes stock beneficially owned in the name of Howard Shapiro and Howard Shapiro as custodian for Dina Shapiro. Howard Shapiro and Howard Shapiro as Custodian for Dina Shapiro are also listed individually in this table as selling shareholders. Shares offered include stock underlying a warrant to purchase 36,000 shares of common stock at an exercise price of $1.40 per share. There is another unrelated Howard Shapiro listed under "Shapiro -- Fiserve Securities Inc. A/C/F Howard Shapiro Con IRA".
(140) Includes stock underlying a warrant to purchase 36,000 shares of common stock at an exercise price of $1.40 per share.
(141) Includes stock underlying a warrant to purchase 35,715 shares of common stock at an exercise price of $1.40 per share.
(142) Includes stock underlying a warrant to purchase 6,000 shares of common stock at an exercise price of $3.00 per share.
(143) Includes stock underlying a warrant to purchase 50,000 shares of common stock at an exercise price of $1.40 per share. 500 shares owned after the offering are held in the name of NFS/FMTC Rollover IRA FBO Michael Silverstein.
(144) Includes stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
(145) Includes stock underlying a warrant to purchase 1,200,000 shares of common stock at an exercise price of $1.20 per share. Shares offered include shares issuable upon the exercise of warrants. These warrant shares are not considered to be beneficially owned under Rule 13d-3 and therefore do not yet appear as shares owned in the other columns.
(146) Ownership includes stock beneficially owned in the name of Fiserve Securities Inc. A/C/F Cary W. Sucoff Con IRA, also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 125,275 shares of common stock at an exercise price of $3.00 per share.
(147) Includes stock underlying a warrant to purchase 85,800 shares of common stock at an exercise price of $3.00 per share. 850 shares owned after the offering are held in the name of Fiserve Securities C/F Scott Sucoff IRA R/O.
(148) Ownership includes stock beneficially owned in the name of Cary Sucoff, also listed individually in this table as a selling shareholder. Shares offered include includes stock underlying a warrant to purchase 7,000 shares of common stock at an exercise price of $3.00 per share.
(149) Includes stock underlying a warrant to purchase 5,000 shares of common stock at an exercise price of $3.00 per share.
(150) Includes stock underlying a warrant to purchase 146,250 shares of common stock at an exercise price of $3.00 per share.
(151) Includes stock underlying a warrant to purchase 14,400 shares of common stock at an exercise price of $3.00 per share.
(152) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40 per share.
(153) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share. 14,000 shares owned after the offering are held in the name of Susan Veilleux, Charles Schwab & Co. Inc. Cust.
(154) Ownership includes stock beneficially owned through the control of shares held by Josh Silverman, the control person of Iroquois Capital, LP. Iroquois Capital, LP, is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 35,600 shares of common stock at an exercise price of $3.00 per share.
(155) Includes stock underlying a warrant to purchase 10,000 shares of common stock at an exercise price of $3.00 per share.
(156) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
(157) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40 per share.
(158) Includes stock underlying a warrant to purchase 14,286 shares of common stock at an exercise price of $1.40 per share.
(159) Ownership includes stock beneficially owned in the name of Ardmore Blouses Inc. Retirement Plan. Alan Wolff is a trustee for Ardmore. Ardmore is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.
(160) Ownership includes stock beneficially owned in the name of Ardmore Blouses Inc. Retirement Plan. Michael Wolff is a trustee for Armore. Ardmore is also listed individually in this table as a selling shareholder. Shares offered include stock underlying a warrant to purchase 1,000 shares of common stock at an exercise price of $3.00 per share.
(161) Includes stock underlying a warrant to purchase 2,500 shares of common stock at an exercise price of $3.00 per share.
(162) Includes stock underlying a warrant to purchase 143,000 shares of common stock at an exercise price of $1.40 per share.
(163) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40 per share. 30,000 shares owned after the offering are held in the name of Jeffrey Zimmerman and Susan M. Zimmerman JTWROS.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California.

                                     EXPERTS

         Our audited financial statements at December 31, 2002 and 2003 appearing in this prospectus and registration statement have been audited by Cacciamatta Accountancy Corporation, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Genius Products, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

         We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or our website at http://www.GeniusProducts.com. Information contained in our web site is not part of this prospectus.

         Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         We furnish our shareholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Consolidated Balance Sheet at December 31, 2003 .............................F-2

Consolidated Statements of Operations for the Years Ended
December 31, 2003 and 2002...................................................F-3

Consolidated Statements of Stockholders' Equity (Deficit) for the Years
Ended December 31, 2003 and 2002.............................................F-4

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2003 and 2002...................................................F-5

Notes to Consolidated Financial Statements...................................F-7


                                                                            Page
                                                                            ----

Condensed Consolidated Balance Sheet at March 31, 2004 (unaudited)..........F-17

Condensed Consolidated Statements of Operations for the Three Months Ended
March 31, 2004 and 2003 (unaudited).........................................F-18

Consolidated Statements of Cash Flow for the Three Months Ended
March 31, 2004 and 2003 (unaudited).........................................F-19

Notes to Condensed Consolidated Financial Statements (unaudited)............F-20

                    REPORT OF INDEPENDENT REGISTERED PUBLIC
                               ACCOUNTING FIRM

The Board of Directors and Stockholders
Genius Products, Inc.

We have audited the accompanying consolidated balance sheet of Genius Products, Inc. and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genius Products, Inc. and Subsidiaries as of December 31, 2003, and the results of their operations and cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

                                         /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
March 19, 2004


                               GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEET

                                                                                         DECEMBER 31,
                                                                                             2003
                                                                                        -------------
                                               ASSETS
Current assets:

    Cash and equivalents                                                                $    941,332
    Accounts receivable, net of allowance for doubtful accounts and provision for
       sales returns of $182,597                                                           1,321,998
    Inventories                                                                              830,284
    Prepaid royalties                                                                        376,043
    Prepaid and other                                                                        533,150
                                                                                        -------------
       Total current assets                                                                4,002,807
Property and equipment, net                                                                  140,962
Production masters, net of accumulated amortization of $372,601                            1,186,247
Patents and trademarks, net of accumulated amortization of $31,403                           109,916
Other assets                                                                                 135,196
                                                                                        -------------
                                                                                        $  5,575,128
                                                                                        =============

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Notes payable                                                                       $  1,150,000
    Accounts payable                                                                       1,081,614
    Accrued payroll and related expenses                                                      65,772
    Payable on terminated contract                                                           300,000
    Convertible debenture                                                                     50,750
    Other accrued expenses                                                                   133,429
                                                                                        -------------
      Total current liabilities                                                            2,781,565
Redeemable common stock                                                                      490,932
Commitments and contingencies                                                                     --
Stockholders' equity:
    Common stock, $.001 par value; 50,000,000 shares authorized; 20,658,425 shares
       outstanding                                                                            20,658
    Preferred stock, $.001 par value; 10,000,000 shares authorized; 0 shares
       outstanding                                                                                --
    Additional paid-in capital                                                            20,609,408
    Subscriptions receivable                                                              (2,796,242)
    Accumulated deficit                                                                  (15,531,193)
                                                                                        -------------
      Total stockholders' equity                                                           2,302,631
                                                                                        -------------
                                                                                        $  5,575,128
                                                                                        =============

                        The accompanying notes are an integral part of these
                                 consolidated financial statements.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    YEAR ENDED DECEMBER 31,
                                                --------------------------------
                                                    2003               2002
                                                -------------      -------------
Revenues:
    Audio                                       $  2,149,096       $  1,704,913
      DVD and VHS                                    876,285             39,609
      Royalties, licensing and other                 456,110            873,315
                                                -------------      -------------
Gross revenues                                     3,481,491          2,617,837
    Sales returns, discounts and allowances         (412,985)          (474,137)
                                                -------------      -------------
       Net revenues                                3,068,506          2,143,700
                                                -------------      -------------

Costs and expenses:
    Cost of sales:
        Audio                                      1,081,149            801,594
        DVD and VHS                                  466,384             14,828
        Royalties, licensing and other               259,463            562,018
        Warehouse expenses                           138,021             63,344
    Sales and marketing                            1,020,860            382,465
    Product development                              632,958            534,646
    General and administrative                     2,081,651          2,536,878
                                                -------------      -------------

    Total costs and expenses                       5,680,486          4,895,773

    Loss from operations                          (2,611,980)        (2,752,073)

Interest income                                        3,640              7,424
Interest expense                                    (144,021)           (41,340)
Other Income (expense)                                10,485             (1,293)
                                                -------------      -------------
    Loss before provision for income taxes        (2,741,876)        (2,787,282)
Provision for income taxes                              (800)              (800)
                                                -------------      -------------
    Net Loss                                    $ (2,742,676)      $ (2,788,082)
                                                =============      =============

Basic and diluted:
    Net Loss per share                          $      (0.16)      $      (0.20)
                                                =============      =============
    Weighted average shares                       17,574,405         13,838,743
                                                =============      =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.


                                              GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                                                        Total
                                                                    Additional       Stock                          Stockholders'
                                          Common Stock               Paid-in      Subscription      Accumulated        Equity
                                     Shares          Amount          Capital        Receivable        Deficit         (Deficit)
                                  -------------   -------------   -------------   -------------    -------------    -------------
Balance, December 31, 2001           6,183,756           6,184       9,292,867              --      (10,000,435)        (701,384)

  Shares issued in private
    placement, net of
    offering costs                   5,146,267           5,147       3,193,253              --               --        3,198,400
  Debt conversion                      446,410             446         280,792              --               --          281,238
  Shares issued for
    compensation                       305,716             306         209,694              --               --          210,000
  Shares issued for services
    and production masters             223,251             223         267,403              --               --          267,626
  Exercise of stock options             57,580              58          25,142              --               --           25,200
  Stock option costs                        --              --         560,362              --               --          560,362
  Stock subscriptions
    receivable                       3,507,700           3,507       2,502,893      (2,506,400)              --               --
  Interest on subscriptions
    receivable                              --              --         139,458        (139,458)              --               --

  Net loss                                  --              --              --              --       (2,788,082)      (2,788,082)
                                  -------------   -------------   -------------   -------------    -------------    -------------
Balance, December 31, 2002          15,870,680    $     15,871    $ 16,471,864    $ (2,645,858)    $(12,788,517)    $  1,053,360
                                  -------------   -------------   -------------   -------------    -------------    -------------
  Shares issued in private
    placement, net of
    offering costs                   3,836,786           3,837       2,614,943              --               --        2,618,780
  Debt conversion                       10,000              10           9,990              --               --           10,000
  Shares issued for
    compensation                       142,860             143          99,857              --               --          100,000
  Shares issued for services           217,847             217         174,283              --               --          174,500
  Exercise of stock options            159,330             159         121,219              --               --          121,378
  Stock option costs                        --              --         430,655              --               --          430,655
  Shares issued for payment of
    DVD remastering costs              350,000             350         349,650              --               --          350,000
  Shares issued for option to
    acquire                               70,922              71          99,929              --               --          100,000
  Interest on subscriptions
    receivable                              --              --         150,384        (150,384)              --               --
  Interest on warrants                      --              --          86,634              --               --           86,634
  Net loss                                  --              --              --              --       (2,742,676)      (2,742,676)
                                  -------------   -------------   -------------   -------------    -------------    -------------
Balance, December 31, 2003          20,658,425    $     20,658    $ 20,609,408    $ (2,796,242)    $(15,531,193)    $  2,302,631
                                  =============   =============   =============   =============    =============    =============

                                       The accompanying notes are an integral part of these
                                                consolidated financial statements.


                                    GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       FOR THE YEARS ENDED DECEMBER 31,

                                                                               2003            2002
                                                                           ------------    ------------
Cash flows from operating activities:
  Net loss                                                                 $(2,742,676)    $(2,788,082)
  Adjustments to reconcile net loss to
    Net cash used by operating activities:
    Depreciation and amortization                                              300,283         243,468
    Write-off of production masters                                                 --          16,055
    Interest expense on redeemable stock                                        25,155          25,731
    Change in allowance for doubtful accounts and provision for returns        112,597         (26,000)
    Common stock issued for services                                           174,500         194,026
    Common stock issued as prepayment on production masters                    350,000              --
    Common stock issued for compensation                                       100,000         210,000
    Stock options granted to non-employees for services                        430,655         560,362
    Uncollectible stock subscription                                                --              --
  Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts receivable                                                   (1,147,870)        120,783
      Inventories                                                             (570,025)       (136,948)
      Additions to prepaid royalties                                          (209,519)       (166,524)
      Prepaid and other                                                       (480,898)         (2,481)
    Increase (decrease) in:
      Accounts payable                                                         849,542        (613,510)
      Accrued payroll & related expenses                                        21,613         (53,378)
      Other accrued expenses                                                   112,357        (132,355)
      Payable on terminated contract                                          (105,839)        405,839
                                                                           ------------    ------------
    Net cash used by operating activities                                   (2,780,125)     (2,143,014)
                                                                           ------------    ------------

Cash flows from investing activities:
  Development of production masters                                           (945,063)       (463,728)
  Additions to patents and trademarks                                          (32,424)        (63,646)
  Purchase of property and equipment                                           (23,841)       (117,801)
                                                                           ------------    ------------
    Net cash used in investing activities                                   (1,001,328)       (645,175)
                                                                           ------------    ------------

Cash flows from financing activities:
  Proceeds from issuance of convertible debentures                                  --          10,000
  Proceeds from loans                                                               --         281,238
  Proceeds from exercise of options                                            121,378          25,200
  Net proceeds from issuance of common stock                                 2,618,780       3,198,400
  Proceeds from issuance of notes payable                                    1,150,000
  Interest on warrants issued with notes payable                                86,634              --
  Purchase of redeemable common stock                                               --          (8,654)
                                                                           ------------    ------------
    Net cash provided by financing activities                                3,976,792       3,506,184
                                                                           ------------    ------------

Net increase (decrease) in cash and equivalents                                195,339         717,995

Cash and equivalents, beginning of year                                        745,993          27,998
                                                                           ------------    ------------
Cash and equivalents, end of year                                          $   941,332     $   745,993
                                                                           ============    ============

                        The accompanying notes are an integral part of these
                                 consolidated financial statements.


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:             2003            2002
                                                          -----------      -----------
Interest paid                                             $       --       $   14,894
Income taxes paid                                         $      800       $      800
Shares issued for Notes Receivable, including interest    $  150,384       $2,645,858
Production masters purchased for shares                   $       --       $   73,600
Shares issued for option to acquire                       $  100,000       $       --
Loans converted into common stock                         $       --       $  281,238
Debentures converted into common stock                    $   10,000       $       --


                        The accompanying notes are an integral part of these
                                 consolidated financial statements.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of business
         ------------------

         Genius Products, Inc. and Subsidiaries (the "Company"), is a producer, publisher and distributor of audio, DVD and VHS products that sell at retail outlets in the United States and Canada. The Company markets products developed by it, including Baby Genius and Kid Genius music compact discs (CDs), as well as CDs that feature brand names licensed from third parties. The Company also markets DVD and VHS products that are the property of third parties through license agreements. The Company sells its products to both distributors and retailers.

         In addition, the Company received royalties from the sale of its Baby Genius video and DVDs under an agreement with Warner Home Video, and license fees from third-party companies that have (or will) produce toys, books, apparel or other products under the Baby Genius name. The Company also sells, on a wholesale basis, fine and costume jewelry to one major jewelry customer.

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of consolidation
         ---------------------------

         The consolidated financial statements include the accounts of Genius Products, Inc. and its three wholly owned subsidiaries which are virtually inactive. All significant intercompany transactions and accounts have been eliminated.

         Use of estimates
         ----------------

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and equivalents
         --------------------

         For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

         Accounts receivable
         -------------------

         The allowance for doubtful accounts and provision for sales returns includes management's estimate of the amount expected to be lost or returned on specific accounts and for losses or returns on other as yet unidentified accounts included in accounts receivable. In estimating the allowance component for unidentified losses and returns, management relies on historical experience. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts and provision for sales returns in the accompanying financial statements.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         Concentrations of credit risk
         -----------------------------

         In 2003, the two largest customers accounted for 36% and 18% of net revenues, respectively. In 2002, the three largest customers accounted for 37%, 20% and 12% of net revenues, respectively. At December 31, 2003, three customers accounted for 72% of accounts receivable.

         Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts investment of temporary cash investments to financial institutions with investment grade credit ratings. The Company provides credit in the normal course of business to customers located throughout the United States. The Company performs ongoing credit evaluations of its customers, generally does not require collateral and maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations.

         Prepaid expenses
         ----------------

         In August 2003, the Company reached an agreement with Falcon Pictures Group ("Falcon") to develop and distribute classic movies on DVD under the AMC brand name. As part of this agreement, which is detailed below, the Company issued 350,000 of its common shares at a value of $1.00 per share as a prepayment for DVD remastering to be done by Falcon. The shares were to be registered and sold by Falcon, thus reducing the cash payments required by the Company. The shares were never registered, and in January 2004, the shares were returned to the Company and cancelled. The costs of DVD remastering were paid by the Company from working capital instead. The $350,000 is included in prepaid expenses at December 31, 2003.

         Inventories
         -----------

         Inventories consist of finished goods and are valued at the lower of cost or market. Cost is determined on a first-in-first-out method of valuation. The Company regularly monitors inventory for excess or obsolete items and makes any valuation corrections when such adjustments are needed. In 2002, the Company recorded an inventory write-down of $30,000 related to obsolete Baby Genius products. There was no write-down in 2003.

         Long-lived assets
         -----------------

         Depreciation and amortization of property and equipment are provided over the estimated useful lives of the assets using the straight-line method. Production masters are stated at cost net of accumulated amortization. Costs incurred for production masters, including licenses to use certain classical compositions, royalties, recording and design costs, are capitalized and amortized over a three or seven year period from the time a title is initially released, consistent with the estimated timing of revenue for a title. Amortization expense was $264,796 in 2003 and $197,257 in 2002. Patents and trademarks covering a number of the Company's products are being amortized on a straight-line basis over 5 to 17 years. Amortization expense was $7,780 in 2003 and $9,940 in 2002.

         Long-lived assets are reviewed annually for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is necessary when the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount of the asset.

         Fair value of financial instruments
         -----------------------------------

         The carrying amounts of cash and equivalents, accounts receivable, accounts payable, convertible debentures and accrued expenses approximate fair value.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         Stock-based compensation
         ------------------------

         The Company has elected to adopt the disclosure provisions only of Statement of Financial Accounting Standards ("SFAS") 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and continues to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations.

         Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under this plan consistent with the method of SFAS 123, the Company's net loss and loss per common share would have been increased to the pro forma amounts indicated below:

                                                     2003            2002
                                                 ------------    ------------
         Net loss
              As reported                        $(2,742,646)    $(2,788,082)
              Compensation cost at fair value       (332,764)     (1,314,767)
              Pro forma                          $(3,075,410)    $(4,102,849)
         Basic and diluted loss per share:
              As reported                        $     (0.16)    $     (0.20)
              Pro forma                          $     (0.18)    $     (0.30)

         The pro forma compensation cost was recognized for the fair value of the stock options granted, which was estimated using the Black-Scholes model with the following weighted-average assumptions for 2003 and 2002, respectively: expected volatility of 50% and 50%, respectively, and risk-free interest of 4.00% and 4.00%, respectively, expected life of 1 to 10 years and no expected dividends for both years. The estimated weighted-average fair value of stock options granted in 2003 and 2002 was $1.53 and $.77, respectively.

         Revenue recognition
         -------------------

         Revenues, the related cost of sales and an allowance for returned goods are recorded upon the shipment of goods. Royalties and licensing revenues are recorded based on notification to us by licensees of amounts due us.

         Advertising costs
         -----------------

         Advertising costs, including the costs of placement of the Company's products with retailers, are expensed. Advertising costs were $195,811 in 2003 and $55,747 in 2002.

         Income taxes
         ------------

         Deferred taxes are accounted for using an asset and liability approach, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         Loss per share
         --------------

         Basic EPS is calculated using income available to common stockholders divided by the weighted average of common shares outstanding during the year. Diluted EPS is similar to Basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The treasury stock method is used to calculate dilutive shares which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of the options assumed to be exercised. All potential common shares were anti-dilutive, and excluded from loss per share calculations.

         Reclassifications
         -----------------

         Certain items in the 2002 financial statements have been reclassified to conform to the 2003 presentation.

         Recent accounting pronouncements
         --------------------------------

         In April 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS. SFAS No. 145 requires most gains and losses on extinguishment of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required. SFAS No. 145 also amends SFAS No. 13, ACCOUNTING FOR LEASES, to require certain lease modifications to be treated as sale-leaseback transactions. Certain provisions of SFAS No. 145 are effective for transactions occurring after May 15, 2002, while other provisions are effective for fiscal years beginning after May 15, 2002. We do not expect a material impact on our results of operations or financial condition as a result of the adoption of SFAS No. 145.

         In July 2002, the FASB issued SFAS 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies the Emerging Issues Task Force Issue No. 94-3, LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY INCLUDING CERTAIN COSTS INCURRED IN A RESTRUCTURING. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas EITF 94-3 had recognized the liability at the commitment date to an exit plan. The Company is required to adopt the provisions of SFAS 146 effective for exit or disposal activities initiated after December 31, 2002 and therefore the adoption has no impact on the Company's financial position or results of operations as of December 31, 2002.

         On December 31, 2002, the FASB issued SFAS 148, ACCOUNTING FOR STOCK-BASED COMPENSATION --TRANSITION AND DISCLOSURE. The Company currently utilizes the intrinsic value method of accounting for its stock-based employee compensation described in APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. SFAS 148 does not amend SFAS 123 to require companies to account for their employee stock-based awards using the fair value approach. However, the disclosure provisions are required for all companies with stock-based employee compensation, regardless of whether they utilize the fair value method of accounting as described in SFAS 123 or the intrinsic value method described in APB Opinion No. 25. In addition, SFAS 148 amends the disclosure provisions of SFAS 123 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation reported in net income and earnings per share in annual and interim financial statements.

         SFAS 148 amends SFAS 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation should the Company decide to change its method of accounting from the intrinsic value method to the fair value method. The three methods provided in SFAS 148 include (1) the prospective method which is the method currently provided for in SFAS 123, (2) the

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         retroactive restatement method which would allow companies to restate all periods presented and (3) the modified prospective method which would allow companies to present the recognition provisions to all outstanding stock-based employee compensation instruments as of the beginning of the fiscal year of adoption. The Company believes that it has provided the disclosures required under SFAS 148 in these financial statements and has no current plans to change its accounting for stock-based compensation to the fair value method.

         In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the balance sheet. Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. The guidance in SFAS No. 150 generally is effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company has evaluated SFAS No. 150 and determined that it does not have an impact on the Company's financial reporting and disclosures.

2.       PROPERTY AND EQUIPMENT

                                                                    2003               USEFUL LIVES
                                                                -----------         --------------------
          Computers and equipment                               $  230,924              3 - 5 years
          Furniture and fixtures                                    31,614              3 - 7 years
                                                                                    Lesser of lease term
          Leasehold improvements                                    22,365            or useful life.
                                                                ------------
                                                                   284,903
          Accumulated depreciation and amortization               (143,941)
                                                                ------------
                                                                $  140,962
                                                                ============

         Depreciation expense was $52,842 in 2003 and $36,271 in 2002.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

3.       NOTES PAYABLE AND CONVERTIBLE DEBENTURES

         In the fourth quarter of 2003, the Company issued notes payable totaling $1,150,000 to private lenders. The notes bear interest at 10.5% and are due December 31, 2004. Interest is payable quarterly, beginning March 31, 2004. Each lender was also granted one warrant at $1.00 per share and one warrant at $3.00 per share for the Company's common stock for each dollar loaned. The fair value of the warrants using the Black-Scholes valuation method totaled $506,557 at the time of issuance, which amount is being amortized over the lives of the notes payable as interest expense. The notes are secured by the production masters of twelve movies sold by the Company under the AMC logo. As further explained in Subsequent Events, Note 10 to these Financial Statements, part of these notes were repaid by the Company in March 2004 in relation to the private placement conducted at that time.

         In 2001, the Company issued a convertible debenture for $50,750 to a shareholder in place of redeemable common stock. The debenture bears interest at 8%, was due March 31, 2002, and was convertible into common shares at $.50 per share; however, the conversion feature of this debenture has expired. Interest on the debenture was accrued through December 31, 2003. There was no beneficial conversion interest related to this debenture. The Company also issued a convertible debenture for $10,000 for cash in 2002, which required interest of 10.75% and was due February 28, 2004. This debenture was converted into common shares in February 2003 at $1.00 per share.

4.       COMMON STOCK

         During 2003, the Company issued 2,397,040 shares of its common stock at $.70 and 1,350,000 shares at $.72 pursuant to two private placements. Net proceeds were $2,618,780 from these offerings, after the payment of $31,140 and the issuance of 89,746 shares of common stock for finder's fees. During 2003, we issued 217,847 shares to third-party consultants and service providers for a total of $174,500, 350,000 shares of common stock as a prepayment against the development of remastered DVDs and 70,922 shares of common stock for an option to acquire Falcon Picture Group. Also during this time period, a debenture of $10,000 was converted through the issuance of 10,000 shares. We also issued shares to certain officers in payment of salaries. Five officers accepted 142,860 shares and warrants as payment of $100,000 of 2003 salary.

         In 2003, 159,330 options were exercised at prices of $.63, $.80 and $1.02 per share, resulting in proceeds of $121,378.

         Redeemable common stock
         -----------------------

         During 1999, the Company reviewed certain aspects of its issuances of common stock and determined that during 1997, 1998 and through September 1999, it sold common stock in private placement transactions that may be subject to redemption. In 2002, 1250 shares were redeemed and in 2001, 8,750 shares were exchanged for a convertible debenture of $50,750 bearing interest at 8%. The total number of shares subject to redemption at December 31, 2003 was 66,888. Accordingly, additional paid in capital has been reduced by $362,322 to reflect the cumulative amounts subject to redemption. In addition, accrued interest of $128,610 is included in the total of $490,932 shown in the caption "redeemable common stock" in the accompanying balance sheet.

5.       STOCK OPTIONS

         Employees
         ---------

         During 2003, the Company granted options to its employees and directors to purchase a total of 2,652,617 shares of its common stock at exercise prices of $.78 to $1.98 per share, which equaled or exceeded fair market value at the time the options were granted.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

5.       STOCK OPTIONS (CONTINUED)

         During 2002, the Company granted options to its employees and directors to purchase a total of 2,939,032 shares of its common stock at exercise prices of $.63 to $2.59 per share, which equaled or exceeded fair market value at the time the options were given.

         Non-employees
         -------------

         In 2003, the Company granted options and warrants to purchase a total of 4,416,471 shares of its common stock at exercise prices from $.70 to $1.40 per share to individuals for services rendered and in relation to the private placement, resulting in the recognition of $430,655 of expense. Also in 2003, the Company granted warrants to purchase 2,300,000 shares of its common stock at exercise prices of $1.00 and $3.00 per share in relation to the issuance of notes payable. These warrants resulted in the recognition of $86,634 of interest expense. During 2003, options for 159,330 shares were exercised.

         In 2002, the Company granted options and warrants to purchase a total of 1,793,800 shares of its common stock at exercise prices from $.63 to $5.00 per share to individuals for services rendered, resulting in the recognition of $560,362 of expense. During 2002, options for 40,000 shares were exercised.

         A summary of stock option and warrant activity follows:

                                                     Weighted                       Weighted
                                                      Average                        Average
                                     Number        Exercise Price    Exercisable  Exercise Price
                                     ------        --------------    -----------  --------------
          December 31, 2001         4,725,660          $ 1.41         4,658,994        $ 1.41
          Granted                   4,732,832          $ 0.76
          Exercised                (3,583,950)         $ 0.71
          Canceled                   (100,000)         $ 0.80
                                   -----------                       -----------
          December 31, 2002         5,774,542          $ 1.03         3,949,542        $ 1.17
          Granted                   9,369,088          $ 1.53
          Exercised                  (159,330)         $ 0.76
          Canceled                    (33,135)          $2.10
                                   -----------                       -----------
          December 31, 2003        14,951,165           $1.35        11,540,092         $1.40
                                   ===========                       ===========

         The following information applies to all options and warrants outstanding at December 31, 2003:

                                 Options and         Average         Weighted                           Weighted
                                   warrants      remaining life       average           Number           average
            Exercise price       outstanding         (years)      exercise price     exercisable     exercise price
            --------------       -----------         -------      --------------     -----------     --------------
          $.50 - 1.00              5,012,154             5.5            $ 0.66         4,253,821            $0.67
          $1.01 - 2.59             8,512,761             5.5            $ 1.37         5,860,021            $1.38
          $3.00 - 5.12             1,375,000             2.5            $ 3.32         1,375,000            $3.32
          $9.00 - 13.60               51,250             5.0            $12.45            51,250           $12.45
                                  -----------                                         -----------
                                  14,951,165                                          11,540,092
                                  ===========                                         ===========

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

6.       COMMITMENTS AND CONTINGENCIES

         Operating leases
         ----------------

         The Company leases certain facilities and computer equipment under non-cancelable operating leases. Rental expense for 2003 and 2002 was $149,865 and $172,306, respectively.

         As of December 31, 2003, the future minimum annual rental commitments required under existing non-cancelable operating leases are as follows:

                 Related Party  Non Related      Total
                 -------------  -----------      -----

         2004      $ 49,200      $109,726      $158,926
         2005      $ 34,800      $145,832      $180,632
         2006      $ 34,800      $144,050      $178,850
         2007      $ 34,800      $149,092      $183,892
         2008            --      $154,310      $154,310
                   ---------     ---------     ---------
                   $153,600      $703,010      $856,610
                   =========     =========     =========

         Executive employment agreements
         -------------------------------

         In 2002, the Company entered into employment agreements with six of its executive officers and key employees. The agreements are for a three-year term and provide for stock options, employee benefits and severance pay in case of termination without cause of between 12 and 24 months' salary. In 2003, these agreements were amended to increase the term for an additional year, salary increases and additional stock options. In 2004, we entered into an employment agreement with a new executive officer that provides for stock options, employee benefits and severance pay in case of termination without cause of up to six months' salary. If an executive dies or is terminated without cause, severance pay averaging up to $206,250 per executive would be due.

7.       RELATED-PARTY TRANSACTIONS

         On September 8, 2003, we entered into a license agreement with Falcon Picture Group, LLC ("Falcon"), for the exclusive rights to distribute a majority of its audio and video products, including AMC branded DVD movie and television collections, in the U.S. and Canada. Carl Amari, a member of our board of directors, is the CEO of Falcon. This agreement expires on July 1, 2006, with an automatic renewal for an additional three years if both parties are fulfilling their obligations under the agreement, and calls for a royalty to be paid on the sales of the video and audio products. We have committed to pay a minimum annual royalty of $240,000 and to have Falcon digitally remaster a minimum of 100 hours of classic movies and television programs per year at a one-time cost of $300,000 for the first 100 hours of programming provided. For the remainder of the agreement, the next 50 hours of remastered programming we receive will cost $500 per hour. Additional hours of remastered branded programming will cost $2,500 per hour. Additional hours of remastered non-branded programming will cost $500 per hour.

         The agreement also provides us with a three-year option to acquire Falcon's assets for $3,600,000 (payable in cash or stock or a combination of cash and stock). As consideration for the issuance of the option, we issued to Falcon 70,922 shares of our common stock, with a market value of approximately $100,000 based on the average of the closing market price of the common stock as of September 8, 2003, the date of issuance of such shares, and July 1, 2003, the effective date of the agreement, as per the terms of the agreement relating to the valuation of these shares. The specific assets of Falcon that we may acquire under this option will be negotiated by the parties at the time the acquisition is considered.

         Included in prepaid and other assets is $25,751 of advances made to two officers of the Company. Advances are due on demand and bear interest at 7%. These advances were paid in January 2004 by return of the Company's common stock in an amount equal to the total indebtedness.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

7.       RELATED-PARTY TRANSACTIONS (CONTINUED)

         The Company leases its warehouse facility in Iowa from a related party. Lease payments in 2003 were $20,400 and in 2002 were $11,900 under this lease agreement. The Company also leases sales offices in Minnesota from a related party. Lease payments in the year ended December 31, 2003 were $7,200 under this agreement.

         In 2002, 3,507,700 options and warrants were exercised in exchange for notes receivable. Of the total, 1,285,200 shares were issued for warrants that were previously issued in relation to loans, and 2,222,500 shares were issued for warrants previously granted to four officers and an employee. The 1,285,200 shares issued for warrants were issued for notes receivable totaling $728,400 to two related parties. Of the total, 660,000 shares were issued to S G Consulting, an entity controlled by Sean Goodchild, who was the owner of more than 5% of our common stock when these shares were included in his ownership. The balance, of 625,200 shares were issued to Algarvida LDA, an entity that is controlled by Isabel Moeller, who is the sister of our Chief Executive Officer, Klaus Moeller. The notes receivable bear interest at 6% annually, are repayable on January 3, 2004, and are secured by the shares of common stock. These notes receivable and the $289,842 interest accrued on them are shown as subscriptions receivable at December 31, 2003. On January 22, 2004, the notes receivable and accrued interest, along with the advances to officers and accrued interest, were paid in full by the return of the Company's common stock in an amount equal to the total indebtedness.

         In 2003, five officers accepted 142,860 shares and warrants of the Company's common stock as payment of $100,000 of 2003 salary.

8.       INCOME TAXES

         The provision for income taxes in 2003 and 2002 consists of California income taxes of $800 for each year.

         The Company has net operating loss ("NOL") carry-forwards that can be utilized to offset future taxable income. At December 31, 2003, federal NOL carry-forwards totaled approximately $11,825,000. The federal carry-forwards expire in various years ending December 31 as follows:

                     2011                           $    238,000
                     2012                                435,000
                     2018                              1,506,000
                     2019                                997,000
                     2020                              2,395,000
                     2021                              1,853,000
                     2022                              2,176,000
                     2023                              2,225,000
                                                    -------------
                                                    $ 11,825,000
                                                    =============

         In addition, the Company has approximately $6,420,000 of California NOL carry-forwards that expire in various years commencing in 2004 through 2013. Deferred income taxes at December 31, 2003 and 2002 relate to net operating losses and allowance accounts. A valuation allowance has been established to reduce deferred tax assets to amounts which management believes are more likely than not to be realized.

                                           2003              2002
                                       ------------      ------------
         NOL carry-forwards            $ 4,716,000       $ 3,754,000
         Allowance accounts                (45,000)          (40,000)
                                       ------------      ------------
         Deferred tax assets             4,671,000         3,714,000
         Less valuation allowance       (4,671,000)       (3,714,000)
                                       ------------      ------------
         Net deferred tax asset        $        --       $        --
                                       ============      ============

         The valuation allowance increased $957,000 in 2003 and $725,000 in 2002.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

9.       BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

                                                                    2003             2002
                                                               -------------      -------------
Numerator
      Net Loss                                                 $ (2,742,683)      $ (2,788,082)
                                                               =============      =============
Denominator
      Basic and diluted weighted average number of common
      shares outstanding during the period                       17,574,405         13,838,743
                                                               =============      =============

Basic and diluted net loss per share                           $      (0.16)      $      (0.20)
                                                               =============      =============

    The effect of the potentially dilutive securities listed below were not included in the computation of diluted loss per share, since to do so would have been anti-dilutive.

    Stock options and warrants                                   14,951,165          5,774,542
    Convertible debentures                                               --            121,500

10.      SUBSEQUENT EVENTS (UNAUDITED)

         A.       PAYOFF OF SUBSCRIPTION RECEIVABLE AND OFFICERS' ADVANCES

         On January 22, 2004, the officers' notes receivable held by Genius Products as subscription receivable were paid off by tendering shares of Genius Products common stock pursuant to the terms of the notes. Klaus Moeller and Michael Meader each tendered 168,052 shares to retire their loans. Larry Balaban and Howard Balaban tendered 170,405 shares and 174,883 shares, respectively, tendering additional shares to retire advances previously made to them.

         B.       NEW PRIVATE PLACEMENT AND PAYOFF OF CERTAIN NOTES PAYABLE

         On March 19, 2004, we completed a private placement offering of 100 units aggregating $7 million pursuant to the exemption from registration under Rule 506 of Regulation D of the Securities Act. Proceeds to us net of commissions totaled approximately $6.4 million. We intend to use the proceeds for working capital purposes. Sands Brothers International Limited served as the selected dealer for the transaction. The private placement was priced at $70,000 per unit. Each unit consists of 50,000 shares of common stock and warrants to purchase 10,000 shares of common stock. The warrants have an exercise price of $3.00 per share and a five-year term. The fair value of the warrants using the Black-Scholes valuation method totaled $403,220 at the time of issuance, which amount is being amortized over the five-year life of the warrants. Pursuant to the sales of the units we issued 5,000,000 new unregistered shares of common stock and warrants to purchase up to 1,650,000 shares of common stock (including those warrants issued as compensation to the selected dealer). In accordance with the terms of the Registration Rights Agreement we entered into with the investors and the selected dealer in connection with this financing, we have agreed to file a resale registration statement for the resale of the common stock and the common stock underlying the warrants by May 18, 2004.

         Upon the request of certain secured promissory note holders, our early repayment of their notes in the aggregate amount of $295,799 was invested in the private placement.

         C.       TERMINATION OF DISTRIBUTION AGREEMENT WITH WARNER HOME VIDEO

         On March 5, 2004, Genius Products and Warner Home Video agreed to terminate the distribution agreement between the parties, allowing us to begin self-distribution of our Baby Genius line of VHS and DVDs. We already self-distribute most of our other products, so we anticipate we will be able to efficiently distribute the Baby Genius VHS and DVDs through our pre-existing distribution channels. Under the termination agreement, we also regained the distribution rights for our planned line of Kid Genius VHS and DVDs. The agreement calls for us to repay $300,000 to Warner Home Video by paying them a royalty on net sales of the Baby Genius VHS and DVDs made by us in the future. We also purchased approximately $192,000 in remaining inventory of our VHS and DVDs from them.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                           MARCH 31, 2004
                                                                           -------------
ASSETS

Current assets
    Cash and equivalents                                                   $  6,030,401
    Accounts receivable, net of allowance for doubtful accounts
        and sales returns of $193,648                                         2,330,113
    Inventories                                                               1,426,721
    Prepaid royalties                                                           365,377
    Prepaid expenses                                                            158,443
                                                                           -------------

             Total current assets                                            10,311,055

    Property and equipment, net of accumulated depreciation of $157,380         206,043
    Production masters, net of accumulated amortization of $461,150           1,532,425
    Patents and trademarks, net of accumulated amortization of $33,788          107,531
    Deposits and other                                                          168,186
                                                                           -------------

                                                                           $ 12,325,240
                                                                           =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Notes payable                                                          $    855,001
    Accounts payable                                                          2,433,121
    Accrued payroll and related expenses                                         81,710
    Debentures payable                                                           50,750
    Accrued expenses                                                            150,418
    Payable on terminated contract                                              300,000
                                                                           -------------

             Total current liabilities                                        3,871,000

    Redeemable common stock                                                     497,221

    Commitments and contingencies                                                    --

Stockholders' equity:
    Common stock, $.001 par value; 50,000,000 shares authorized;
        24,399,421 shares outstanding                                            24,399
    Preferred stock, $.001 par value; 10,000,000 shares
        authorized; 0 shares outstanding                                             --
    Additional paid-in capital                                               24,262,365
    Accumulated deficit                                                     (16,329,745)
                                                                           -------------

             Total stockholders' equity                                       7,957,019
                                                                           -------------

                                                                           $ 12,325,240
                                                                           =============

        The accompanying notes are an integral part of these statements.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (UNAUDITED) FOR THE THREE
                                  MONTHS ENDED

                                                              MARCH 31,
                                                   -----------------------------
                                                       2004             2003
                                                   -------------   -------------
Revenues:

        Audio                                      $    778,603    $    499,112
        DVD and VHS                                   2,497,044              --
        Royalties, licensing and other                   49,050         123,390
                                                   -------------   -------------
Gross revenues                                        3,324,697         622,502
        Sales returns, discounts and allowances        (193,308)        (71,955)
                                                   -------------   -------------
            Net revenues                              3,131,389         550,547
                                                   -------------   -------------

Costs and expenses
     Cost of revenues:
        Audio                                           342,724         191,014
        DVD and VHS                                   1,601,410              --
        Other                                            45,032          58,211
        Warehouse expenses                               51,458          16,694
     Sales and marketing                                476,333         203,607
     Product development                                276,058         111,805
     General and administrative                         989,124         441,161
                                                   -------------   -------------

     Total costs and expenses                         3,782,139       1,022,492
                                                   -------------   -------------

     Loss from operations                              (650,750)       (471,945)

Other income (expense)                                       --           1,207
Interest expense                                       (147,002)         (8,047)
                                                   -------------   -------------

     Loss before provision for income taxes            (797,752)       (478,785)

Provision for income taxes                                  800             800
                                                   -------------   -------------

     Net loss                                      $   (798,552)   $   (479,585)
                                                   =============   =============

Basic and diluted loss per common share:
     Net loss per share                            $      (0.04)   $      (0.03)
                                                   =============   =============

     Basic and diluted weighted average shares       20,697,233      15,890,544
                                                   =============   =============

        The accompanying notes are an integral part of these statements.

                          GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (UNAUDITED) FOR THE THREE MONTHS ENDED

                                                                                            MARCH 31,
                                                                                   ---------------------------
                                                                                       2004           2003
                                                                                   ------------   ------------
Cash flows from operating activities
     Net loss                                                                      $  (798,552)   $  (479,585)
     Adjustments to reconcile net loss to net cash used by operating activities:
         Depreciation and amortization                                                 104,373         52,394
         Change in allowance for doubtful accounts and provision for returns            11,051         17,270
         Common stock issued for services                                               33,000         41,000
         Stock options granted to non-employees for services                           157,383         52,888
         Return and cancellation of stock issued for the remastering of movies        (350,000)            --
         Interest expense on redeemable common stock                                     6,289          6,289
         Interest on warrants issued with notes payable                                104,980             --
         Changes in assets and liabilities:
         (Increase) decrease in:
         Accounts receivable                                                        (1,019,166)        20,849
         Inventories                                                                  (596,437)       (61,027)
         Prepaid royalties                                                              10,666          9,038
         Prepaid expenses and deposits                                                 315,966       (144,091)
         Increase (decrease) in:
         Accounts payable                                                            1,351,507        105,057
         Accrued payroll & related items                                                15,938          2,086
         Accrued expenses                                                               16,989          4,905
         Payable on terminated contract                                                     --        (50,000)
                                                                                   ------------   ------------

     Net cash used by operating activities                                            (636,013)      (422,927)
                                                                                   ------------   ------------

Cash flows from investing activities
     Patents and trademarks                                                                 --         (1,029)
     Development of production masters                                                (434,727)       (90,216)
     Purchase of property and equipment                                                (78,520)        (1,829)
                                                                                   ------------   ------------

     Net cash used in investing activities                                            (513,247)       (93,074)
                                                                                   ------------   ------------

Cash flows from financing activities
     Payments on notes payable                                                        (294,999)            --
     Proceeds from exercise of options                                                 107,860          4,000
     Proceeds from issuance of common stock, net of offering costs                   6,425,468             --
                                                                                   ------------   ------------

     Net cash provided by financing activities                                       6,238,329          4,000
                                                                                   ------------   ------------

Net increase (decrease) in cash and equivalents                                      5,089,069       (512,001)

Cash at beginning of period                                                            941,332        745,993
                                                                                   ------------   ------------

Cash at end of period                                                              $ 6,030,401    $   233,992
                                                                                   ============   ============

     Non-cash investing and financing activities:
         Repayment of officer loans by return of common stock                           25,751             --
         Repayment of notes receivable by return of common stock                     2,796,242             --
         Interest on notes receivable                                                    8,240         37,596
         Conversion of debenture to common stock                                            --         10,000

             The accompanying notes are an integral part of these statements.

                                            F-19

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE A:  BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements of Genius Products, Inc. have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.

         The information furnished herein reflects all adjustments, consisting of only normal recurring accruals and adjustments which are, in the opinion of management, necessary to fairly state the operating results for the respective periods. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The notes to the condensed financial statements should be read in conjunction with the notes to the consolidated financial statement contained in the Company's Form 10-KSB for the year ended December 31, 2003. Company management believes that the disclosures are sufficient for interim financial reporting purposes. Certain items in the prior year financial statements have been reclassified to conform to the current year presentation.

NOTE B:  COMMON STOCK

         During the three months ended March 31, 2004, we issued a total of 5,100,350 common shares. We issued (a) 5,000,000 unregistered shares at a price of $1.40 per share for net proceeds of $6,425,468 in a private placement as further detailed below, (b) 12,400 shares at prices of $2.30, $2.50 and $2.95 per share for services, (d) 87,950 shares for the exercise of options at prices of $.80 and $1.53 per share. Of the shares issued for services, 2,400 shares were registered on Form S-8 Statement No. 333-97769. Of the option issuances, 81,700 shares were registered on Form S-8 Registration Statement No. 333-37914. On January 22, 2004, the officers' notes receivable held by Genius Products as subscription receivable were paid off by tendering shares of Genius Products common stock pursuant to the terms of the notes. Klaus Moeller and Michael Meader each tendered 168,052 shares to retire their loans. Larry Balaban and Howard Balaban tendered 170,405 shares and 174,883 shares, respectively, tendering additional shares to retire advances previously made to them.

         As further described in Note D below, 350,000 shares previously issued to Falcon Picture Group, LLC were cancelled.

         On March 19, 2004, a private placement offering of $7 million was completed pursuant to Rule 506 of Regulation D of the Securities Act. Proceeds to us net of commissions totaled approximately $6.4 million. We intend to use the proceeds for working capital purposes. Sands Brothers International Limited served as the selected dealer for the transaction. The private placement was priced at $70,000 per unit. Each unit consists of 50,000 shares of common stock and a warrant to purchase 10,000 shares of common stock. The warrants have an exercise price of $3.00 per share and a five-year term. Pursuant to the sales of the units we issued 5,000,000 new unregistered shares of common stock and warrants to purchase up to 1,650,000 shares of common stock (including those warrants issued as compensation to the selected dealer). In accordance with the terms of the Registration Rights Agreement we entered into with the investors and the selected dealer in connection with this financing, we have agreed to file a resale registration statement for the resale of the common stock and the common stock underlying the warrants by May 18, 2004.

         Upon the request of certain secured promissory note holders, our early repayment of their notes in the aggregate amount of $294,999 was invested in the private placement.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE C:  STOCK-BASED COMPENSATION

         Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In accordance with Financial Accounting Standards Board ("FASB") No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE, AN AMENDMENT OF FASB NO. 123, the following table illustrates the effect on net loss and loss per share if we had applied the fair value recognition provisions of FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, to stock-based employee compensation.

         Pro forma adjustments to our consolidated net loss and loss per share are as follows:

                                                                   For the Quarter Ended
                                                                           March 31,
                                                                ---------------------------
                                                                    2004           2003
                                                                ------------   ------------
Net loss as reported                                            $  (798,552)   $  (479,585)
Basic and diluted net loss per common share as reported         $      (.04)   $      (.03)
                                                                ============   ============
Less: Total stock-based compensation expense determined
    under the fair value based method for all awards               (241,943)        (1,648)
                                                                ------------   ------------

Pro forma net loss                                              $(1,040,495)   $  (481,233)
                                                                ============   ============

Pro forma basic and diluted net loss per common share           $      (.05)   $      (.03)
                                                                ============   ============

NOTE D:  FALCON PICTURE GROUP

         In September 2003, we reached an agreement with Falcon Picture Group, LLC ("Falcon") to allow us to manufacture and distribute the radio programs, television programs, and movies that Falcon has the rights to license. The agreement required us to issue 350,000 shares of common stock at a price of $1.00 per share as prepayment against the development of remastered DVDs. The shares were not registered for sale, and we paid cash for the remastering costs instead. As a result of mutual agreement, these shares were returned to us and cancelled in February 2004.

NOTE E:  BONUSES

         In March 2004, the Board of Directors approved and the Company paid bonuses totaling $382,446, including applicable employer taxes, to executive management and staff in recognition of their efforts in assisting the Company to obtain revenue in excess of $3,000,000 for the first quarter of 2004.

NOTE F:  BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

                                                                    2004             2003
                                                               -------------      -------------
Numerator
      Net loss                                                 $   (798,552)      $   (479,585)
                                                               =============      =============
Denominator
      Basic and diluted weighted average number of common
      shares outstanding during the period                       20,697,233         15,890,544
                                                               =============      =============

Basic and diluted net loss per share                           $      (0.04)      $      (0.03)
                                                               =============      =============

    The effect of the potentially dilutive securities listed below were not included in the computation of diluted loss per share, since to do so would have been anti-dilutive.

    Stock options and warrants                                   21,040,364          5,840,257

----------------------------------------------  --------------------------------

You should rely only on the information

contained in this prospectus. We have
                                                       20,782,216 SHARES
not authorized anyone to provide you with                   OF OUR
                                                         COMMON STOCK
information different from the information

contained in this prospectus. This document

may only be used where it is legal to sell the

securities. The information in this document

may only be accurate on the date of this               GENIUS PRODUCTS, INC.

document.                                       740 Lomas Santa Fe, Suite 210
                                                Solana Beach, California 92075
                                                        (858) 793-8840

                    TABLE OF CONTENTS
                                        Page
                                        ----

Notice About Forward-Looking Statements...5
Prospectus Summary........................6
Risk Factors..............................7
Use of Proceeds..........................12
Market for Common Equity and Related
     Shareholder Matters.................12
Dividend Policy..........................13
Business.................................13
Legal Proceedings........................20            ________________
Management's Discussion and Analysis of
     Financial Condition and Results of
     Operations..........................20               PROSPECTUS
Management...............................26
Certain Relationships and Related-Party                ________________
     Transactions........................30
Security Ownership of Certain Beneficial
     Owners and Management...............32
Description of Securities................34
Indemnification for Securities Act
     Liabilities.........................34
Plan of Distribution.....................35
Selling Shareholders.....................36
Legal Matters............................45
Experts..................................45
Available Information....................45

Index to Financial Statements............46              July ___, 2004
----------------------------------------------  --------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation Law of the State of Nevada and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our Articles of Incorporation.

         We maintain directors and officers liability insurance with an aggregate coverage limit of $3,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                  Nature of Expense                                  Amount
                  ----------------------------------            ----------------
                  SEC registration fee                                $4,500*
                  Accounting fees and expenses                        $3,000*
                  Legal fees and expenses                            $20,000*
                  Printing and related expenses                       $1,000*
                                                                ----------------
                          TOTAL                                      $28,500*
                                                                ================
* Estimated.

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

         The number of shares and share prices disclosed below reflect the four-for-one reverse stock split which occurred on April 10, 2001.

                  Unregistered securities were issued in 2004 as follows:

SALE          NO. OF       NET             CLASS OF
DATE(S)       SHARES       PROCEEDS        PERSON          EXEMPTION        ADDITIONAL INFORMATION
-------       ------       --------        ------          ---------        ----------------------
2/20/04       10,000       $25,000 in    Accredited      Rule 506 of        Private placement to compensate
                             services    Investor        Regulation D       consultant at $2.50 per share.
3/15/04-   5,000,000       $6,425,468    Accredited      Rule 506 of        Private placement at $70,000 per unit.
3/19/04                  net proceeds    Investors       Regulation D       Each unit consists of 50,000 shares of
                                                                            common stock and a warrant to purchase
                                                                            10,000 shares of common stock. The
                                                                            warrants have an exercise price of
                                                                            $3.00 per share and a five-year term.

                                                     II-1



         Unregistered securities were issued in 2003 as follows:

SALE          NO. OF       NET             CLASS OF
DATE(S)       SHARES       PROCEEDS        PERSON          EXEMPTION        ADDITIONAL INFORMATION
-------       ------       --------        ------          ---------        ----------------------
2/25/03       27,777      $25,000 in       Accredited      Rule 506 of      Private placement issued as
                            services       Investor        Regulation D     compensation to consultant at $0.90 per
                            provided                                        share.

4/3/03-    2,411,343      $1,649,281       Accredited      Rule 506 of      Private placement at $0.70 per share.
8/20/03                 net proceeds       Investors       Regulation D     Each purchase included a warrant to
                                                                            purchase one share of common stock at
                                                                            $1.40 per share exercise price for each
                                                                            share purchase.  The warrants have a
                                                                            five-year term.

5/8/03        10,000       $7,500 in       Company         Rule 506 of      Private placement issued as additional
                            services       Executive       Regulation D     compensation at $0.75 per share.

7/2/03       128,571      $90,000 in       Accredited      Rule 506 of      Private placement issued as
                            services       Investor        Regulation D     compensation to consultant at $0.70 per
                                                                            share.

7/8/03       350,000     $350,000 of       Accredited      Rule 506 of      Private placement issued as payment for
                            services       Investor        Regulation D     services by consultant at $1.00 per
                                                                            share.

7/29/03      142,860      In lieu of       Company         Rule 506 of      Private placement for payment in lieu
                         $100,000 of       Executives      Regulation D     of salary at $0.70 per share.  Included
                         2003 salary                                        a warrant to purchase one share at
                                                                            $1.40 exercise price for each share
                                                                            received.

9/10/03       70,922        $100,000       Accredited      Rule 506 of      Private placement for option to
                           option to       Investor        Regulation D     purchase at $1.41 per share.
                            purchase

12/22/03   1,350,000    $972,000 net       Accredited      Rule 506 of      Private placement at $0.72 per share.
                            proceeds       Investor        Reg D


         Unregistered securities were issued in 2002 as follows:

              NO. OF                       CLASS OF
              SHARES       NET PROCEEDS    PERSON          EXEMPTION        ADDITIONAL INFORMATION
              ------       ------------    ------          ---------        ----------------------
2/20/02-      69,130         $43,552 in    Accredited      Rule 506 of      Private placement to compensate
7/26/02                        services    Investors       Regulation D     consultants providing services at
                               provided                                     various times at $0.63 per share.

2/20/02-   4,661,438         $2,898,400    Accredited      Rule 506 of      Private placement at $0.63 per share.
5/24/02                    net proceeds    Investors       Regulation D

3/26/02      446,410        $281,238 in    Accredited      Rule 506 of      Private placement for conversion of
                             short-term    Investor        Regulation D     short-term debt at $0.63 per share.
                                   debt

3/27/02      660,000           $415,800    Accredited      Rule 506 of      Private placement for exercise of
                         exercise price    Investor        Regulation D     warrant at $0.63 per share.

3/27/02      625,200           $312,600    Accredited      Rule 506 of      Private placement for exercise of
                         exercise price    Investor        Regulation D     warrants at $0.50 per share.

4/2/02        95,240         In lieu of    Company         Rule 506 of      Private placement for payment in lieu
                             $60,000 of    Executives      Regulation D     of salary at $0.63 per share.
                            2001 salary

4/2/02       190,476         In lieu of    Company         Rule 506 of      Private placement for payment in lieu
                            $120,000 of    Executives      Regulation D     of salary at $0.63 per share.
                            2002 salary

                                                     II-2



              NO. OF                       CLASS OF
              SHARES       NET PROCEEDS    PERSON          EXEMPTION        ADDITIONAL INFORMATION
              ------       ------------    ------          ---------        ----------------------

6/11/02       20,000         In lieu of   Accredited     Rule 506 of      Private placement for payment in lieu
                             $30,000 in   Investor       Regulation D     of salary at $1.50 per share.
                            2002 salary

8/23/02       24,000        $19,200 for   Accredited     Rule 506 of      Private placement to compensate
                               director   Investors      Regulation D     directors for services provided from
                               services                                   July 2001-July 2002 at $0.80 per share.
                               provided

9/27/02      300,000           $300,000   Accredited     Rule 506 of      Private placement at $1.00 per share.
                                          Investor       Reg D

        Unregistered securities were issued in 2001 as follows:

              NO. OF                        CLASS OF
              SHARES       NET PROCEEDS     PERSON         EXEMPTION        ADDITIONAL INFORMATION
              ------       ------------     ------         ---------        ----------------------

2/1/01-      489,746       $391,797 in    Accredited     Rule 506 of      Private placement to compensate
12/20/01                      services    Investors      Regulation D     consultants providing services at
                              provided                                    various times at $0.80 per share.

2/14/01      503,179       Convertible    Accredited     Rule 506 of      Private placement for conversion of
                         debentures of    Investor       Regulation D     debentures at $0.80 per share.
                              $402,543

2/14/01-     962,213      $769,771 net    Accredited     Rule 506 of      Private placement at $0.80 per share.
12/26/01                      proceeds    Investors      Regulation D

4/25/01       50,000        $40,000 in    Accredited     Rule 506 of      Private placement for conversion of
                       short-term debt    Investor       Regulation D     short-term debt at $0.80 per share.

6/22/01       20,000        $16,000 in    Accredited     Rule 506 of      Private placement for conversion of
                       short-term debt    Investor       Regulation D     short-term debt at $0.80 per share.

7/31/01       24,000       $24,000 for    Accredited     Rule 506 of      Private placement to compensate
                              director    Investors      Regulation D     directors for services provided since
                              services                                    January 2000 at $0.80 per share.
                              provided

8/7/01        29,174        In lieu of    Company        Rule 506 of      Private placement for payment in lieu
                            $23,340 of    Executives     Regulation D     of salary at $.80 per share.
                           2000 salary

8/7/01       150,000        In lieu of    Company        Rule 506 of      Private placement for payment in lieu
                           $120,000 of    Executives     Regulation D     of salary at $.80 per share.
                           2001 salary

ITEM 27.          EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to the "Company" in this Exhibit index means Genius Products, Inc., a Nevada corporation.

   Exhibit No.      Description
   -----------      -----------
         2.1 Agreement and Plan of Reorganization with Salutations, Inc., and related exhibits and consents (incorporated by reference from Exhibit 2.1 included with the Company's Registration Statement (No. 000-27915) on Form 10-SB filed with the SEC on November 2, 1999).
         3.1 Articles of Incorporation, as amended (incorporated by reference from Exhibit 3.1 included with the Company's Registration Statement (No. 000-27915) on Form 10-SB filed with the SEC on November 2, 1999).
         3.2 Certificate of Change in Stock (incorporated by reference from Exhibit 3.2.2 included with the Company's Form 10-KSB, filed with the SEC on April 16, 2002).
         3.3 Certificate of Amendment of Articles of Incorporation (incorporated by reference from Exhibit 3.2.3 included with the Company's Form 10-KSB, filed with the SEC on April 16,
                  2002).

         3.4      Certificate of Amendment of Articles of Incorporation
                  (incorporated by reference from Exhibit 3.4 included with the
                  Company's Registration Statement (No. 333-108966) on Form SB-2
                  filed with the SEC on September 19, 2003).
         3.5      Bylaws, as amended on April 20, 2000 (incorporated by
                  reference from Exhibit 3.2.2 included with the Company's Form
                  10-KSB, Amendment #1, filed with the SEC on May 1, 2000).
         4.1      Shareholders Agreement with Minnesota Communications Group, and related exhibits and schedules (incorporated by reference from Exhibit 4.2 included with the Company's Registration
                  Statement (No. 000-27915) on Form 10-SB filed with the SEC on
                  November 2, 1999).
         4.2      Option Agreement to Purchase Common Stock with Kevin
                  Harrington Enterprises, Inc. (incorporated by reference from
                  Exhibit 4.5 included with the Company's Registration Statement
                  (No. 000-27915) on Form 10-SB filed with the SEC on November
                  2, 1999).
         4.3      Form of Stock Option Agreement with Employees (incorporated by reference from Exhibit 4.7 included with the Company's
                  Registration Statement (No. 000-27915) on Form 10-SB filed with the SEC on November 2, 1999).
         4.4      Specimen Certificate for Common Stock (incorporated by
                  reference from Exhibit 4.8 included with the Company's Form
                  10-KSB filed with the SEC on April 14, 2000).
         5.1*     Opinion of Morrison & Foerster LLP.
         10.1     License Agreement with Minnesota Communications Group
                  (incorporated by reference from Exhibit 10.1 included with the Company's Registration Statement (No. 000-27915) on Form 10-SB filed with the SEC on November 2, 1999).
         10.2     License Agreement with Minnesota Public Radio (incorporated by reference from Exhibit 10.2 included with the Company's
                  Registration Statement (No. 000-27915) on Form 10-SB filed with the SEC on November 2, 1999).
         10.3     Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.8 included with the Company's Registration
                  Statement (No. 000-27915) on Form 10-SB filed with the SEC on
                  November 2, 1999).
         10.4     Form of License Agreement with Naxos of America, Inc.
                  (incorporated by reference from Exhibit 10.23 included with the Company's Registration Statement (No. 000-27915) on Form
                  10-SB filed with the SEC on November 2, 1999).
         10.10    Settlement Agreement (Investment Agreement) with American
                  Public Media Group (formerly known as Minnesota Communications
                  Group) (incorporated by reference from Exhibit 10.42 included with the Company's Form 10-KSB, filed with the SEC on April
                  17, 2001).
         10.11    Settlement Agreement (Shareholders Agreement) with American
                  Public Media Group (formerly known as Minnesota Communications
                  Group) (incorporated by reference from Exhibit 10.43 included with the Company's Form 10-KSB, filed with the SEC on April
                  17, 2001).
         10.12    Stock Purchase Agreement with Klaus Moeller dated July 31,
                  2001 (incorporated by reference from Exhibit 4.4 included with the Company's Form S-8, filed with the SEC on August 3, 2001).
         10.13    Stock Purchase Agreement with Michael Meader dated July 31,
                  2001 (incorporated by reference from Exhibit 4.5 included with the Company's Form S-8, filed with the SEC on August 3, 2001).

   Exhibit No.      Description
   -----------      -----------

         10.14 Stock Purchase Agreement with Larry Balaban dated July 31, 2001 (incorporated by reference from Exhibit 4.6 included with the Company's Form S-8, filed with the SEC on August 3, 2001).
         10.15 Stock Purchase Agreement with Howard Balaban dated July 31, 2001 (incorporated by reference from Exhibit 4.7 included with the Company's Form S-8, filed with the SEC on August 3, 2001).
         10.16 Employment Agreement with Klaus Moeller dated January 3, 2002 (incorporated by reference from Exhibit 10.51 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 30, 2002).
         10.17 Employment Agreement with Michael Meader dated January 3, 2002 (incorporated by reference from Exhibit 10.52 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 30, 2002).
         10.18 Employment Agreement with Larry Balaban dated January 3, 2002 (incorporated by reference from Exhibit 10.53 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 30, 2002).
         10.19 Employment Agreement with Howard Balaban dated January 3, 2002 (incorporated by reference from Exhibit 10.54 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 30, 2002).
         10.20 Employment Agreement with Julie Ekelund dated April 1, 2002 (incorporated by reference from Exhibit 10.56 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 30, 2002).
         10.21 Homevideo Distribution Agreement with Warner Home Video dated February 6, 2002 (incorporated by reference from Exhibit 10.1 included with the Company's Form 10-QSB filed with the SEC on May 17, 2004).**
         10.22 Distribution and Manufacturing Agreement with Falcon Picture Group, LLC dated November 12, 2002 (incorporated by reference from Exhibit 10.2 included with the Company's Form 10-QSB filed with the SEC on May 17, 2004).**
         10.23 License Agreement with Falcon Picture Group, LLC dated September 8, 2003 (incorporated by reference from Exhibit 10.3 included with the Company's Form 10-QSB filed with the SEC on May 17, 2004).**
         10.24 First Amendment to License Agreement with Falcon Picture Group, LLC dated December 22, 2003 (incorporated by reference from Exhibit 10.4 included with the Company's Amended Form 10-QSB to be filed with the SEC on July 13, 2004).**
         10.25 Restated Termination, Release and Royalty Agreement with Warner Home Video dated March 5, 2004 (incorporated by reference from Exhibit 10.5 included with the Company's Amended Form 10-QSB to be filed with the SEC on July 13,
                  2004).**

         10.26 Amended and Restated 1997 Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.61 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 30, 2002).
         10.27 Second Amended and Restated 2000 Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.62 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 30, 2002).
         10.28 2003 Stock Option Plan (incorporated by reference from Exhibit A included with the Company's Proxy Statement, filed with the SEC on April 30, 2003).
         10.29 Form of Incentive Stock Option Agreement under the 2003 Stock Option Plan (incorporated by reference from Exhibit 10.30 included with the Company's Registration Statement (No. 333-108966) on form SB-2 filed with the SEC on September 19,
                  2003).
         10.30 Form of Non-Qualified Stock Option Agreement under the 2003 Stock Option Plan (incorporated by reference from Exhibit
                  10.31 included with the Company's Registration Statement (No. 333-108966) on form SB-2 filed with the SEC on September 19,
                  2003).
         10.31 Form of Executive Stock Payment Agreement dated as of January 3, 2002, with Klaus Moeller, Michael Meader, Larry Balaban and Howard Balaban for stock paid in lieu of $15,000 each of 2001 salary and $30,000 each of 2002 salary (incorporated by reference from Exhibit 10.64 included with the Company's Form 10-KSB filed with the SEC on April 3, 2003).

   Exhibit No.      Description
   -----------      -----------

         10.32 Executive Stock Payment Agreement dated as of April 1, 2002, with Julie Ekelund for stock paid in lieu of $30,000 of 2002 salary (incorporated by reference from Exhibit 10.33 included with the Company's Registration Statement (No. 333-108966) on form SB-2 filed with the SEC on September 19, 2003).
         10.33 Form of Executive Stock Payment Agreement dated as of June 2, 2003, with Klaus Moeller, Michael Meader, Larry Balaban. Howard Balaban and Julie Ekelund for stock and warrants paid in lieu of $20,000 each of 2003 salary (incorporated by reference from Exhibit 10.1 included with the Company's Form 10-QSB filed with the SEC on August 14, 2003).
         10.34 Sublease with Citibank (West), FSB for office space in Solana Beach, California (incorporated by reference from Exhibit
                  10.30 included with the Company's Form 10-KSB filed with the SEC on March 30, 2004).
         10.35 Sublease with the Meader Family Limited Trust dated December 31, 2003 for warehouse facility in Iowa (incorporated by reference from Exhibit 10.31 included with the Company's Form 10-KSB filed with the SEC on March 30, 2004).
         10.36 Sublease with Ekelund Properties, LLC dated December 31, 2003 for sales offices in Minnesota (incorporated by reference from Exhibit 10.32 included with the Company's Form 10-KSB filed with the SEC on March 30, 2004).
         10.37 Form of Secured Promissory Note and Pledge Agreement dated as of January 3, 2002, for notes receivable for warrants exercised by S G Consulting, Inc., and Algarvida LDA, in the amounts of $415,800 and $312,600, respectively, and for options exercised by Klaus Moeller, Michael Meader, Larry Balaban and Howard Balaban in the amount of $419,500 and by Vinko Kovac in the amount of $100,000 (incorporated by reference from Exhibit 10.66 included with the Company's Form 10-KSB filed with the SEC on April 3, 2003).
         10.38 Employment Agreement with Mark Miller dated February 2, 2004 (incorporated by reference from Exhibit 10.34 included with the Company's Form 10-KSB filed with the SEC on March 30,
                  2004).
         10.39 Form of Secured Promissory Notes for total of $1,150,000 issued in last quarter of 2003 (incorporated by reference from Exhibit 10.35 included with the Company's Form 10-KSB filed with the SEC on March 30, 2004).
         10.40 Form of Security Agreement executed in conjunction with 2003 Secured Promissory Notes (incorporated by reference from
                  Exhibit 10.36 included with the Company's Form 10-KSB filed with the SEC on March 30, 2004).
         10.41 Form of Collateral Agent Agreement executed in conjunction with 2003 Secured Promissory Notes (incorporated by reference from Exhibit 10.37 included with the Company's Form 10-KSB filed with the SEC on March 30, 2004).
         10.42 Form of $1 and $3 Warrants issued in conjunction with 2003 Secured Promissory Notes (incorporated by reference from
                  Exhibit 10.38 included with the Company's Form 10-KSB filed with the SEC on March 30, 2004).
         10.43 Code of Ethics adopted February 27, 2004 (incorporated by reference from Exhibit 10.39 included with the Company's Form 10-KSB filed with the SEC on March 30, 2004).
         10.44 Form of Amendment to Employment Agreement with Klaus Moeller dated October 31, 2003 (incorporated by reference from Exhibit
                  10.40 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 29, 2004).
         10.45 Form of Amendment to Employment Agreement with Michael Meader dated October 31, 2003 (incorporated by reference from Exhibit
                  10.40 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 29, 2004).
         10.46 Form of Amendment to Employment Agreement with Howard Balaban dated October 31, 2003 (incorporated by reference from Exhibit
                  10.40 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 29, 2004).
         10.47 Form of Amendment to Employment Agreement with Larry Balaban dated October 31, 2003 (incorporated by reference from Exhibit
                  10.40 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 29, 2004).
         10.48 Form of Amendment to Employment Agreement with Julie Ekelund dated October 31, 2003 (incorporated by reference from Exhibit
                  10.40 included with the Company's Form 10-KSB, Amendment #1, filed with the SEC on April 29, 2004).

   Exhibit No.      Description
   -----------      -----------

         13.1*    Consent of independent auditors.
         23.1     Consent of Morrison & Foerster LLP is contained in Exhibit 5.1 to this Registration Statement.
         24.1     Power of Attorney is contained on the Signature Page of this
                  Registration Statement.

*  Filed herewith.

** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.

ITEM 28.      UNDERTAKINGS.
         The undersigned registrant hereby undertakes to:

         File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         1. Include any prospectus required by Section 10(a)(3) of the Securities Act;

         2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         3. Include any additional or changed material information on the plan of distribution.

         For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Solana Beach, State of California.

Date:  July 12, 2004                  GENIUS PRODUCTS, INC.,
                                      a Nevada corporation

                                      By: /s/ Klaus Moeller
                                          --------------------------------------
                                          Klaus Moeller, Chief Executive Officer

                                POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Klaus Moeller               Chief Executive Officer, Chairman of the Board    July 12, 2004
-----------------------         and Interim Chief Financial Officer (principal
Klaus Moeller                   executive officer and principal
                                financial and accounting officer)

/s/ Carl Amari *                 Director                                         July 12, 2004
-----------------------
Carl Amari

/s/ Nancy Evensen *              Director                                         July 12, 2004
-----------------------
Nancy Evensen

* By Klaus Moeller, Attorney-in-Fact
